UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Allurion Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

ALLURION TECHNOLOGIES, INC.

11 HURON DRIVE

NATICK, MASSACHUSETTS 01760

    , 2025

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of Allurion Technologies, Inc., I cordially invite you to attend our annual meeting of stockholders on     , 2025 at 12:00 p.m. (Eastern Time). The 2025 Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the meeting, vote your shares electronically, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALUR2025.

Given the virtual format, there is no opportunity to attend the 2025 Annual Meeting in person. To participate, you must have the 16-digit number that is shown on your proxy card or the instructions that accompanied your proxy materials. The notice of meeting and proxy statement that follow describe the business that stockholders will consider at the 2025 Annual Meeting.

We hope that you will be able to attend the 2025 Annual Meeting via our live audio webcast. However, regardless of whether you attend, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail, or through our live audio webcast of the 2025 Annual Meeting, as described beginning on page 6 of the Proxy Statement.

Thank you for your continued support of Allurion Technologies, Inc.

Sincerely,

Shantanu Gaur

President and Chief Executive Officer

i

ALLURION TECHNOLOGIES, INC.

11 Huron Drive

Natick, Massachusetts 01760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD     , 2025

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Allurion Technologies, Inc., a Delaware corporation (the “Company”), will be held at 12:00 p.m. (Eastern Time) on     , 2025. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALUR2025 and entering your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

•

Proposal 1: To elect three Class II Directors named in the Proxy Statement to serve until the Company’s 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation or removal;

•	Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

•

Proposal 3: To approve an amendment and restatement of the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan” and as amended and restated, the “Amended and Restated Plan”) to (i) increase the number of shares of common stock, par value $0.0001 per share (the “common stock”), of the Company authorized for issuance thereunder (with a corresponding increase to the number of shares of common stock that may be issued in respect of incentive stock options), (ii) to amend the definition of Fully-Diluted Shares Outstanding, (iii) lower the non-employee director compensation limit, and (iv) extend the term of the plan, in each case, as described in such Proposal 3;

•	Proposal 4: To approve the repricing of certain outstanding stock options that have been granted under the 2023 Plan;

•

Proposal 5: To approve the issuance of shares of common stock (the “Inducement Warrant Shares”) upon the exercise of certain warrants to purchase common stock (the “Inducement Warrants”) in accordance with NYSE Listing Rule 312.03(c);

•

Proposal 6: To approve the issuance of shares of common stock upon the conversion of the Company’s Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), in accordance with NYSE Listing Rule 312.03(b)(i), 312.03(c) and 312.03(d);

•	Proposal 7: To approve the issuance of shares of common stock upon the exercise of the Private Placement Warrants (as defined below) for purposes of complying with NYSE Listing Rule 312.03(c);

•

Proposal 8: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to combine the outstanding shares of common stock into a lesser number of outstanding shares, by a ratio of not less than 1-for-1.5 and not more than 1-for-20, with the exact ratio to be set within this range by the Board of Directors of the Company (the “Board”) in its sole discretion; and

•	Proposal 9: To approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes in favor of Proposals 3, 4, 5, 6, 7 and 8.

The Board knows of no other matters to be presented at the Annual Meeting. Only stockholders of record of our common stock as of the close of business on October 31, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof.

Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may also complete the proxy card included in the proxy materials and return your signed and dated proxy card in the enclosed return envelope. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank or other nominee, and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

It is important that your shares be represented at the Annual Meeting regardless of the number of shares you may hold. Please consider the issues presented in the proxy statement for the Annual Meeting and promptly vote your shares to ensure that your shares are represented at the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

A copy of the Company’s Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2024 accompanies this Notice of Annual Meeting and the attached Proxy Statement. These materials are available at www.virtualshareholdermeeting.com/ALUR2025.

If you have any questions about submitting your proxy or require assistance, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (877) 800-5192 or collect at (212) 750-5833. Innisfree’s address is 501 Madison Avenue, 20th Floor, New York, New York 10022.

By Order of the Board of Directors,

Brendan M. Gibbons

Chief Legal and People Officer and Secretary

Natick, Massachusetts

    , 2025

ALLURION TECHNOLOGIES, INC.

11 Huron Drive

Natick, Massachusetts 01760

PROXY STATEMENT

FOR THE

2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON     , 2025

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Allurion Technologies, Inc. (“Allurion”, the “Company”, “we”, “us” or “our”) of proxies to be voted at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on     , 2025, at 12:00 p.m. (Eastern Time), and at any postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALUR2025 and entering your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

It is expected that the Notice of Meeting, this Proxy Statement and the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), will be mailed on or about     , 2025 to our stockholders as of the close of business on the Record Date (as defined below).

Record Date and Outstanding Shares

Holders of record of shares of our common stock, $0.0001 par value per share (the “common stock”), as of the close of business on October 31, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

As of the Record Date, there were 7,770,047 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The shares of common stock are our only voting securities.

Proposals

At the Annual Meeting, our stockholders will be asked:

1.

To elect Dr. Omar Ishrak, R. Jason Richey and Douglas Hudson as Class II Directors to serve until our 2028 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation or removal (the “Director Election Proposal” or “Proposal 1”);

2.

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal” or “Proposal 2”);

3.

To approve an amendment and restatement of the Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”, and as amended and restated, the “Amended and Restated Plan”) to (i) increase the number of shares of common stock authorized for issuance thereunder (with a corresponding increase to the number of shares of common stock that may be issued in respect of incentive stock options), (ii) to amend the definition of Fully-Diluted Shares Outstanding, (iii) lower the non-employee director compensation limit, and (iv) extend the term of the plan, in each case, as described in such Proposal 3 (the “Plan Amendment Proposal” or “Proposal 3”);

4.	To approve the repricing of certain outstanding stock options that have been granted under the 2023 Plan (the “Option Repricing Proposal” or “Proposal 4”);

5.

To approve the issuance of shares of common stock (the “Inducement Warrant Shares”) upon the exercise of certain warrants to purchase common stock (the “Inducement Warrants”) in accordance with NYSE Listing Rule 312.03(c) (the “Inducement Warrant Shares Issuance Proposal” or “Proposal 5”);

6.

To approve the issuance of shares of common stock upon the conversion of our Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), in accordance with NYSE Listing Rule 312.03(b)(i), 312.03(c) and 312.03(d) (the “Preferred Shares Issuance Proposal” or “Proposal 6”);

7.

To approve the issuance of shares of common stock upon the exercise of the Private Placement Warrants (as defined below) for purposes of complying with NYSE Listing Rule 312.03(c) (the “Private Placement Warrant Shares Issuance Proposal” or “Proposal 7”);

8.

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to combine the outstanding shares of common stock into a lesser number of outstanding shares, by a ratio of not less than 1-for-1.5 and not more than 1-for-20, with the exact ratio to be set within this range by the Board in its sole discretion (the “Reverse Stock Split Proposal” or “Proposal 8”); and

9.

To approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes in favor of Proposals 3, 4, 5, 6, 7 and 8 (the “Adjournment Proposal” or “Proposal 9”).

Recommendations of the Board and Proxies

The Board recommends that you vote your shares as indicated below:

•	FOR the election of Dr. Omar Ishrak, Jason Richey and Douglas Hudson as Class II Directors;

•	FOR the Auditor Ratification Proposal;

•	FOR the Plan Amendment Proposal;

•	FOR the Option Repricing Proposal;

•	FOR the Inducement Warrant Shares Issuance Proposal;

•	FOR the Preferred Shares Issuance Proposal;

•	FOR the Private Placement Warrant Shares Issuance Proposal;

•	FOR the Reverse Stock Split Proposal; and

•	FOR the Adjournment Proposal, if necessary.

If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of the Board set forth above.

Any stockholder may revoke a proxy at any time prior to the Annual Meeting by signing and submitting a later-dated proxy or a written notice of revocation to our Secretary, or by granting a subsequent proxy through the Internet or telephone. Stockholders attending the Annual Meeting may also revoke their proxies by voting online at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless a stockholder gives affirmative notice at the Annual Meeting that such stockholder intends to revoke the proxy and vote online. If a stockholder’s shares are held in street name, such holder may change or revoke voting instructions by following the specific directions provided by the stockholder’s bank or broker. See “Can I change my vote after I submit my proxy?” below.

Quorum and Adjournment; Abstentions, Votes Withheld and Broker Non-Votes

The presence by remote communication (i.e., online) or by proxy of the holders of a majority in voting power of the shares of common stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting.

The stockholders that are present online or represented by proxy at the Annual Meeting may adjourn the meeting from time to time for any reason, regardless of whether a quorum is present. If the Annual Meeting is adjourned to another time, date or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice is not required to be given of the adjourned meeting if the time, place (if any), and the means of remote communication by which stockholders and proxy holders may attend and participate at such adjourned meeting are announced at the Annual Meeting, displayed on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication during the time scheduled for the Annual Meeting, or as set forth in the Notice of Annual Meeting. However, if the adjournment is for more than 30 days from the original meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communication, if any, will be given to each stockholder of record entitled to vote and each stockholder who, by law or under our organizational documents, is entitled to such notice.

At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled.

Abstentions, votes withheld and broker non-votes will count in determining whether a quorum is present at the Annual Meeting and any adjourned meeting. A broker non-vote occurs if the broker or other nominee who holds shares represented by a proxy has not received instructions with respect to a particular proposal and does not have discretionary authority with respect to such proposal. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposals 3, 4, 5, 6, 7, 8 and 9 are considered to be “non-routine” under these rules, such that your broker may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposals 1 and 2 are considered to be a “routine” matter under these rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 1 and 2.

The votes required, and the treatment of abstentions, votes withheld and broker non-votes, for each matter to be voted on at the Annual Meeting are set forth in “How many votes are required for the approval of the proposals to be voted upon and how will votes withheld, abstentions and broker non-votes be treated?” below.

Other Matters

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on our proxy card will vote your shares in accordance with their best judgment and consistent with applicable law.

None of our directors or executive officers since the beginning of the last fiscal year, or nominees for director, nor any associate of any of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except as described below.

Certain of our named executive officers hold Eligible Options (as defined below) that would potentially benefit from the Option Repricing (as defined below), in each case subject to the terms and conditions described below under “Specifics of the Option Repricing” in Proposal 4. The following table sets forth, with respect to the named executive officers therein, the number of shares subject to Eligible Options held by such named executive officer and the weighted average exercise price of the Eligible Options, in each case, as of the Record Date.

Name and Position	Number of Shares Subject to Eligible Options	Weighted Average Exercise Price of Eligible Options
Named Executive Officers
Shantanu Gaur, M.D., Chief Executive Officer	104,561	$75.46
Brendan Gibbons, Chief Legal and People Officer	10,153	$74.00
Ojas Buch, Chief Operating Officer	12,271	$35.75

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving this Proxy Statement?

You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is October 31, 2025. You are only entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 7,770,047 shares of common stock outstanding and entitled to vote at the Annual Meeting.

A list of our stockholders of record will be open for examination by any stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 11 Huron Drive, Natick, MA 01760. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by emailing secretary@allurion.com or writing to such officer at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in such holder’s name. Shares held in “street name” are held in the name of a bank or brokerage firm on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card included with the printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm on how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. You are also invited to attend the Annual Meeting via the internet at www.virtualshareholdermeeting.com/ALUR2025. However, because you are not the stockholder of record, you may not vote your shares live online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy of the holders of a majority in voting power of the issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum for the Annual Meeting.

Who can attend the Annual Meeting?

If you are a stockholder of record or a beneficial owner as of the Record Date, you may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ALUR2025. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 12:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws (our “Bylaws”) to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the proxy card provided in the enclosed envelope.

How do I vote?

Stockholders of Record.

If you are a stockholder of record, you may vote:

•

By Internet before the Annual Meeting - You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card. You will need the 16-digit control number included on your proxy card.

•	By Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card. You will need the 16-digit control number included on your proxy card.

•

By Mail - You can vote by mail by signing, dating and mailing your proxy card, which you received by mail. Proxy cards submitted by mail must be received no later than    , 2025 to be voted at the Annual Meeting.

•

During the Annual Meeting - If you attend the Annual Meeting online and wish to vote electronically during the meeting at www.virtualshareholdermeeting.com/ALUR2025, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Internet and telephone voting facilities for stockholders of record will be made available 24 hours a day and will close at 11:59 p.m., Eastern Time, on    , 2025.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.”

If your shares are held in “street name” through a bank or brokerage firm, you will receive instructions on how to vote from the bank or broker. You must follow the bank’s or broker’s instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to our Secretary prior to or at the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the vote that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on our proxy card will vote your shares in accordance with their best judgment and consistent with applicable law.

What if I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/ALUR2025.

How many votes are required for the approval of the proposals to be voted upon and how will votes withheld, abstentions and broker non-votes be treated?

Proposal	Votes Required	Effect of Votes Withheld, Abstentions and Broker Non-Votes
Proposal 1: Director Election Proposal	The plurality of the votes properly cast. The three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Auditor Ratification Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 3: Plan Amendment Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 4: Option Repricing Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 5: Inducement Warrant Shares Issuance Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 6: Preferred Shares Issuance Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 7: Private Placement Warrant Shares Issuance Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 8: Reverse Stock Split	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

Proposal 9: Adjournment Proposal	The affirmative vote of the holders of a majority of the votes properly cast.	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2, 3, 4, 5, 6, 7, 8 or 9, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on Proposal 1. Abstentions have no effect on Proposals 2, 3, 4, 5, 6, 7, 8 and 9.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. Proposals 3, 4, 5, 6, 7, 8 and 9 are considered to be “non-routine” under these rules, such that your broker may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposals 1 and 2 are considered to be “routine” matters under these rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 1 and 2. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the investor relations section of our website at investors.allurion.com or by writing to Allurion Technologies, Inc., 11 Huron Drive, Natick, MA 01760, Attention: Corporate Secretary.

How and when did Allurion Technologies, Inc. become a public company?

On February 9, 2023, Legacy Allurion (as defined below) and Allurion entered into the Business Combination Agreement (as subsequently amended on May 2, 2023, the “Business Combination Agreement”) with Compute Health Acquisition Corp. (“CPUH” or “Compute Health”), Compute Health Corp. (“Merger Sub I”) and Compute Health LLC (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”). Pursuant to the Business Combination Agreement, on August 1, 2023, the Mergers (as defined below) were consummated in three steps: (a) Compute Health merged with and into Allurion (the “CPUH Merger”), with Allurion surviving the CPUH Merger as a publicly listed entity and becoming the sole owner of the Merger Subs; (b) three hours following the consummation of the CPUH Merger, Merger Sub I merged with and into Legacy Allurion (the “Intermediate Merger”), with Legacy Allurion surviving the Intermediate Merger and becoming a direct, wholly-owned subsidiary of Allurion; and (c) thereafter, Legacy Allurion merged with and into Merger Sub II (the “Final Merger” and, collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”, and together with all other transactions contemplated by the Business Combination Agreement, the “Business Combination”), with Merger Sub II surviving the Final Merger and remaining a direct, wholly-owned subsidiary of Allurion. Allurion’s common stock began trading on the NYSE under the ticker symbol “ALUR” on August 2, 2023. Upon completion of the Business Combination, Legacy Allurion’s business operations continued as our business operations.

What is “Legacy Allurion”?

References in the Proxy Statement to Legacy Allurion refer to Allurion Technologies, LLC (f/k/a Allurion Technologies Opco, Inc., f/k/a Allurion Technologies, Inc.) prior to the closing of the Business Combination.

Who can provide me with additional information and help answer my questions?

If you would like additional copies, without charge, of this Proxy Statement or if you have questions about the proposals being considered at the Annual Meeting, including the procedures for voting your shares, you should contact Innisfree toll-free at (877) 800-5192 or collect at (212) 750-5833. Innisfree’s address is 501 Madison Avenue, 20th Floor, New York, New York 10022.

PROPOSAL 1: CLASS II DIRECTOR ELECTION PROPOSAL

At the Annual Meeting, three Class II Directors are to be elected to hold office until our annual meeting of stockholders to be held in 2028 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have eight directors on our Board of Directors. As set forth in our Charter, the Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, directors who are elected to succeed those directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term expires at the 2027 Annual Meeting; Class II, whose current term expires at the Annual Meeting and, if elected at the Annual Meeting, whose subsequent term will expire at the 2028 annual meeting of stockholders; and Class III, whose current term will expire at the 2026 annual meeting of stockholders.

Our current Class I Directors are Dr. Shantanu Gaur, Krishna Gupta and Nicholas Lewin. Our current Class II Directors are Dr. Omar Ishrak, R. Jason Richey and Douglas Hudson, each of whom has been nominated by the Board of Directors for election as Class II Directors at the Annual Meeting. Our current Class III Directors are Michael Davin and Keith B. Johns II.

Pursuant to that certain Investor Rights and Lock-Up Agreement, dated August 1, 2023, by and among us and certain of our stockholders (the “Investor Rights Agreement”), the following persons have the following nomination rights with respect to our Board of Directors, subject to the limitations set forth in the Investor Rights Agreement:

(i)	one director and one independent director nominated by Dr. Shantanu Gaur, which are currently Dr. Gaur and Michael Davin;

(ii)	one director and one independent director nominated by Remus Group Management, LLC, which are currently Krishna Gupta and Douglas Hudson;

(iii)	one director nominated by Compute Health Sponsor LLC (the “Sponsor”), which is currently Dr. Omar Ishrak;

(iv)	one independent director nominated by us and designated by RTW Investments, LP (“RTW”), which is currently Nicholas Lewin; and

(v)	one independent director nominated by us, which seat is currently vacant.

In addition, each of the First RIFA and the Second RIFA (each as defined below) contain substantially similar rights which entitle RTW to designate one director to our Board, which is currently Mr. Lewin.

Pursuant to the Amended Note Purchase Agreement (as defined below), RTW is entitled to designate two directors to our Board, which are currently Mr. Lewin and R. Jason Richey. In addition, we agreed to include an additional director nominee in our proxy statement for the 2024 annual meeting of stockholders, which additional nominee would go through our director nomination process, as described below, and RTW was granted the right to approve such nominee. In September 2024, we appointed Keith B. Johns II to our Board of Directors as a Class III director and RTW approved his appointment in satisfaction of such obligations.

Our Charter and our Bylaws provide that, subject to the rights of any outstanding series of preferred stock to elect directors, the authorized number of directors is fixed, and may be changed from time to time, solely by the Board of Directors. Subject to the rights, if any, of the holders of any outstanding series of preferred stock to elect directors, when the number of directors is increased or decreased, the Board shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, although no decrease in the number of directors may shorten the term of any incumbent director.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change in control of our company. Subject to the rights of any outstanding series of preferred stock to elect and remove directors, our directors may be removed only for cause by the affirmative vote of the holders of not less than two-thirds of our outstanding voting stock entitled to vote in the election of directors.

Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected. We believe that all of the nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors or our Board of Directors may reduce the number of directors.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. The three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE CLASS II DIRECTOR NOMINEES.

Members of the Board of Directors and Nominees

Nominees for Class II Director (terms to expire at the 2028 Annual Meeting of Stockholders)

The current members of the Board who are also nominees for election to the Board at the Annual Meeting as Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Allurion
Dr. Omar Ishrak	70	2023	Co-Chairman and Director
Douglas Hudson	56	2023	Director
R. Jason Richey	52	2024	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Dr. Omar Ishrak

Dr. Omar Ishrak has served as a member of our Board of Directors since August 2023, and previously served as chairman of the board of directors of Compute Health Acquisition Corp. (formerly NYSE: CPUH) (“Compute Health”) from October 2020 to August 2023. Dr. Ishrak also serves on the board of directors at Intel Corporation (Nasdaq: INTC), where he served as independent chairman of the board from January 2020 to January 2023. Dr. Ishrak has also served on the board of directors of Amgen, Inc. (Nasdaq: AMGN) since July 2021, of Cargill, Inc., a private company, where he has served since January 2021, and of Insightec, Ltd., a private company, where he has served since May 2022. Dr. Ishrak was the chief executive officer of Medtronic plc (Nasdaq: MDT) from June 2011 to April 2020 and served as executive chairman and chairman of the board of directors until he stepped down in December 2020. Prior to joining Medtronic, Dr. Ishrak was the president and chief executive officer of GE Healthcare Systems. Earlier in his career, Dr. Ishrak amassed 13 years of technology development and business management experience, holding leadership positions at Diasonics Vingmed Ultrasound Ltd., and various product development and engineering positions at Philips Ultrasound Inc. He was inducted into the American Institute for Medical and Biological Engineering College of Fellows in 2016 and was elected to the National Academy of Engineering in 2020. Dr. Ishrak serves on the board of directors of the Cleveland Clinic, a nonprofit academic medical center. He is also a member of the Board of Trustees of the Asia Society, a leading educational organization dedicated to promoting mutual understanding and strengthening partnerships among peoples, leaders, and institutions of Asia and the United States in a global context. He earned a B.S. degree and Ph.D. in electrical engineering from the University of London, King’s College. He is also a fellow of King’s College. Dr. Ishrak is qualified to serve on our Board of Directors based on his extensive experience on boards of various healthcare and technology companies.

Douglas Hudson

Douglas Hudson has served as a member of our Board of Directors since August 2023. Mr. Hudson has also served as the founder, chief executive officer and a director of Noho Dental, Inc. since July 2018, and as a director of Modern Age since October 2020. Previously, Mr. Hudson served on the board of directors of Relode.com, LLC from 2017 until August 2022. Mr. Hudson also served as the founder and chief executive officer of SmileDirectClub Inc. (formerly Nasdaq: SDC) from 2013 to 2017, and as chairman and chief executive officer of Simplex Healthcare from 2007 until 2013, when it was acquired by Arriva Medical LLC. Earlier in his career, Mr. Hudson served as founder, chief executive officer and director of HearingPlanet, Inc. from 1999 until 2007. Mr. Hudson received his B.S. in organizational behavior from Eckerd College and his M.B.A. from Vanderbilt University, and he completed the executive education programs at Harvard Business School. Mr. Hudson is qualified to serve on our Board of Directors due to his experience as an entrepreneur and an executive of health care companies.

R. Jason Richey

R. Jason Richey has served on our Board of Directors since December 2024. Currently Mr. Richey is President and CEO of Magnolia Medical Technologies, a privately held medical device company based in Seattle, WA (“Magnolia”) since July 2025. Prior to Magnolia, Mr. Richey served as president and chief executive officer of Cytrellis Biosystems, Inc. (“Cytrellis”) from June 2022 to October 2024. Prior to his time at Cytrellis, he served as president of Cutera, Inc. (Nasdaq: CUTR) (“Cutera”) from July 2018 to June 2021. Prior to serving as Cutera’s president, Mr. Richey served as Cutera’s chief operating officer since July 9, 2018. Mr. Richey also served as Cutera’s interim president and chief executive officer from January 4, 2019 until July 8, 2019. Immediately prior to joining Cutera, Mr. Richey served as the President of North America, for LivaNova, PLC, a $5 billion global medical device manufacturer headquartered in London, England with presence in more than 110 countries worldwide. Mr. Richey joined LivaNova via the merger of Cyberonics Inc. and Sorin SpA. During his 17 year tenure with LivaNova/Cyberonics, he served the company in multiple positions of increasing responsibility, including: Vice President of Global Sales, Marketing, Market Access, and Government Affairs, President & General Manager of the Neuromodulation Franchise, and Regional President, North America. At Cyberonics, among other roles, Mr. Richey served as the Vice President and General Manager of the company’s international business. Mr. Richey began his medical device career at B Braun Medical in sales and sales management. Mr. Richey holds a B.A. in Biology from Indiana University. Mr. Richey is qualified to serve on our Board of Directors due to his experience as an executive in innovative healthcare companies.

Class I Directors (terms to expire at the 2027 Annual Meeting of Stockholders)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Allurion
Dr. Shantanu Gaur	39	2009	Chief Executive Officer and Director
Krishna Gupta	38	2017	Director
Nicholas Lewin	48	2023	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

Dr. Shantanu Gaur

Dr. Shantanu Gaur has served as our Chief Executive Officer and as a member of our Board of Directors since September 2009. Dr. Gaur founded Allurion in 2009 while at Harvard Medical School. Dr. Gaur graduated summa cum laude with a B.S. in Biology from Harvard College and with an M.D. from Harvard Medical School, where he was a Paul Revere Frothingham Scholar and Paul & Daisy Soros Fellow. Dr. Gaur is qualified to serve on our Board of Directors because of his experience founding Allurion and serving as our Chief Executive Officer.

Krishna Gupta

Krishna Gupta has served as a member of our Board of Directors since January 2017. He is the founder of REMUS Capital and Romulus Capital (collectively referred to herein as “REMUS Capital”), technology-focused venture capital firms he initially founded in 2008. Mr. Gupta serves as a director on the boards of several privately held companies, including: Ceres Imaging, Inc., which provides computer vision-analytics in agriculture; Cogito Corporation, which provides voice artificial intelligence (“AI”) for large enterprises; Cohealo, Inc., which provides equipment sharing services for health systems; Spotta Ltd., which develops smart insect and pest monitoring solutions; and ZeroCater, Inc., which provides catering technology for enterprises. He was the first investor in Ginger, which was a leader in mental health software and merged with Headspace, Inc.

Mr. Gupta has also served as a member of the board of directors of Presto Automation, Inc. (Nasdaq: PRST) since 2017, where he served as chairman of the board from September 2022 to March 2024. Prior to REMUS Capital, Mr. Gupta held roles at McKinsey & Company, a management consulting firm, and JPMorgan Chase & Co., an investment banking firm, where he advised several Fortune 100 clients on technology M&A deals. Mr. Gupta holds B.S. degrees in materials science and engineering, as well as in management sciences, both from the Massachusetts Institute of Technology. Mr. Gupta is qualified to serve on our Board of Directors due to his experience investing in technology and healthcare businesses.

Nicholas Lewin

Nicholas Lewin has served as a member of our Board of Directors since August 2023. Mr. Lewin has also served as a director of Establishment Labs Holding, Inc. (Nasdaq: ESTA) since September 2015, and as its chairman since December 2017. He has been a managing member and head of investments at Crown Predator Holdings LLC since 2008 and has been a private investor since 2000. Mr. Lewin has also served as a director of Game Square (Nasdaq: GAME) since October 2023. Mr. Lewin served as a director of Cutera Inc. (Nasdaq: CUTR) from May 2023 until April 2025. Mr. Lewin holds a bachelor’s degree in political science from Johns Hopkins University. Mr. Lewin is qualified to serve on our Board of Directors due to his experience as an investor in, and director of, innovative companies, including health care and medical device companies.

Class III Directors (terms to expire at the 2026 Annual Meeting of Stockholders)

The current members of the Board who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Allurion
Michael Davin	67	2017	Director
Keith B. Johns II	61	2024	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Michael Davin

Michael Davin has served as a member of our Board of Directors since October 2017. Mr. Davin has also served as a director of several privately-held companies, including: Follica, Inc. since December 2020, Amsel Medical Corporation since August 2020, Cynosure, LLC since January 2020, and Inkbit Corporation since June 2018. Previously, Mr. Davin served as chairman, president, and chief executive officer of Cynosure Inc. (formerly Nasdaq: CYNO), from 2003 until March 2017, when it was acquired by Hologic Inc. Mr. Davin received his B.S. and B.A. from Southern New Hampshire University. Mr. Davin is qualified to serve on our Board of Directors due to his experience as a director of health care and technology companies, as well as his familiarity with Allurion as a director.

Keith B. Johns II

Keith B. Johns II has served as a member of our Board since September 2024. Mr. Johns has also served as Chief Operating Officer of Adipo Therapeutics, LLC since September 2023, and as President of KJ Consulting LLC since March 2023. Previously, Mr. Johns served in various roles of increasing responsibility at Eli Lilly & Company (NYSE: LLY) (“Eli Lilly”) during his over twenty-year tenure at Eli Lily. His last two roles were as Vice President and then Senior Vice President of Global Marketing and Alliance Management for the Diabetes and Obesity Business Unit from November 2017 to December 2022. Mr. Johns holds a bachelor’s degree from Allegheny College, a master’s degree from the University of South Carolina, and a M.B.A. from the University of North Carolina’s Kenan-Flagler Business School. Mr. Johns is qualified to serve on our Board due to his experience as an executive of a large healthcare company and his expertise in the obesity management space.

Board Diversity

Our Corporate Governance Guidelines provide that diversity of background and experience should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise, and absence of conflicts of interest. Based on our commitment to diversity, our Corporate Governance Guidelines require that the Nominating and Corporate Governance Committee include in its initial list of director candidates for consideration in filling any vacancy on our Board of Directors at least one or more qualified candidates who reflect diverse backgrounds, including diversity of gender and race or ethnicity. However, we do not have a formal policy concerning the diversity of the Board of Directors.

Our priority in the selection of directors is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, their knowledge of our business and understanding of the competitive landscape in which we operate, and their adherence to high ethical standards. Although we do not have a formal diversity policy and do not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board of Directors, the Nominating and Corporate Governance Committee and the Board of Directors are committed to creating a board of directors that promotes our strategic objectives and fulfills its responsibilities to our stockholders, and they consider diversity of gender, race, national origin, education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.

Family Relationships; Arrangements; Legal Proceedings

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person or persons pursuant to which he or she was or is to be selected as a director or an executive officer except as described herein. There are no material legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

PROPOSAL 2: AUDITOR RATIFICATION PROPOSAL

The Audit Committee of the Board (“Audit Committee”) has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte also served as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023.

Neither Deloitte nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.

A representative of Deloitte is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

Fees billed by Deloitte (Boston, Massachusetts, PCAOB Auditor ID 34), our independent public accounting firm, for the fiscal years ended December 31, 2024 and 2023 for audit services, audit-related services, tax services, and other services were approved by our Audit Committee. The following table summarizes the aggregate fees billed to us by Deloitte:

Type of Service	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit Fees(1)	$1,483,750	$2,617,825
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$1,483,750	$2,617,825

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and in connection with our securities offerings, including registration statements, responding to SEC comment letters, comfort letters, and consents.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, and includes fees for tax return preparation.
(4)	All other fees include any fees billed for products and services provided that are not audit, audit related or tax fees.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services that are to be performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. In accordance with the pre-approval procedures, the Audit Committee generally approves the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary, modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of our independent registered public accounting firm to perform any other audit or permissible non-audit services. The Audit Committee may delegate pre-approval authority to one or more of its independent members, but does not delegate its responsibility to approve services performed by our independent registered public accounting firm to any member of management.

All of the services rendered by Deloitte with respect to the 2024 and 2023 fiscal years were pre-approved by the Audit Committee in accordance with this policy.

Ratification

Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment of Deloitte is a good corporate governance practice.

In the event that the appointment of Deloitte is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of Deloitte is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This Proposal 2 requires the affirmative vote of the holders of a majority of the votes properly cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE AUDITOR RATIFICATION PROPOSAL.

PROPOSAL 3: PLAN AMENDMENT PROPOSAL

Overview

Our Board of Directors is asking stockholders to consider and vote upon a proposal to approve an amendment and restatement of the 2023 Plan. Our Board of Directors approved the Amended and Restated Plan on October 15, 2025, subject to the approval by our stockholders at the Annual Meeting. The Amended and Restated Plan will updated the name of the 2023 Plan to the “Amended and Restated 2023 Equity Incentive Plan” and provides for the following material amendments to the 2023 Plan:

(i)

increases the aggregate number of shares of common stock that may be issued under the 2023 Plan and the limit on the number of shares that may be issued pursuant to incentive stock options (“ISOs” and such limit, the “ISO Limit”) by, in each case, a number of shares of common stock resulting in the total number of shares of common stock available for issuance thereunder (the “Authorized Share Pool”) equal to 4,161,302 shares; provided, that upon consummation of the Exchange contemplated by Proposal 6, the Authorized Share Pool shall be further increased to 20% (the “Pool Percentage Amount”) of our Fully-Diluted Shares Outstanding (as defined below, giving effect to the proposed amendment) as of the date of consummation of such Exchange, and the ISO Limit shall be further increased to the lesser of such Authorized Share Pool or 9,000,000 shares. The Authorized Share Pool and ISO Limit will each continue to automatically increase each January 1 through the term of the plan by the Annual Increase provisions described below;

(ii)	amends the definition of Fully-Diluted Shares Outstanding as described herein;

(iii)

lowers the non-employee director compensation limit, from $750,000 to $350,000 per year (or from $1,000,00 to $500,000 for the year that a director is first appointed or elected to our Board of Directors); and

(iv)	extends the term of the 2023 Plan to the tenth anniversary of the date that stockholders approve the Amended and Restated Plan (with corresponding extension of the term of the Annual Increase).

As of the date of the Proxy Statement, the anticipated number of Fully-Diluted Shares Outstanding (giving effect to the proposed amendment to the definition thereof) upon consummation of the Exchange will be approximately 49,937,374 and the Authorized Share Pool and ISO Limit, applying the Pool Percentage Amount thereto, would be increased to approximately 9,987,474 upon consummation of the Exchange, which would be a cumulative increase of 9,737,475 shares of common stock from the current Authorized Share Pool and ISO Limit under the 2023 Plan as of the date of this Proxy Statement. We expect to announce the number of Fully-Diluted Shares Outstanding (giving effect to the proposed amendment to the definition thereof) and the resulting proposed Authorized Share Pool and ISO Limit resulting from the application of the Pool Percentage Amount, as of the date of consummation of the Exchange, in a Current Report on Form 8-K as promptly as possible after the consummation of the Exchange.

Our Board of Directors believes that the proposed share pool increase and related changes to the 2023 Plan are reasonable, appropriate, and in the best interests of our stockholders. As of the Record Date, there are only 249,999 shares of common stock remaining available for issuance under the 2023 Plan, and our Board of Directors believes this amount is insufficient to meet our future needs for attracting, motivating and retaining employees in a competitive market for talent, particularly in light of the lack of any retentive “holding power” in the Company’s outstanding equity awards to its named executive officers and other key employees.

As of the Record Date, there were stock options to acquire 216,507 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $61.68 and a weighted average remaining term of 6.9 years. In addition, as of the Record Date, there were 361,420 shares outstanding under unvested restricted stock unit awards (“RSUs”) under our equity compensation plans, which unvested RSUs have a market value of $1.85 as of the Record Date. Other than the foregoing, no awards under our equity compensation plans were outstanding as of the Record Date. As of the Record Date and based solely on the closing market price of our common stock as reported on the New York Stock Exchange (“NYSE”) on such date, the market value of our common stock was equal to $1.85 per share.

If this proposal is approved by our stockholders at the Annual Meeting, the Amended and Restated Plan will become effective on the date of the Annual Meeting (the “Restatement Effective Date”). If stockholders do not approve this proposal, the 2023 Plan will remain in effect in accordance with its terms. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Amended and Restated Plan Highlights

The Amended and Restated Plan has a number of features intended to address stockholder concerns related to equity plans, including:

•

Awards subject to forfeiture/clawback. Awards granted under the Amended and Restated Plan are subject to recoupment in accordance with any clawback policy that we adopt, including our Compensation Recovery Policy adopted effective as of October 2, 2023.

•

Administered by independent directors. The Amended and Restated Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), although it may delegate certain responsibilities to others as described below under “Plan Administration.” All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NYSE Listing Rules.

•

No discounted stock options. Apart from limited exceptions, all stock options granted under the Amended and Restated Plan must have an exercise price equal to or greater than the fair market value of a share of common stock on the date the stock option is granted.

•	No repricing without stockholder approval. Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.

•

Non-employee director compensation. The value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by us to any non-employee director in any calendar year for service as a director may not exceed $350,000 (or $500,000 for the year that a director is first appointed or elected to our Board of Directors).

Rationale for Share Increase

The Amended and Restated Plan is critical to our ongoing effort to increase stockholder value. Equity incentive awards are a critical component of our executive and key, non-executive employees’ overall compensation, particularly given our focus on managing our cash burn, the general freeze on base salaries, and non-payment of cash bonuses since 2022. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program to attract, retain and motivate the talented and qualified employees to execute our strategic business objectives.

In July 2024, January 2025, and February 2025, we successfully raised $17.3 million, $9.9 million, and $6.1 million, respectively, through equity issuances, and in each of April 2025 and November 2025, RTW converted $5.0 million of principal amount of the Notes into 1,492,539 shares of common stock. These transactions, while providing critical funding for our operational initiatives and support for compliance with exchange listing requirements, had a significant dilutive impact on our trading price. As a result, our currently outstanding stock options and restricted stock awards have very little, if any, retentive value for our current employees. Currently, all of our outstanding stock options are very far “out of the money.” As of the Record Date, our outstanding stock options have a weighted average exercise price of $61.68, and the total value of unvested restricted stock awards for Mr. Gaur, Mr. Buch and Mr. Gibbons is $0, $22,700 and $22,700, respectively.

If we are unable to make equity grants with sufficient grant values, we anticipate having difficulty retaining and motivating our executive and key, non-executive employees. The Compensation Committee and Board of Directors view this as a significant risk to our ability to execute our strategic business objectives. However, we anticipate that if our request to increase the size of the reserved pool under the 2023 Plan is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the near future with the automatic increase allowed under the 2023 Plan and Amended and Restated Plan. Our Compensation Committee determined the size of the increase in the number of shares of common stock that may be issued under the 2023 Plan based on projected future equity awards to executive and key, non-executive employees and annual director grants.

The Compensation Committee will carefully monitor our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting equity incentive awards it believes are necessary and appropriate to attract, reward and retain our employees and independent directors. In an effort to limit our cash burn, our compensation philosophy prioritizes and reflects broad-based eligibility for equity incentive awards for high-performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Summary of the Amended and Restated Plan

The following description of the Amended and Restated Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan. Stockholders are urged to read the actual text of the Amended and Restated Plan in its entirety, which is attached hereto as Appendix A to this Proxy Statement and is incorporated herein by reference.

Eligibility. Any individual who is an employee of us or any of our affiliates, or any person who provides services to us or any of our affiliates, including members of the Board, is eligible to receive awards under the Amended and Restated Plan at the discretion of the plan administrator. As of the Record Date, approximately 62 individuals were eligible to participate in the Amended and Restated Plan, which includes three executive officers, 41 non-executive employees, 10 consultants, and eight non-employee directors.

Awards. The Amended and Restated Plan provides for the grant of ISOs to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, unrestricted stock awards, cash-based awards and dividend equivalent rights to employees, non-employee directors and consultants of Allurion or any of its affiliates.

Authorized Shares. The shares of common stock that we may issue under the Amended and Restated Plan are authorized but unissued shares or shares that we reacquire. Subject to adjustment as set forth in the Amended and Restated Plan, the maximum number of shares of common stock reserved and available for issuance under the Amended and Restated Plan equals 4,161,302 shares; provided, that upon consummation of the Exchange, the Authorized Share Pool shall be further increased to 20% of our Fully-Diluted Shares Outstanding as of the date of consummation of the Exchange.

In addition, the number of shares of common stock reserved for issuance under the Amended and Restated Plan automatically increases on January 1, 2026 and each January 1 thereafter through January 1, 2035, in an amount equal to (1) 5% of the number of Fully-Diluted Shares Outstanding as of the immediately preceding December 31, or (2) a lesser number of shares of common stock determined by the Board or the Compensation Committee (the “Annual Increase”). Subject to such overall share limits, the maximum number of shares of common stock that may be issued on the exercise of ISOs under the Amended and Restated Plan shall not exceed 4,161,302 shares; provided, that upon consummation of the Exchange, the ISO Limit shall be further increased to the lesser of (x) 20% of our Fully-Diluted Shares Outstanding as of the date of consummation of the Exchange and (y) 9,000,000 shares. The ISO Limit will be further cumulatively increased on January 1, 2026 and each January 1 thereafter by the lesser of the Annual Increase or 3,000,000 shares of common stock.

Currently, under the 2023 Plan, the Fully-Diluted Shares Outstanding consists of the number of shares of common stock outstanding, plus the number of shares of common stock underlying outstanding awards granted under the 2023 Plan. If this Proposal 3 is adopted, the amendment to the 2023 Plan would expand the definition of Fully-Diluted Shares Outstanding to include (i) the number of shares of common stock outstanding, (ii) the number of shares of common stock underlying outstanding awards granted under the 2023 Plan, (iii) the number of shares of common stock available under the 2023 Plan for the issuance of additional awards and (iv) the number of shares of common stock issuable upon conversion or exercise of outstanding derivative securities, including any convertible debt securities, the Series B Preferred Stock upon the consummation of the Exchange and any other convertible preferred stock and warrants we issue.

Shares subject to stock awards granted under the Amended and Restated Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the Amended and Restated Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation also do not reduce the number of shares available for issuance under the Amended and Restated Plan. If any shares of common stock issued pursuant to a stock award under the Amended and Restated Plan, 2023 Plan, our Amended and Restated 2020 Stock Option and Grant Plan (the “2020 Plan”) or our 2010 Stock Incentive Plan (the “2010 Plan”) are forfeited back to or repurchased or reacquired by us (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price, or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the Amended and Restated Plan.

Non-Employee Director Compensation Limit. The value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $350,000 (or $500,000 for the year in which a non-employee director is first appointed or elected to the Board).

Plan Administration. The Board, or a duly authorized committee thereof, will administer the Amended and Restated Plan and is referred to as the “plan administrator” herein. The Board (or committee thereof) may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Amended and Restated Plan, the Board (or an authorized delegate) has the authority to determine award recipients, grant dates, the numbers and types of awards to be granted, the applicable fair market value in a manner consistent with the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of each award, including the period of exercisability, the vesting schedule applicable to a stock award and the number of shares of stock to be covered by any award.

Under the Amended and Restated Plan, stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended and Restated Plan, provided that the exercise price of a stock option generally shall not be less than 100% of the fair market value of a share of common stock on the date of grant, unless granted (i) pursuant to a transaction described in, and a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the stock appreciation right is otherwise compliant with Section 409A of the Code. Options granted under the Amended and Restated Plan vest at the rate and under the terms specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended and Restated Plan, up to a maximum of ten years. Unless the terms of an option holder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an option holder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an option holder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an option holder’s service relationship with us or any of our affiliates ceases due to death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 12 months following the date of death. Unless the terms of an option holder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an option holder’s service relationship with us or any of our affiliates ceases due to disability, the option holder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, certified or bank check or other instrument acceptable to the plan administrator, (2) the tender of shares of common stock previously owned by the option holder that are not then subject to any restrictions under any equity incentive plan, (3) pursuant to a broker-assisted exercise arrangement, or (4) a net exercise of the option if it is an NSO.

Unless the plan administrator provides otherwise, awards are generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration (including services) that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by delivery of shares of common stock (or cash to the extent explicitly provided in the award agreement) as determined by the plan administrator. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be automatically forfeited once the participant’s continuous service with us or our affiliates ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us or our affiliates, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us or any of our affiliates will automatically and without any requirement of notice to the participant be deemed to have been reacquired by us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally shall not be less than 100% of the fair market value of common stock on the date of grant, unless granted (i) pursuant to a transaction described in, and a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the stock appreciation right is otherwise compliant with Section 409A of the Code. A stock appreciation right granted under the Amended and Restated Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the Amended and Restated Plan, up to a maximum of ten years.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, recapitalization, or other similar change, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended and Restated Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Sale Event. The Amended and Restated Plan provides that upon the effectiveness of a “sale event,” as defined in the Amended and Restated Plan, an acquirer or successor entity may assume, continue or substitute outstanding awards under the Amended and Restated Plan. To the extent that awards granted under the Amended and Restated Plan are not assumed or continued or substituted by the successor entity, the Amended and Restated Plan and all awards granted under the Amended and Restated Plan shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such termination, individuals holding options and stock appreciation rights will be permitted to exercise any options and stock appreciation rights (to the extent exercisable) they then hold within a specified time period, as determined by the plan administrator, prior to the sale event. In addition, in connection with the termination of the Amended and Restated Plan upon a sale event, we may make or provide for a payment, in cash or in kind, to participants holding vested and exercisable options and stock appreciation rights equal to the difference between the per share consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights; provided, that any options or stock appreciation rights with exercise prices equal to or greater than such per share consideration will be cancelled for no consideration. We may also make or provide for a payment, in cash or in kind, to the participants holding other awards in an amount equal to the per share consideration payable to stockholders in the sale event multiplied by the number of vested shares of common stock under such awards.

Plan Amendment or Termination. The Board has the authority to amend, suspend, or terminate the Amended and Restated Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date the Board adopts the Amended and Restated Plan. No stock awards may be granted under the Amended and Restated Plan while it is suspended or after it is terminated.

Awards Granted under the 2023 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of shares subject to awards that have been granted under the 2023 Plan as of the Record Date, even if not currently outstanding.

	Options			Stock Awards Number of Shares (#)
Name and Position	Average Exercise Price ($)		Number of Shares (#)
Shantanu Gaur, M.D., Chief Executive Officer	57.50		57,144	—
Brendan Gibbons, Chief Legal and People Officer	74.00		10,153	12,270
Ojas Buch, Chief Operating Officer	35.75		12,271	12,270
All current executive officers, as a group	56.25	(1)	75,568	24,540
All current directors who are not executive officers, as a group	—	(1)	—	25,094
Each nominee for election as a director	—		—	3,620
Each associate of any executive officers, current directors or director nominees	—		—	—
Each other person who received or is to receive 5 percent of awards	48.71		14,656	140,974
All current employees who are not executive officers, as a group	52.09	(1)	157,393	515,672

(1)	Represents the weighted-average exercise price for the group, prior to giving effect to the Option Repricing which stockholders are being asked to approve under Proposal 4.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the Amended and Restated Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax advisor regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended and Restated Plan. The Amended and Restated Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income recognized by the participant.

Incentive Stock Options. The Amended and Restated Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a “disqualifying disposition,” the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price (or, if less, the amount realized on a sale of such shares). However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability).

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the IRS, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the restricted stock unit is settled in cash, stock or other property equal to the amount of cash or fair market value of the stock received (reduced by the amount, if any, paid by the recipient in exchange for the stock). The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such participant shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to the Company

Compensation of Covered Employees. Our ability to obtain a deduction for amounts paid under the Amended and Restated Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1.0 million.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended and Restated Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2024, certain information concerning our equity compensation plans under which our equity securities are currently authorized for issuance. Share amounts presented in the table and footnotes below have been retroactively converted to reflect the reverse stock split we effected on January 3, 2025, by application of the reverse stock split ratio of 1-to-25. Additionally, share amounts presented in the table and footnotes below do not reflect the issuance of 414,830 shares after December 31, 2024 as of the Record Date, and only 249,999 shares of common stock remained available for issuance under the 2023 Plan as of the Record Date.

	(a)		(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and RSUs		Weighted-Average Exercise Price of Outstanding Options(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	370,272	(3)	$58.19	328,198	(4)(5)
Equity compensation plans not approved by stockholders	—		—	—

Total	370,272		$58.19	328,198

(1)

Represents the weighted average exercise price of outstanding stock options and warrants. Outstanding restricted stock units are not included in such weighted average exercise price calculations because restricted stock units do not have an exercise price.

(2)	Includes our 2010 Plan, our 2020 Plan, our 2023 Plan, and our 2023 Employee Stock Purchase Plan (our “ESPP”).
(3)	Consists of (i) 265,772 shares of common stock issuable upon the exercise of outstanding stock options and (ii) 104,500 shares of common stock issuable upon vesting of restricted stock units.
(4)

As of December 31, 2024, there were 242,752 shares of common stock available for grant under our 2023 Plan, no shares available for grant under our 2010 Plan or 2020 Plan, and 85,446 shares of common stock available for grant under our ESPP. Amounts do not include the 229,948 shares of common stock which were added to the number of shares reserved and available for issuance under the 2023 Plan on January 1, 2025 or the 45,990 shares of common stock which were added to the number of shares reserved and available for issuance under the ESPP on January 1, 2025, in each case in accordance with the automatic annual increases described in footnote 5 below.

(5)

Our 2023 Plan provides that the number of shares reserved for issuance under the plan will automatically increase on January 1, 2024 and each January 1 thereafter through January 1, 2033 by 5% of the number of Fully-Diluted Shares Outstanding as of the immediately preceding December 31 or such lesser amount as determined by our Board of Directors or Compensation Committee. Our ESPP provides that the number of shares reserved for issuance under the plan will automatically increase on January 1, 2024 and each January 1 thereafter by the least of (i) 1% of the Fully-Diluted Shares Outstanding as of the immediately preceding December 31, (ii) 64,000 shares of our common stock, or (iii) such lesser number of shares as determined by our Compensation Committee.

New Plan Benefits Table

No awards have been granted, and no shares of any class of our common stock have been issued, on the basis of the proposed share increase under the Amended and Restated Plan. It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the proposed Amended and Restated Plan because the grant and actual pay-out of awards under the Amended and Restated Plan are subject to the discretion of the Compensation Committee.

Vote Required

This Proposal 3 requires the affirmative vote of the holders of a majority of the votes properly cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE PLAN AMENDMENT PROPOSAL.

PROPOSAL 4: OPTION REPRICING PROPOSAL

Overview

We are seeking stockholder approval of a proposed one-time repricing (the “Option Repricing”) of certain outstanding stock options granted to, and held by, certain of our employees, including our executive officers, and consultants through the Repricing Date (as defined below) (collectively, the “Eligible Optionholders”), under our 2023 Plan, that have exercise prices in excess of the Repriced Exercise Price (as defined below) and have been granted on or after August 1, 2023 (such options, the “Eligible Options”), covering up to an aggregate of 110,990 shares of our common stock. The Eligible Options were granted from September 20, 2023 through June 14, 2024, and currently have per share exercise prices between $30.75 and $132.25. To participate in the Option Repricing, each holder of an Eligible Option must continue to be an employee or other service provider of the Company through the Repricing Date, unless otherwise provided by the Board or Compensation Committee. For the avoidance of doubt, options held by Eligible Optionholders that have a per share exercise price that is below the Repriced Exercise Price will not be considered Eligible Options and will not be impacted by the Option Repricing in any manner. Except as modified by the Option Repricing, all other terms and conditions of the Eligible Options, including, without limitation, any provisions with respect to vesting and term of the options, will remain in full force and effect.

On October 15, 2025, the Board approved, following a review by the Compensation Committee, subject to the approval of the stockholders at the Annual Meeting, the Option Repricing. If approved by the stockholders at the Annual Meeting, effective as of the Repricing Date, the per share exercise price of each Eligible Option held by an Eligible Optionholder who is an employee or other service provider of our company on the Repricing Date (or for which participation in the Option Repricing has been specifically provided by the Board or Compensation Committee) will automatically be reduced to the greater of (i) the price per share of our common stock in any equity raise consummated prior to the Annual Meeting and (ii) the closing trading price per share of our common stock on the NYSE on the effective date of approval by our stockholders at the Annual Meeting (such date, the “Repricing Date,” and such exercise price per share of our common stock, the “Repriced Exercise Price”) without any action on the part of the Eligible Optionholders; provided, however, that, unless otherwise provided by the Board or Compensation Committee, an Eligible Option will revert to its original exercise price per share (the “Original Price”) if (i) such Eligible Option is exercised prior to the one-year anniversary of the Repricing Date (the “Retention Date”), (ii) an Eligible Optionholder’s Service Relationship (as defined in the 2023 Plan) is terminated by us for Cause (as defined in the applicable award agreement for Eligible Options granted under the 2023 Plan) prior to the Retention Date, or (iii) an Eligible Optionholder resigns from their employment or other service relationship with us for any reason prior to the Retention Date (provided that, for any Eligible Optionholder party to an employment agreement or offer letter pursuant to which such Eligible Optionholder is entitled to “good reason” protection, such Eligible Optionholder shall retain the Repriced Exercise Price if such Eligible Optionholder resigns for “good reason”). Notwithstanding the foregoing, in the event of (A) a Sale Event (as defined in the 2023 Plan) prior to the applicable Retention Date or (B) the termination of the Eligible Optionholder’s Service Relationship by us without “cause” (as determined in accordance with the applicable award agreement for such Eligible Option) or for “good reason” (as applicable for any Eligible Optionholder party to an employment agreement or offer letter pursuant to which such Eligible Optionholder is entitled to “good reason” protection) or (C) the Eligible Optionholder’s death or disability (as determined in accordance with the applicable award agreement for such Eligible Option), each Eligible Option shall retain the Repriced Exercise Price to the extent it has not otherwise reverted to the Original Price in accordance with the foregoing and the ability to exercise such Eligible Option may be accelerated to earlier than the Retention Date.

The Board believes that the Option Repricing is in the best interests of the Company and our stockholders, as it provides incentives to retain and motivate the Eligible Optionholders without incurring (i) the stock dilution that would result from significant additional equity grants or (ii) additional cash expenditures that would result from additional cash compensation. Additionally, the Board continues to believe in value creation rather than value transfer and views the Option Repricing as consistent with its approach of orienting long-term incentives toward stock options as a tool to minimize incremental dilution for stockholders, facilitate employee retention as we pursue our business strategy, restore the retention value of the Eligible Options, and provide Eligible Optionholders with actual retentive holding power and a more realistic incentive to drive stockholder value creation, thereby supporting our continued focus on stock price recovery and growth.

Rationale for Repricing

As highlighted previously in connection with Proposal 3, equity incentive awards are a critical component of our executive and key, non-executive employees’ overall compensation, particularly given our focus on managing our cash burn, the general freeze on base salaries, and non-payment of cash bonuses since 2022. A commitment to long-term equity incentive compensation also provides our employees, executive officers, and certain consultants with a strong link to our long-term performance and helps create an ownership culture by encouraging them to work toward our success, aligning their interests with those of our stockholders, and rewarding efforts that drive sustained increases in stockholder value. Given the intense competition for experienced and talented individuals with critical and high demand skills in our industry, long-term equity compensation, including stock options, also plays a significant role in our ability to attract, motivate, and retain qualified individuals who we believe can make the most meaningful contributions towards achieving our strategic business objectives.

Currently, however, none of our outstanding stock options has any retentive value. In considering whether to implement the Option Repricing, the Board determined that adverse changes in the market price of our common stock since the Eligible Options were granted could materially interfere with our efforts to retain the services of the Eligible Optionholders. Our stock price has experienced a significant decline during the past few years. As a result, our Eligible Optionholders now hold options with exercise prices meaningfully above the recent trading range of our common stock (often referred to as “underwater” or “out-of-the-money”). As a result, our outstanding options provide no means of incentivizing or retaining such holders, as shown in the table below.

	Range of Exercise Prices of Eligible Options	Number of Shares Underlying Eligible Options	Fair Market Value of Common Stock Per Share(1)	% Over Fair Market Value of Common Stock Per Share(1)
Non-executive officer employees	$30.75 - $135.25	31,182	$1.85	1,662% - 7,311%
Executive officers	$35.75 - $74.00	79,568	$1.85	1,932% - 4,000%
Consultants	$30.75 - $42.50	2,453	$1.85	1,662% - 2,297%

(1)	Fair market value is based on the closing price per share of our common stock on the NYSE on the Record Date.

Underwater options may be perceived by their holders as having little or no incentive or retention value due to the disparity between the exercise prices and the current stock price. The Board believes that the Option Repricing is in the best interests of our company and our stockholders, not only to restore the incentive and retentive value of the Eligible Options, but also to improve morale among our employees and certain consultants to ensure alignment and motivation to execute on our reprioritized strategy, drive value for our stockholders, and share in that value going forward.

Prior to approving the Option Repricing, the Compensation Committee and/or Board reviewed and considered several alternatives to the Option Repricing. These alternatives included:

•

Extending an offer to exchange underwater options for another form of equity compensation. However, any exchange proposal would have required compliance with the SEC’s tender offer rules and result in additional cash costs, complexities, and burdens on our resources.

•

Granting additional options or other types of equity awards. However, this would result in increasing our overhang of outstanding equity awards, and we believe that adjusting already outstanding options can realign the interests of the Eligible Optionholders with those of our stockholders in a less dilutive manner that would better serve the interests of our stockholders.

•

Waiting out the volatility in anticipation of future results and stock price appreciation. However, given the significant depression on our stock price since our initial public offering, we are concerned that the time it may take for the Eligible Optionholders to receive long-term value from their options will jeopardize our ability to retain the Eligible Optionholders whose knowledge, skills, and performance are critical to our success.

•

Increase cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash on hand, which could adversely affect our business and operating results.

The Board ultimately determined that the Option Repricing would be the most effective tool in obtaining our objective of realigning interests of the Eligible Optionholders with those of our stockholders because it provides a direct and straightforward means of resetting the incentive value of the Eligible Options.

Specifics of the Option Repricing

If approved by the stockholders at the Annual Meeting, effective as of the Repricing Date, the per share exercise price of each Eligible Option held by an Eligible Optionholder who is an employee or other service provider of our company through the Repricing Date (or for which participation in the Option Repricing has been specifically provided by the Board or Compensation Committee) will automatically be reduced to the Repriced Exercise Price; provided, however, that, unless otherwise provided by the Board or Compensation Committee, an Eligible Option will revert to the Original Price) if (i) such Eligible Option is exercised prior to the Retention Date, (ii) an Eligible Optionholder’s Service Relationship (as defined in the 2023 Plan) is terminated by us for Cause (as defined in the applicable award agreement for Eligible Options granted under the 2023 Plan) prior to the applicable Retention Date, or (iii) an Eligible Optionholder resigns from their employment or other service relationship with our company for any reason prior to the applicable Retention Date (provided that, for any Eligible Optionholder party to an employment agreement or offer letter pursuant to which such Eligible Optionholder is entitled to “good reason” protection, such Eligible Optionholder shall retain the Repriced Exercise Price if such Eligible Optionholder resigns for “good reason”). Notwithstanding the foregoing, in the event of (A) for Eligible Options granted under the 2023 Plan or 2020 Plan, a Sale Event (as defined in the applicable plan document) prior to the applicable Retention Date or (B) the termination of the Eligible Optionholder’s Service Relationship by our company without “cause” (as determined in accordance with the applicable plan document or award agreement for such Eligible Option) or for “good reason” (as applicable for any Eligible Optionholder party to an employment agreement or offer letter pursuant to which such Eligible Optionholder is entitled to “good reason” protection) or (iii) the Eligible Optionholder’s death or disability (as determined in accordance with the applicable plan document or award agreement for such Eligible Option), each Eligible Option shall retain the Repriced Exercise Price to the extent it has not otherwise reverted to the Original Price in accordance with the foregoing and the ability to exercise such Eligible Option may be accelerated to earlier than the applicable Retention Date.

Except for the reduction in the exercise price of the Eligible Options, the Option Repricing will have no other impact on the Eligible Options and all outstanding stock options under the 2023 Plan will continue to remain outstanding in accordance with the current terms and conditions set forth in the 2023 Plan and the applicable award agreements, including without limitation, any provisions with respect to vesting and term of the options.

The following table provides information as of the Record Date regarding the Eligible Options. The closing price of our common stock on the NYSE on such date was $1.85 per share.

	Range of Exercise Prices of Eligible Options	Number of Shares Underlying Eligible Options	Weighted Average Exercise Prices of Eligible Options	Weighted Average Remaining Term of Eligible Options (Years)
Non-executive officer employees	$30.75 - $135.25	31,182	$50.67	8.5
Executive officers	$35.75 - $74.00	79,568	$56.52	8.5
Consultants	$30.75 - $42.50	2,453	$40.33	8.5

Eligible Options

Certain of our employees (including our named executive officers) hold Eligible Options that would potentially benefit from the Option Repricing, in each case subject to the terms and conditions described above under “Specifics of the Option Repricing.” The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to Eligible Options held by such persons or groups and the weighted average exercise price of the Eligible Options, in each case, as of the Record Date.

Name and Position	Number of Shares Subject to Eligible Options	Weighted Average Exercise Price of Eligible Options
Named Executive Officers
Shantanu Gaur, M.D., Chief Executive Officer	57,144	$57.50
Brendan Gibbons, Chief Legal and People Officer	10,153	$74.00
Ojas Buch, Chief Operating Officer	12,271	$35.75
All current executive officers, as a group (4 persons)	79,568	$56.25
All current non-employee directors, as a group (8 persons)	0	$0
All current non-executive officer employees, as a group (35 persons)	31,422	$50.50

Interests of Certain Persons in the Option Repricing

In considering the Board’s recommendation with respect to the approval of the Option Repricing, stockholders should be aware that, as discussed above, certain of our current employees, including our executive officers, hold Eligible Options that will be repriced if the proposal is approved at the Annual Meeting. The Board acknowledges that approval of this proposal may benefit our employees, executive officers, and their respective successors.

Accounting Treatment of the Option Repricing

We have adopted the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) regarding accounting for share-based payments. Under FASB ASC Topic 718, we will recognize the original grant date fair value plus the incremental fair value resulting from the modification as compensation. The incremental compensation cost will be measured as the excess, if any, of the fair value of the repriced Eligible Options immediately following the Option Repricing over the fair value of the Eligible Options immediately prior to the Option Repricing.

Certain U.S. Federal Income Tax Consequences

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for options granted under the 2023 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Incentive Stock Options

For income tax purposes, the repricing of an Eligible Option that is an ISO is treated as a new option granted as of the Repricing Date and certain options previously denominated as ISOs may be converted to non-qualified stock options as a result of the Option Repricing.

The grant (including the deemed grant as a result of the repricing) or exercise of an ISO under the 2023 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Stock Options

The grant or repricing of a non-qualified stock option under the 2023 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified stock option, the participant will realize ordinary income, and we will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with the Option Repricing in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a non-qualified stock option). We will generally not be entitled to a tax deduction in the case of an ISO for which there is a qualifying disposition following exercise. Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Section 162(m) of the Code. Under Code Section 162(m), the annual compensation paid to any of these specified service providers will be deductible only to the extent that it does not exceed $1,000,000.

Required Vote and Recommendation of the Board for Proposal 4

The affirmative vote of the holders of a majority of the votes properly cast will be required to approve this Proposal 4. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE OPTION REPRICING PROPOSAL.

PROPOSAL 5: INDUCEMENT WARRANT SHARES ISSUANCE PROPOSAL

General

Our Board of Directors is asking stockholders to consider and vote upon a proposal to approve the Inducement Warrant Shares upon the exercise of the Inducement Warrants issued in   , 2025 (such issuance, the “Inducement Warrant Shares Issuance”), in accordance with NYSE Listing Rule 312.03(c).

Description of the Warrant Inducement Offer Letters

On   , 2025, the Company entered into warrant exercise inducement offer letters (the “Warrant Inducement Offer Letters”) with certain holders (the “Holders”) of outstanding warrants to purchase common stock issued by the Company on January 24, 2025 (the “January 2025 Warrants”) and warrants to purchase common stock issued by the Company on February 19, 2025 (the “February 2025 Warrants” and, together with the January 2025 Warrants, the “Existing Warrants”). Pursuant to the Warrant Inducement Offer Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase up to    shares of the Company’s common stock at an exercise price of $   per share during the period from the date of the Warrant Inducement Offer Letters until   , Eastern Time, on    , 2025. The aggregate gross proceeds received by the Company was approximately $   million from the exercise of such Existing Warrants, before deducting fees and other expenses payable by us.

In consideration of the Holders’ agreement to exercise the Existing Warrants in accordance with the Warrant Inducement Offer Letters, the Company agreed to issue an Inducement Warrant to replace each Existing Warrant so exercised. The Inducement Warrants will not be exercisable until we obtain stockholder approval for the Warrant Shares Issuance as required by the applicable rules and regulations of the NYSE. The Inducement Warrants will then be immediately exercisable and will expire on the fifth anniversary of the date such stockholder approval is obtained.

The Company agreed in the Warrant Inducement Offer Letters to file a registration statement on Form S-3 to register the resale of the Inducement Warrant Shares as soon as reasonably practicable, and in any event by   , 2025, and to use commercially reasonable efforts to have such resale registration statement declared effective by the SEC within one hundred and twenty (120) days following the date of filing the resale registration statement and to keep the resale registration statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrants or Inducement Warrant Shares. In the event that the Company fails to timely deliver to the Holder the Inducement Warrant Shares without restrictive legends, the Company has agreed to pay certain liquidated damages to the Holder.

Description of the Inducement Warrants

The Inducement Warrants have an exercise price of $   per share. The exercise price and the number of shares of common stock issuable upon exercise of each Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Inducement Warrants will be entitled to receive, upon exercise of the Inducement Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Warrants immediately prior to the fundamental transaction.

The Company may not effect the exercise of any Inducement Warrants, and the applicable Holder will not be entitled to exercise any portion of any such Inducement Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder of such Inducement Warrant (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrants. The Company will keep shares of common stock from the exercise of the Inducement Warrants in abeyance and will issue such shares to the holder to the extent the ownership of the holder does not exceed 4.99% or 9.99%. Shares of common stock kept in abeyance are not considered issued and outstanding common stock.

The terms of the Warrant Inducement Offer Letters and the Inducement Warrants are complex and are only briefly summarized above. For further information regarding these agreements and the financing, please refer to our Current Report on Form 8-K filed with the SEC on   , 2025. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Reason for Seeking Stockholder Approval

As discussed above, in order to comply with NYSE Listing Rule 312.03(c), we may not issue shares in excess of 20% of the outstanding common stock prior to the date of the Warrant Inducement Offer Letters until stockholder approval allowing the issuance of the underlying shares of common stock is obtained. Because the   shares of common stock issuable upon exercise of the Inducement Warrants (i) were sold for a price less than the Minimum Price, and (ii) total more than 19.99% of our outstanding shares of common stock prior to the date of the Warrant Inducement Offer Letters, we are asking stockholders to approve of the Inducement Warrant Shares Issuance.

Impact on Stockholders of Approval or Disapproval of this Proposal

If stockholders do not approve the Inducement Warrant Shares Issuance Proposal, then the Inducement Warrants will only be exercisable to the extent that the total number of shares issued upon exercise of such Inducement Warrants do not exceed 19.99% of the shares of our common stock outstanding before the issuance. Failure to obtain such approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings or that such funds could be raised at prices that would not create substantial dilution for our existing stockholders.

If stockholders approve the Inducement Warrant Shares Issuance Proposal, stockholders will be subject to potential adverse effects, including those set forth below. The Warrants will be immediately exercisable following such approval.

Dilution

If our stockholders vote to approve the Inducement Warrant Shares Issuance, the issuance of Inducement Warrant Shares will not require any additional approval by our stockholders. The issuance of such common stock will have a dilutive effect on current stockholders other than the holders that exercise such Inducement Warrants, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such common stock. The issuance of such common stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. The dilutive impact of the Inducement Warrant Shares Issuance cannot be fully determined as of the date hereof as such Inducement Warrants are only expected to be exercised if the market price of the common stock is above the $   exercise price thereof, and the timing and market price at the time of exercise will not be known until the applicable date of exercise of the Inducement Warrants.

Potential Negative Effect on Market Price

The Inducement Warrant Shares registered on the resale registration statement (as the same may be amended in the future) will be freely tradable without restriction or further registration. As a result, a substantial number of shares of our common stock may be sold by the holders of the Inducement Warrants in the public market. If there are significantly more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock will decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. The sale of the shares by holders of the Warrants, or the perception that such sales may occur, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

FOR THE INDUCEMENT WARRANT SHARES ISSUANCE PROPOSAL.

PROPOSAL 6: PREFERRED SHARES ISSUANCE PROPOSAL

Overview

Our Board is asking stockholders to consider and vote upon a proposal to approve the issuance of shares of common stock upon the conversion of the Series B Preferred Stock, pursuant to a Securities Purchase and Exchange Agreement, dated as of November 11, 2025 (the “Exchange Agreement”), by and among us and RTW, in accordance with NYSE Listing Rule 312.03(b)(i), 312.03(c) and 312.03(d).

As we evaluate our ability to regain compliance with the continued listing requirements of the NYSE and/or to gain compliance with the initial listing requirements of an alternative national securities exchange, achievement of stockholders’ equity equal to or exceeding certain thresholds is a significant pathway to such potential compliance. As detailed below, pursuant to the Exchange Agreement, RTW has agreed to exchange all of the (i) principal amount of Notes (as defined below), including interest accrued on the Notes up to but excluding the closing date of the Exchange (as defined below); (ii) Company obligations under the First RIFA; and (c) Company obligations under the Second RIFA (clauses (i)-(iii), collectively, the “Exchange”). We entered into the Exchange Agreement with RTW and, subject to (among other things) the approval of this Proposal 6, the consummation of the Exchange, in order to effectuate the exchange of our outstanding indebtedness for shares of Series B Preferred Stock that would be reflected on our balance sheet as equity interests, resulting in a substantial increase in stockholders’ equity set forth thereon.

Background

Amended Note Purchase Agreement

On April 14, 2024, we entered into the Note Purchase Agreement with RTW Investments, LP, as agent for the purchasers (the “Note Purchasers”) party thereto from time to time (RTW in such capacity, the “Principal Purchaser”), and Acquiom Agency Services LLC as collateral agent for the Note Purchasers and Principal Purchaser, as amended on April 16, 2024 by the First Amendment to the Note Purchase Agreement, on January 7, 2025 by the Omnibus Amendment (the “Omnibus Amendment”) and on April 15, 2025 by the Second Amendment to the Note Purchase Agreement (as amended, the “Amended Note Purchase Agreement”), pursuant to which the Company issued and sold $48 million aggregate principal amount of convertible senior secured notes (the “Notes”) to the Note Purchasers in a private placement transaction.

Pursuant to the Amended Note Purchase Agreement, $5.0 million of principal amount of the Notes were mandatorily converted into 1,492,539 shares of common stock as a result of our market capitalization, as determined in accordance with the rules of the NYSE, falling below $15.0 million (the “Market Capitalization Condition”). The Note Purchasers also had the right to provide us notice to convert up to an additional $5.0 million of aggregate principal amount of the Notes into shares of our common stock at an agreed conversion rate, which we could accept or reject in our sole discretion. The Note Purchasers delivered such notice on November 4, 2025, which we accepted on November 5, 2025. On November 6, 2025, $5.0 million of principal amount of the Notes were converted at the floor conversion price of $3.35 per share of common stock (the “Floor Conversion Rate”) into 1,492,539 shares of common stock.

In addition, without regard to the Market Capitalization Condition, the Note Purchasers may provide us notice to convert up to an additional $5.0 million aggregate principal amount of the Notes into shares of common stock at the 5-Day VWAP Conversion Rate, which we may accept or reject in our sole discretion. The “5 Day VWAP Conversion Rate” is the lesser of (i) the quotient of $1,000 divided by the daily volume weighted average price (“VWAP”) of our common stock for the five consecutive trading day period ending on the trading day immediately preceding the date of the delivery of the Purchaser’s notice discounted by 5% and (ii) the Floor Conversion Rate. Finally, during the one year period ending on April 15, 2026, the Note Purchasers in their sole discretion may provide us notice to convert up to an additional $1.0 million aggregate principal amount of the Notes in any 30-day period into shares of common stock at the 5-Day VWAP Conversion Rate. If the Note

Purchasers do not exercise their right to provide a notice to convert all or a portion of $1.0 million aggregate principal amount of the Notes per month, any shortfall may be included in the amount to be converted in a subsequent 30-day period. The maximum principal amount of the Notes that may be converted under such monthly conversion provision is $12.0 million.

Revenue Interest Financing Agreements

On February 9, 2023, we entered into a revenue interest financing agreement with certain entities that have engaged RTW as investment manager (collectively, the “RIFA Investors”), as amended by the Omnibus Amendment (the “RIFA Amendment”), dated as of April 14, 2024 and as amended by the Omnibus Amendment (as amended, the “First RIFA”), pursuant to which we received $40.0 million upfront. In exchange, we are obligated to remit to the RIFA Investors certain revenue interest payments on all current and future products, digital solutions and services developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested or otherwise distributed by us and our subsidiaries at a rate up to 6.0% of annual net sales prior to December 31, 2026. On or after January 1, 2027, we will remit revenue interest payments at a rate up to 10.0% of annual net sales, and we will continue to make revenue interest payments to RIFA Investors until December 31, 2030. The RIFA Amendment, among other things, increased the rate of interest payments for net sales less than or equal to $100 million prior to December 31, 2026 from 6% to 12% and increased the rate on net sales of less than or equal to $100 million on or after January 1, 2027 from 10% to 12%. Additionally, the prepayment amount was modified such that, prior to March 31, 2026, we are entitled to settle the revenue interest financing for a prepayment amount that would allow the RIFA Investors to yield a 20% internal rate of return.

In addition, on October 22, 2024, the RIFA Investors exercised their option pursuant to an amended and restated side letter, dated May 2, 2023, by and among us and the RIFA Investors, to surrender 30,000 shares of our common stock representing $7.5 million in consideration for an additional revenue interest financing agreement (the “Investment Conversion”). Accordingly, on October 30, 2024, we and the RIFA Investors entered into an additional Revenue Interest Financing Agreement (as amended by the Omnibus Amendment, the “Second RIFA”). The Second RIFA has substantially identical terms and conditions as the First RIFA, except that the amount of financing provided under the Second RIFA is equal to the conversion amount of $7.5 million.

Exchange Agreement

On November 11, 2025, we entered into the Exchange Agreement, pursuant to which RTW has agreed to exchange all of the (i) principal amount of Notes, including interest accrued on the Notes up to but excluding the closing date of the Exchange; (ii) Company’s obligations under the First RIFA; and (c) Company’s obligations under the Second RIFA.

The consummation of the Exchange is subject to, among other things, stockholder approval of the issuance of the shares of common stock upon conversion of the Series B Preferred Stock (the “Preferred Shares” and such issuance, the “Preferred Shares Issuance”) in accordance with NYSE Listing Rules, compliance with the listing requirements of the national securities exchange on which the common stock is then listed and the approval for listing of such shares of common stock upon conversion of the Series B Preferred Stock by such national exchange.

We entered into the Exchange Agreement with RTW and, subject to (among other things) the approval of this Proposal 6, the consummation of the Exchange, in order to effectuate the exchange of our outstanding indebtedness for shares of Series B Preferred Stock that would be reflected on the Company’s balance sheet as equity interests, resulting in a substantial increase in stockholders’ equity set forth thereon. As we evaluates our ability to regain compliance with the continued listing requirements of the NYSE and/or to gain compliance with the initial listing requirements of an alternative national securities exchange, achievement of stockholders’ equity equal to or exceeding certain thresholds is a significant pathway to such potential compliance.

This description of the Exchange Agreement and the transactions related thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which was filed with the SEC as Exhibit 10.3 to our Form 8-K on November 12, 2025.

NYSE Requirements

Listing Rules 312.03(b)(i), 312.03(c) and 312.03(d)

NYSE Listing Rule 312.03(b)(i) provides that stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions to a director, officer, controlling shareholder or member of a control group, or any other substantial security holder of the issuer that has an affiliated person who is an officer or director of the company (each, an “Active Related Party”), if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1.0% of the number of shares of common stock or 1.0% of the voting power outstanding before the issuance. In addition, NYSE Listing Rule 312.03(c) provides that stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. However, stockholder approval under NYSE Listing Rules 312.03(b)(i) and 312.03(c) is not required if such transaction is a cash sale for a price that is at least the “Minimum Price.”

The “Minimum Price” is defined as a price that is the lower of (i) the Official Closing Price immediately preceding the signing of the binding agreement, or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. “Official Closing Price” means the closing price on the NYSE as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities.

In addition, NYSE Listing Rule 312.03(d) provides that stockholder approval is required for any issuance that will result in a change of control of the issuer. Under applicable NYSE guidance, a change of control may be deemed to occur if a substantial stockholder acquires shares of common stock resulting in the ownership of additional shares, even though such stockholder owns less than a majority of the total voting power of all of the listed company’s outstanding shares of common stock.

Continued Listing Standards

On August 29, 2024, we received written notice (the “Market Cap Notice”) from the NYSE that we are not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “Minimum Market Capitalization Standard”) because our average market capitalization was less than $50.0 million over the consecutive 30 trading-day period ended August 29, 2024, and our last reported stockholders’ equity as of August 29, 2024 was less than $50.0 million. The Market Cap Notice did not result in the immediate delisting of our common stock from the NYSE.

In accordance with applicable NYSE procedures, we submitted a plan to the NYSE advising it of the definitive action(s) we have taken, are taking, and/or plan to take that would bring us into conformity with the Minimum Market Capitalization Standard within 18 months of receipt of the Market Cap Notice (the “Market Cap Cure Period”). The NYSE accepted our plan and currently reviews us on a quarterly basis to confirm our compliance with the plan. If we fail to comply with the plan, or we do not meet the Minimum Market Capitalization Standard at the end of the Market Cap Cure Period, we will be subject to NYSE’s prompt initiation of suspension and delisting procedures. Although the issuance of shares of common stock upon conversion of the Series B Preferred Stock may result in an increase in our market capitalization, we cannot assure you that it will result in satisfaction of the Minimum Market Capitalization Standard. In addition, we may seek to list our common stock on an alternative national securities exchange. In order to do so, we will be required to comply with the initial listing requirements of such alternative national securities exchange, which may include an alternative market capitalization requirements. As we evaluate our ability to regain compliance with the continued listing requirements of the NYSE and/or to gain compliance with the initial listing requirements of an alternative national securities exchange, achievement of a market capitalization equal to or exceeding certain thresholds is a significant pathway to such potential compliance.

Series B Preferred Stock

The rights and limitations of the Series B Preferred Stock will be set forth in a certificate of designations of rights and preferences of Series B Preferred Stock (the “Certificate of Designations”) to be filed with the Secretary of State of the State of Delaware prior to the Closing and, with respect to the registration rights described below, as set forth in the Exchange Agreement. This description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designations, attached as Appendix B of this Proxy Statement.

General

Each share of Series B Preferred Stock has an initial stated value of $1,000.00 per share and, when issued, each share of Series B Preferred Stock will be fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the company, the Series B Preferred Stock will rank senior to all other capital stock.

Conversion

The Series B Preferred Stock is convertible into shares of common stock at the holder’s election at any time subject to the terms and conditions of the Exchange Agreement. Each share of Series B Preferred Stock converts into a number of shares of common stock equal to the amount determined by dividing (x) the stated value of $1,000, together with any accrued dividends, by (y) the conversion price of $3.37, subject to adjustment, and provided, that in no event shall a holder of Series B Preferred Stock have the right to convert such holders’ Series B Preferred Stock if, following such conversion, such holder and its affiliates would own shares of common stock exceeding 9.9% of the total number of shares of common stock outstanding.

If certain corporate events occur and a holder of our Series B Preferred Stock elects to convert its shares of Series B Preferred Stock after a Make-Whole Fundamental Change (as defined in the Certificate of Designations), then the conversion rate shall be increased for such holder as set forth in the Certificate of Designations.

Voting Rights

The holders of Series B Preferred Stock will be entitled to vote on all matters on which the holders of shares of common stock are entitled to vote, together as a single class; provided that holders of our Series B Preferred Stock shall not be entitled to vote to the extent the Series B Preferred Stock is not convertible as a result of the beneficial ownership limitation (as described below) or is otherwise not eligible to vote under the applicable rules of the NYSE or other applicable national securities exchange on which the common stock is then listed.

Dividend Rights

The Series B Preferred Stock accrues dividends at a rate of 8.25% per annum. The dividends are payable to each record holder of the Series B Preferred Stock in cash; provided that (i) until the second-year anniversary of the Issuance of the Series B Preferred Stock and (ii) following the second-year anniversary of the issuance of the

Series B Preferred Stock, if we are unable to pay cash dividends in compliance with Delaware law, the Company will, in each case, pay the dividend by increasing the accrued value of the Series B Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the company, the holders of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to stockholders a liquidation preference per share equal to the greater of (i) the then accrued value plus any dividends, and (ii) the amount the holders of Series B Preferred Stock would have received upon such liquidation, dissolution or winding-up of the company had all such holders converted such Series B Preferred Stock into common stock, in each case, before any distribution of assets is made to holders of all other capital stock.

Registration Rights

The holders of Series B Preferred Stock are entitled to certain rights with respect to registration of such shares under the Securities Act of 1933, as amended (the “Securities Act”). Such shares are referred to as “registrable securities.” We will pay all registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the registrations described below.

At any time after the Closing, any holder of registrable securities may request that we register their shares for resale on a registration statement on Form S-3, subject to specified conditions and limitations. We must cause such registration statement to become effective as soon as reasonably practicable thereafter, but in any event within 90 days of the filing date. If the registration statement has not become effective by such date, or becomes suspended or subject to an effective stop order (subject to applicable grace periods), we will be required to pay liquidated damages of 0.25% of the deemed purchase price to the holders of Series B Preferred Stock every thirty days until such default is cured; provided that such damages shall not exceed 5% of the aggregate purchase consideration paid by the Series B Preferred Stock holders in the aggregate.

In addition, if requested by the holders of Series B Preferred Stock, a sale of registrable securities may be conducted in an underwritten offering; provided, however, that such holders may not, without our prior written consent, launch more than two underwritten offerings within any 365-day period.

Governance Rights

Pursuant to the terms of the Investor Rights Agreement, the First RIFA and the Second RIFA, RTW is entitled to designate one director to our Board, initially Nicholas Lewin, who was appointed to the Board effective as of August 2023. Pursuant to the terms of the Amended Note Purchase Agreement, RTW is entitled to designate two directors to our Board, initially Mr. Lewin and R. Jason Richey, the latter of whom was appointed to the Board effective as of December 30, 2024. Additionally, in August 2024, we expanded our Board from seven to eight members and in September 2024, we appointed Keith B. Johns II to our Board, which appointment was approved by RTW in satisfaction of certain obligations to RTW set forth in the Amended Note Purchase Agreement. If the Exchange is consummated, RTW’s rights under each of the First RIFA, the Second RIFA and the Amended Note Purchase Agreement shall terminate and be replaced by the rights set forth in the Certificate of Designations, as described below.

Pursuant to the terms of the Certificate of Designations, for so long as RTW or its affiliates beneficially own at least: (i) 10% of our securities, RTW will have the right to nominate an individual for election to the Board and (ii) 30% of our securities, RTW will have the right to nominate a second individual for election to the Board, in each case subject to the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the approval of the Board. Such individuals shall initially be Nicholas Lewin and R. Jason Richey, respectively, who currently serve on our Board and whose terms expire at our 2026 annual meeting of stockholders and this Annual Meeting, respectively.

In addition, for so long as (x) a Specified Breach Event (as defined below) has occurred and is continuing and (y) RTW or its affiliates beneficially own at least 10% of the Company’s securities, RTW will have the right to nominate two additional individuals for election to the Board, in each case subject to the recommendation of the Nominating Committee and the approval of the Board. Notwithstanding the foregoing, if the appointment of such individuals would result in a majority of the Board being comprised of individuals nominated by RTW, then (i) such nomination right shall be reduced so that all individuals nominated by RTW will represent less than a majority of the Board, (ii) we will use our best efforts to increase the size of the Board as necessary to permit the nomination of both individuals while all individuals nominated by RTW represent less than a majority of the Board, and (iii) the dividend rate of the Series B Preferred Stock will be increased by 2% during such period that at least one such individual cannot be appointed.

“Specified Breach Event” means a failure to satisfy our obligations under the Exchange Agreement to: (i) maintain at all times a minimum aggregate balance of $3.0 million in unrestricted cash and (ii) obtain a marketing authorization from the Food and Drug Administration for one of our products no later than December 31, 2026, which, in each case, has not been cured.

Beneficial Ownership Limitations

The terms of the Series B Preferred Stock provide that in no event shall the Series B Preferred Stock be converted into a number of shares of common stock exceeding 9.9% of the total number of shares of common stock outstanding.

Reason for Seeking Stockholder Approval

As discussed above, Listing Rule 312.03(b)(i) requires us to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, to an Active Related Party of the Company if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds 1% of the number of shares of common stock outstanding before the issuance and the transaction is not a cash sale for a price that is at least the Minimum Price. The NYSE determined that RTW is an Active Related Party under Listing Rule 312.03(b)(i). The Series B Preferred Stock currently has a Conversion Price greater than or equal to the Minimum Price as of the date of the Exchange Agreement. However, because the Conversion Price of the Series B Preferred Stock is subject to a reset provision in connection with a Make-Whole Fundamental Change (as defined in the Exchange Agreement) that may result in the Conversion Price falling to a price below the NYSE Minimum Price, pursuant to the terms of the Exchange Agreement, we may not deliver Preferred Shares in excess of 1% of the number of shares of our common stock outstanding unless we obtain stockholder approval of such issuance. We are also seeking stockholder approval under NYSE Listing Rule 312.03(c) because the number of Preferred Shares issuable pursuant to the Exchange Agreement exceeds 20% of the number of shares of common stock outstanding.

In addition, if the Exchange Agreement is approved by our stockholders, the issuance of shares of our common stock to RTW upon such conversion may result in a “change of control” for the purposes of Listing Rule 312.03(d). Therefore, we are soliciting stockholder approval for the Preferred Shares Issuance as set forth in the Exchange Agreement, to satisfy such requirement.

On October 15, 2025, the disinterested members of the Board (the “Disinterested Directors”), after due consideration of all the factors the Disinterested Directors deemed to be relevant, (i) determined that the Exchange Agreement, including the form, terms and provisions therein, and the transactions contemplated thereby, including the Exchange (as defined below), were advisable, fair to and in the best interests of us and our disinterested stockholders; (ii) approved and authorized the Exchange Agreement, including the form, terms and provisions therein, and the transactions contemplated thereby, including the Exchange; and (iii) approved the execution and delivery of the Exchange Agreement, our performance by of our covenants and other obligations contained thereunder and the consummation of the transactions or other actions contemplated by the Exchange Agreement. The Disinterested Directors also recommended that our stockholders approve and adopt resolutions approving the Preferred Shares Issuance to RTW pursuant to, and in accordance with, the terms and conditions set forth in the Exchange Agreement.

Our Board and the Disinterested Directors additionally determined that the Exchange Agreement, the issuance of the Series B Preferred Stock, and the common stock that may be issued thereby, are in the best interests of the Company and our stockholders because (i) the corresponding increase in our stockholders equity that will result from the exchange of the Notes for the Series B Preferred Stock, and the contribution of that additional stockholders equity toward gaining compliance with the minimum stockholders’ equity requirement of the NYSE and/or the minimum stockholders’ equity requirement for initial listing of our common stock on an alternative national securities exchange; and (ii) the extinguishment of the Notes and revenue interest payments will allow us to utilize the cash otherwise needed to repay the Notes and revenue interest payments for working capital.

Pursuant to the Exchange Agreement, we are required to use our best efforts to obtain stockholder approval of the issuance of the Preferred Shares. RTW’s obligation to consummate the closing of the Exchange (the “Closing”) is conditioned upon, among other things, the receipt of stockholder approval of the issuance of the Preferred Shares under NYSE Listing Rules no later than January 31, 2026.

Stockholder approval of this Proposal 6 will constitute stockholder approval for purposes of Listing Rule 312.03(b)(i), Listing Rule 312.03(c) and Listing Rule 312.03(d) and will also satisfy our requirements to obtain stockholder approval under the Exchange Agreement.

Consequences for Failing to Obtain Stockholder Approval

Approval of this Proposal 6 is a closing condition for the Exchange Agreement. If we do not receive the approval contemplated in this Proposal 6, we will not be able to satisfy all conditions of RTW to close the transactions contemplated by the Exchange Agreement, and the Exchange will not be consummated. The Amended Note Purchase Agreement, First RIFA and Second RIFA will remain binding upon us. In addition, if the Exchange is not completed, we will be less likely to gain compliance with the minimum stockholders’ equity requirement of the NYSE or an alternative national securities exchange to maintain our listing on the NYSE, and your securities may be delisted.

In the event that this Proposal 6 is not approved by our stockholders, we will include a proposal in our definitive proxy statement on Schedule 14A seeking stockholder approval of the Preferred Shares Issuance in connection with our 2026 annual meeting of stockholders.

Interests of Certain Persons

When you consider the Board’s recommendation to vote in favor of this Proposal 6, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, RTW is a party to the transactions and has the nomination rights described above and, as a result, has an interest in the approval of this Proposal 6.

As described elsewhere in this Proxy Statement, RTW has the power to vote 2,542,603 shares of common stock, or approximately 33% of our shares of common stock outstanding as of the Record Date. However, the Amended Note Purchase Agreement provides that, with respect to the shares of common stock issued upon conversion of the Notes, RTW shall either (i) refrain from voting such shares or (ii) vote such shares in the same proportion as the shares of common stock voted by holders of our common stock who are not affiliated with RTW. As of the date of this Proxy Statement, $10.0 million of principal amount of the Notes have been converted into 2,985,078 shares of common stock.

Potential Adverse Effects

Dilution

If our stockholders vote to approve the Preferred Shares Issuance, the issuance of shares of our common stock upon conversion of the Series B Preferred Stock will not require any additional approval by our common stockholders. The issuance of such common stock will have a dilutive effect on current stockholders other than the purchasers, in that the percentage ownership of the company held by such other current stockholders will decline as a result of the issuance of such common stock. The issuance of such common stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. Assuming that all of the shares of Series B Preferred Stock are converted into common stock at the current conversion price of $3.37, approximately 29.6 million shares of common stock could be issued. Because the conversion price of the Series B Preferred Stock may be adjusted from time to time, the number of shares that will actually be issued is unknown. The ownership interest of the existing stockholders would be correspondingly reduced depending on the number of shares of common stock issued upon conversion of the Series B Preferred Stock. The sale into the public market of these shares also could materially and adversely affect the market price of the common stock.

Potential Anti-Takeover Effect

If this Proposal 6 is approved, the issuance of the common stock could have an anti-takeover effect because such issuance would make it more difficult for, or discourage an attempt by, a party to obtain control of our company by tender offer or other means. The issuance of the common stock will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of our company, and dilute the interest of a party attempting to obtain control of our company. However, the existing indebtedness, which may have a similar anti-takeover effect, will be eliminated. The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of our company by any means.

Potential Negative Effect on Market Price

The shares of our common stock issued upon conversion of the Series B Preferred Stock registered on the resale registration statement (as the same may be amended in the future) will be freely tradable without restriction or further registration. As a result, a substantial number of shares of our common stock may be sold by RTW in the public market. If there are significantly more shares of our common stock offered for sale than buyers are willing to purchase, then the market price of our common stock will decline to a market price at which buyers are willing to purchase the offered common stock and sellers remain willing to sell our common stock. The sale of the shares by RTW, or the perception that such sales may occur, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE

FOR THE PREFERRED SHARES ISSUANCE PROPOSAL.

PROPOSAL 7: PRIVATE PLACEMENT WARRANT SHARES ISSUANCE PROPOSAL

Overview

Our Board is asking stockholders to consider and vote upon a proposal to approve the issuance of shares of our common stock (such shares, the “Private Placement Warrant Shares” and such issuance, the “Private Placement Warrant Shares Issuance”) upon the exercise of the Private Placement Warrants (as defined below), in accordance with NYSE Listing Rule 312.03(c).

The Private Placement Warrants

Pursuant to the securities purchase agreement, dated November 11, 2025, by and between us and each purchaser thereto (the “Securities Purchase Agreement”), we issued an aggregate of 2,994,012 shares of common stock (the “Private Placement Shares”) and 2,994,012 warrants (the “Private Placement Warrants”) in a private placement (the “Private Placement”), at an offering price of $1.67 per share and accompanying warrant. The Private Placement closed on November 14, 2025, and resulted in gross proceeds of approximately $5.0 million. The Company intends to use the net proceeds for working capital and general corporate purposes.

NYSE Listing Rule 312.03(c)

NYSE Listing Rule 312.03(c) provides that stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if: (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock; or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. However, stockholder approval is not required if such transaction is a cash sale for a price that is at least the “Minimum Price,” defined in Listing Rule 312 as a price that is the lower of (i) the Official Closing Price immediately preceding the signing of the binding agreement, or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. “Official Closing Price” means the closing price on the NYSE as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities.

Although the offering price per Private Placement Share was greater than the Minimum Price per share of Common Stock, no additional consideration was received for the Private Placement Warrants. Because the Minimum Price of a Private Placement Share of $1.625, together with the Black-Scholes value of the Private Placement Warrant, may collectively be greater than the offering price of $1.67 per Private Placement Share and accompanying Private Placement Warrant, the Private Placement Warrants may be deemed to have been issued at an offering price below the Minimum Price.

Private Placement Warrant Exercise

The Private Placement Warrants will not be exercisable until we obtain stockholder approval for the Private Placement Warrant Shares Issuance as required by the applicable rules and regulations of the NYSE. The Private Placement Warrants will then be immediately exercisable and will expire on the fifth anniversary of the date such stockholder approval is obtained.

Stockholder Approval Requirement

As discussed above, we may be required to obtain stockholder approval to approve the Private Placement Warrant Shares Issuance, in accordance with Listing Rule 312.03(c), because the Private Placement Warrants may be deemed to have been sold at an offering price below the Minimum Price. Pursuant to the Private Placement Purchase Agreement, we have agreed to use reasonable best efforts to hold a special meeting of stockholders seeking stockholder approval of the issuance of the Private Placement Warrant Shares by January 31, 2026. If we do not obtain such stockholder approval at the Annual Meeting, we are obligated to call a meeting every 60 days thereafter to seek such stockholder approval until the earlier of the date on which such stockholder approval is obtained or the Private Placement Warrants are no longer outstanding.

Rights and Limitations

Registration Rights

We have agreed to file a resale registration statement with the SEC within 60 days of the date of the Securities Purchase Agreement to register the resale of the Private Placement Warrant Shares. We must use commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as possible, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the closing date of the Private Placement, or (b) in the event that the SEC does review such registration statement, 120 days after the closing date of the Private Placement (but in any event, no later than five (5) trading days following the SEC’s notification that it has no further comments to the registration statement).

Beneficial Ownership Limitations

A holder (together with its affiliates) may not exercise any portion of the Private Placement Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Private Placement Warrants.

Reason for Seeking Stockholder Approval

As discussed above, we are required to obtain stockholder approval to approve the Private Placement Warrant Shares Issuance, in accordance with Listing Rule 312.03(c), because the Private Placement Warrants may be deemed to have been sold at an offering price below the Minimum Price.

Stockholder approval of this Proposal 7 will constitute stockholder approval for purposes of Listing Rule 312.03(c) and will satisfy our obligation to obtain stockholder approval under the Securities Purchase Agreement.

Consequences for Failing to Obtain Stockholder Approval

In the event that this Proposal 7 is not approved by our stockholders, we are obligated to call a meeting every 60 days thereafter to seek such stockholder approval until the earlier of the date on which such stockholder approval is obtained or the Private Placement Warrants are no longer outstanding. Such requirement to include such proposal potentially multiple times after this Annual Meeting imposes significant costs on us, including legal and accounting costs, and diversion of management attention.

The Private Placement Warrants are not exercisable until we obtain stockholder approval of the Private Placement Warrant Shares Issuance. Thus, failure to obtain such approval will prevent holders of the Private Placement Warrants from exercising, and we will not be able to receive the exercise price for such Private Placement Warrants until we have obtained stockholder approval.

Potential Adverse Effects

Dilution

If our stockholders vote to approve the Private Placement Warrant Shares Issuance, the issuance of Private Placement Warrant Shares will not require any additional approval by our stockholders. The issuance of such Common Stock will have a dilutive effect on current stockholders other than the holders that exercise such warrants, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such Common Stock. The issuance of such Common Stock will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline. The dilutive impact of the Private Placement Warrant Shares Issuance cannot be fully determined as of the date hereof as such Private Placement Warrants are only expected to be exercised if the market price of the Common Stock is above the $1.67 exercise price thereof, and the timing and market price at the time of exercise will not be known until the applicable date of exercise of the Private Placement Warrants.

Potential Negative Effect on Market Price

The Private Placement Warrant Shares registered on the resale registration statement (as the same may be amended in the future) will be freely tradable without restriction or further registration. As a result, a substantial number of shares of our Common Stock may be sold by the holders of the Private Placement Warrants in the public market. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock will decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The sale of the shares by holders of the Private Placement Warrants, or the perception that such sales may occur, could increase the volatility of the market price of our Common Stock or result in a significant decline in the public trading price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Required Vote and Recommendation of the Board for Proposal 7

The affirmative vote of the holders of a majority of the votes properly cast will be required to approve this Proposal 7. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of this Proposal 7.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE PRIVATE PLACEMENT WARRANT SHARES ISSUANCE PROPOSAL.

PROPOSAL 8: REVERSE STOCK SPLIT PROPOSAL

Overview

The Board has approved and declared advisable, and is asking stockholders to consider and vote upon, an amendment to our Charter to combine the outstanding shares of our common stock into a lesser number of outstanding shares, otherwise known as a “reverse stock split,” with the exact ratio and effective time of such Reverse Stock Split to be determined by our Board, subject to the limitations described below.

If approved by our stockholders at the Annual Meeting, the Board would have the sole discretion to effect the Reverse Stock Split at any time within one year of such approval, and to fix the specific ratio for the Reverse Stock Split within the range of not less than 1-for-1.5 and not more than 1-for-20.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Charter setting forth the Reverse Stock Split (the “Certificate of Amendment”), or at a later time if and as set forth in the Certificate of Amendment. The exact timing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval, to abandon the Reverse Stock Split if, at any time prior to the effectiveness of the Reverse Stock Split, the Board, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders to proceed. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

The proposed form Certificate of Amendment to our Charter to effect the Reverse Stock Split is attached as Appendix C to this Proxy Statement. Any amendment to our Charter to effect the Reverse Stock Split will include the ratio fixed by the Board within the range approved by our stockholders.

As of the Record Date, a total of 7,770,047 shares of our common stock were issued and outstanding and no shares were held in treasury. Based on such number of shares of our common stock issued and outstanding, immediately following the effectiveness of the Reverse Stock Split (and without giving any effect to the treatment of fractional shares), we will have, depending on the reverse stock split ratio selected by our Board, issued and outstanding shares of common stock as illustrated in the table under the heading “Impact on Common Stock” below.

The Reverse Stock Split will not result in a reduction of the total number of shares of our common stock that we are authorized to issue by a corresponding ratio, and, as a result, the number of authorized shares of common stock available for issuance will increase. See “Risk Factors—Risks Associated with the Reverse Stock Split” below.

All holders of our common stock will be affected proportionately by the Reverse Stock Split. Each stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except to the extent that the Reverse Stock Split results in stockholders receiving additional shares as a result of rounding up fractional shares.

Reasons for Reverse Stock Split

Appeal to a Broader Range of Investors to Generate Greater Investor Interest

Our primary objective in effectuating the Reverse Stock Split is to raise the per share trading price of our common stock in order to appeal to a broader range of investors. We believe that the low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. An increase in our stock price may make our common stock more attractive to investors.

Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting or discouraging them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our common stock. Investment funds also may be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.

Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The trading market for our common stock depends, in part, on the research and reports that securities and industry analysts publish about us and our business. If few or no securities or industry analysts cover us, or current analysts cease coverage due to our share price, demand and the trading price for our common stock would likely be negatively impacted. Giving the Board the ability to effect the Reverse Stock Split, and thereby increase the price of our common stock, would give the Board the ability to address these issues if it is deemed necessary.

Other Potential Benefits of the Reverse Stock Split

Improved Perception of Our Common Stock as an Investment Security

The Board believes that effecting the Reverse Stock Split is one potential means of increasing the share price of our common stock to improve the perception of our common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our common stock, but also our market liquidity. In the event the Reverse Stock Split increases the trading price of our common stock, it may have the effect of improving this negative perception and market liquidity.

Provide Flexibility to Respond to Future Business Needs & Opportunities

The availability of additional authorized but unissued shares of our common stock would provide us with increased flexibility to consider and respond to future business needs and opportunities as they arise. While we are currently unaware of any such needs or opportunities, these could include future equity offerings, asset acquisitions, business combinations, and other strategic transactions.

Support the Continued Listing of Our Common Stock

Our common stock is listed on NYSE under the symbol “ALUR.” To maintain such listing, we must continue to comply with applicable NYSE listing rules, which, among other things, require a minimum bid price of $1.00 per share. While our common stock currently complies with this rule, we believe the Reverse Stock Split will reduce the risk that it becomes subject to delisting for this reason in the future. In addition, we may seek to list our common stock on an alternative national securities exchange. In order to do so, we will be required to comply with the initial listing requirements of such alternative national securities exchange, which may include a higher minimum bid price requirement. As we evaluate our ability to regain compliance with the continued listing requirements of the NYSE and/or to gain compliance with the initial listing requirements of an alternative national securities exchange, achievement of a minimum bid price equal to or exceeding certain thresholds is a significant pathway to such potential compliance.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in an increase in the trading price of our common stock. Reducing the number of outstanding shares of our common stock through a Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock.

The effect of the Reverse Stock Split on the trading price cannot be predicted with any certainty. The history of similar combinations for companies in similar circumstances is varied, particularly because some investors may view such action by us negatively. There is no assurance that:

•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower-priced stocks;

•	the Reverse Stock Split will enhance the marketability of our common stock to potential investors generally; or

•	the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.

In addition, the Reverse Stock Split would have no effect on the number of shares of our authorized capital stock—the total number of authorized shares would remain the same as before the Reverse Stock Split, and only the number of outstanding shares of common stock would decrease. This would have the effect of increasing the number of shares of common stock available for issuance. As of the Record Date, the number of authorized shares of our common stock was 1,000,000,000 shares, which will not be affected by the Reverse Stock Split.

Risk of Dilution

The Board may authorize the issuance of the remaining authorized and unissued shares at the discretion of the Board when opportunities arise, without further stockholder action, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the common stock. As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and, unless such issuance was pro rata among existing stockholders, the percentage ownership of existing stockholders would be diluted accordingly. The issuance of additional shares also may cause a decline in the trading price of our common stock.

No Positive Effect on Market Capitalization

The market price of our common stock will also be based on the performance of our company and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. If the market price of our common stock increases by an amount equal or lesser to the proportion of the Reverse Stock Split, then our market value of listed securities and market value of publicly-held shares will not increase.

Other Considerations

In evaluating the Reverse Stock Split, in addition to the considerations described above, the Board also took into account various other factors associated with reverse stock splits generally. These factors include:

•	the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants;

•	the potential anti-takeover effect of the increased proportion of unissued shares to issued shares; and

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding.

While the interest of some investors in our common stock may increase if the Reverse Stock Split results in an increased trading price, certain investors, analysts and other stock market participants view reverse stock splits in a negative light, and our implementation of the Reverse Stock Split may have the effect of limiting interest and investment in our company by such individuals and entities, and may negatively impact the trading price of our common stock as a result.

As noted above, the Reverse Stock Split also would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt, or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company).

These authorized but unissued shares could, within the limits imposed by applicable law, be issued in one or more transactions that could make a change of control of our company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, the Board could (within the limits imposed by applicable law) strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our then-current Board, or the shares could be available for potential issuance pursuant to a shareholder rights plan. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding, or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by our Board although perceived as desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Despite these possible anti-takeover effects, the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our Board currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this Proposal 8 could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

Finally, the Board considered that the liquidity of our common stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock, discussed below. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our common stock as described above.

Timing and Selection of Ratio

In order to provide flexibility, the Board is seeking stockholder approval for a range of reverse split ratios of not less than 1-for-1.5 and not more than 1-for-20. The need for the range is due to the volatility of our stock price, which ranged from a high of $7.25 per share to a low of $0.5690 per share between August 2, 2023 (the first day of trading of ALUR on the NYSE) and the date of this Proxy Statement.

The Board believes that enabling the Board to set the exact reverse split ratio within the stated range will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, the Board will consider factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume for our common stock;

•	the anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock;

•	the total number of shares of common stock outstanding;

•	potential financing opportunities; and

•	prevailing general market and economic conditions.

The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the Reverse Stock Split within the range of ratios specified in this Proposal 8 and within one year after the date of the Annual Meeting. The Board may also determine that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders and decide to abandon the Reverse Stock Split at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Impact on Stock Generally

After the effective date of the Reverse Stock Split, if implemented by the Board, the number of shares of common stock issued and outstanding will be reduced due to the Reverse Stock Split, depending upon the ratio determined by the Board, and each stockholder will own a reduced number of shares of common stock. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except as described in “Fractional Shares.” In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The number of stockholders of record also will not be affected by the Reverse Stock Split; however, if approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Impact on Common Stock

The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions as, and will be identical in all other respects to, the common stock now authorized. The common stock will remain fully paid and non-assessable.

The table below illustrates certain, but not all, possible Reverse Stock Split ratios within the proposed range, together with the implied number of issued and outstanding shares of the common stock resulting from implementation of the Reverse Stock Split based on 7,770,047 shares of common stock issued and outstanding as of the Record Date.

Example Ratios with Delegated Range of Ratios	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split (1)
1-for-1.5	5,180,032
1-for-5	1,554,010
1-for-10	777,005
1-for-15	518,004
1-for-20	388,503

(1)	Excludes the effect of fractional share treatment.

Impact on Options, Option Plans and Warrants

Generally

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of common stock, and upon the conversion of convertible notes and convertible preferred stock. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

As of the Record Date, we had:

•	7,770,047 shares of common stock issued and outstanding;

•	216,507 shares of common stock reserved for issuance upon the exercise of outstanding options;

•	361,420 shares of common stock reserved for issuance upon the vesting of restricted stock unit awards;

•	20,543,592 shares of common stock reserved for issuance upon the exercise of outstanding warrants;

•	7,807,300 shares of common stock reserved for issuance upon conversion of the Notes (as defined below);

•	249,999 shares of common stock reserved for future issuances under the 2023 Plan; and

•	131,435 shares of common stock reserved for future issuances under the 2023 Employee Stock Purchase Plan (the “2023 ESPP”).

Options and Option Plans

Under our 2010 Stock Incentive Plan, Amended and Restated 2020 Stock Option and Grant Plan, 2023 Plan and 2023 ESPP (collectively, our “Stock Plans”), the Compensation Committee of the Board has the power to determine the appropriate adjustment to the awards granted and shares reserved for issuance under our Stock Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is approved and effected, we expect that the Compensation Committee will proportionately adjust the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding award under the Stock Plans, and the exercise, grant price or purchase price relating to any such award or right under the Stock Plans to reflect the Reverse Stock Split. The Compensation Committee will also determine the treatment of fractional shares subject to stock options and other outstanding awards under the Stock Plans. In addition, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes to our Stock Plans.

Specifically, it is expected that the number of shares subject to awards under the Stock Plans will be adjusted in each case to equal the product of the number of shares subject to the applicable award immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded down to the nearest whole share), that the exercise price of any stock option will be adjusted to equal the quotient of the number of shares subject to the applicable stock option immediately prior to the Reverse Stock Split divided by the reverse stock split ratio (rounded up to the nearest whole cent), and that the stock price goal of any performance-based restricted stock units will be adjusted in each case to equal the product of the applicable price goal in effect immediately prior to the Reverse Stock Split multiplied by the reverse stock split ratio (rounded up to the nearest whole cent).

Warrants

If the Reverse Stock Split is approved and effected, our outstanding warrants to purchase shares of our common stock will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of such warrants and their exercise prices. Any warrants, including warrants issued or assumed in the Business Combination, warrants issued in the public offering of our common stock and warrants in July 2025 and private warrants issued in multiple transactions in July 2024, January 2025 and February 2025, including the number of shares purchasable upon exercise of such warrants and their exercise prices, will likewise be proportionately adjusted to reflect the Reverse Stock Split.

No Impact on Rights of Preferred Stock

Our Charter currently authorizes the issuance of 100,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares of preferred stock are currently issued and outstanding. The Reverse Stock Split would not increase the authorized number of shares of our preferred stock, and the number of issued and outstanding shares of preferred stock will not change.

No Effect on Par Value

The proposed Reverse Stock Split will not affect the par value of our common stock, which will remain at $0.0001.

Procedures for Implementing the Reverse Stock Split

The effective time of the Reverse Stock Split, if the Reverse Stock Split is approved by stockholders and implemented by us, will be the date and time set forth in the Certificate of Amendment that is filed with the Secretary of State of the State of Delaware (such time, the “Effective Time”). If the Reverse Stock Split is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by our Board.

If, at any time prior to the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the best interests of us and our stockholders to delay the filing of the Certificate of Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned. The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Certificate of Amendment with the Secretary of the State of Delaware, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of this Proposal 8, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if the Board should so decide, in its sole discretion, that such action is in the best interests of us and our stockholders.

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

All of our registered holders of common stock hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company (“CST”). These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements from CST reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with CST will not need to take action to receive evidence of their shares of post-Reverse Stock Split common stock.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

Other Effects of the Reverse Stock Split

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Subject to our compliance with applicable continued listing requirements, our common stock will continue to be listed on the NYSE and traded under the symbol “ALUR,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Time to indicate that a Reverse Stock Split has occurred.

If a Reverse Stock Split is effected, then after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates for our common stock with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above under “—Procedure for Implementing the Reverse Stock Split.” The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

Accounting Matters

The proposed amendment to our Charter will not affect the par value of our common stock as noted above. As a result, at the Effective Time, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-Reverse Stock Split presentation.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Code of 1986, as amended (the “Code”)) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the Internal Revenue Service (“IRS”) has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our common stock for a lesser number of shares of common stock, based upon the reverse stock split ratio. A U.S. Holder’s aggregate tax basis in the lesser number of shares of common stock received in the Reverse Stock Split will be the same such U.S. Holder’s aggregate tax basis in the shares of our common stock that such U.S. Holder owned prior to the Reverse Stock Split. The holding period for the common stock received in the Reverse Stock Split will include the period during which a U.S. Holder held the shares of our common stock that were surrendered in the Reverse Stock Split. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Amendment Effective Date

If the proposed amendment to the Charter as described in this Proposal 8 is approved by the stockholders, upon the Board’s determination, if any, to effectuate the Reverse Stock Split and of the ratio (within the range approved pursuant to this Proposal 8) of such Reverse Stock Split, we will file the Certificate of Amendment reflecting the adopted amendment to our Charter with the Secretary of State of the State of Delaware. The Certificate of Amendment will be effective upon its filing or at such later time as specified in the Certificate of Amendment. If the stockholders do not approve this Proposal 8, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware.

Dissenters’ Rights

No dissenters’ rights are available under the Delaware General Corporation Law or under our Charter or Bylaws to any stockholder who dissents from this Proposal 8.

Interests of Directors and Executive Officers

Our directors and executive officers do not have any substantial interest, directly or indirectly, in the matters set forth in this Proposal 8 except to the extent of their ownership of shares of common stock or any other of our securities.

Vote Required

The majority of the votes properly cast will be required to approve this Proposal 8. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 8.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE REVERSE STOCK SPLIT.

PROPOSAL 9: ADJOURNMENT PROPOSAL

Overview

If we fail to receive a sufficient number of votes to approve Proposals 3, 4, 5, 6, 7 and 8, we may propose to adjourn or postpone the Annual Meeting. We currently do not intend to propose an adjournment or postponement at the Annual Meeting if there are sufficient votes to approve Proposals 3, 4, 5, 6, 7 and 8.

Vote Required

This Proposal 9 requires the affirmative vote of the holders of a majority of the votes properly cast. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 9.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE ADJOURNMENT PROPOSAL.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our stockholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of our Company and our stockholders. Key information regarding our corporate governance initiatives can be found on our corporate website at investors.allurion.com under “Governance Documents,” including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics (our “Code of Conduct”), and the charters for the committees of our Board, described below.

Corporate Governance Guidelines

Our Corporate Governance Guidelines assist our Board in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. These guidelines, which provide a framework for the conduct of Board business, provide that:

•	at least a majority of the members of the Board shall be independent directors as defined by NYSE rules;

•	the independent directors shall meet at least quarterly, and at other times at the request of any independent director, in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors; and

•

at least annually, the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) shall oversee a self-evaluation by the Board to assess the effectiveness of the Board and its committees.

Our Board is responsible for managing or supervising the management of our business and affairs. This includes appointing our Chief Executive Officer, advising management on strategic issues, approving our business and other plans, and monitoring our performance against those plans and against our operating and capital budgets. In addition, our Board also receives and considers recommendations from its various committees with respect to matters such as:

•	the compensation of our executive officers and directors;

•	criteria for Board and committee membership;

•	persons to be nominated for election as members of the Board and to each of the committees of the Board; and

•	matters relating to our corporate governance, including to our Code of Conduct and Corporate Governance Guidelines.

Independence

Our Board has determined that each member of the Board, other than Dr. Gaur, qualifies as independent, as defined under the listing standards of the NYSE. In addition, our Board has determined that each of the members of the Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee is independent in accordance with the rules of the NYSE and, in, the case of the members of the Audit Committee, the rules of the SEC as noted below under “Committees of the Board.”

In determining the independence of its members, the Board considered all the facts and circumstances it deemed relevant in determining their independence, including, but not limited to, the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. We are subject to the rules of the SEC and NYSE relating to the memberships, qualifications, and operations of the Audit Committee.

Director Qualifications

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending to the Board qualified individuals to be nominated for election as directors at each annual meeting of stockholders.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective candidate, such candidate’s depth and breadth of business experience or other background characteristics, such candidate’s independence, and the needs of the Board. At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each recommended nominee meets the following minimum qualifications:

(i)	relevant experience and expertise to enable the candidate to be able to offer germane advice and guidance to management;

(ii)	proven achievement and competence in the candidate’s field;

(iii)	the ability to exercise sound business judgment;

(iv)	an understanding of the fiduciary responsibilities required of a director;

(v)	commitment to devoting time and energy to our affairs;

(vi)	a diverse personal background, perspective, and experience; and

(vii)	commitment to vigorously represent the long-term interests of our stockholders.

In addition to any other standards the Nominating and Corporate Governance Committee deems appropriate from time to time for the overall structure and composition of the Board, the Nominating and Corporate Governance Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Nomination Policies and Procedures

The Nominating and Corporate Governance Committee will consider for recommendation any candidate properly recommended by a stockholder.

Stockholders who wish to nominate qualified candidates to serve as directors must notify us in writing, by notice delivered to the attention of our Secretary at the address of our executive offices as set forth in our periodic reports as filed with the SEC, of a proposed nominee. In order to ensure meaningful consideration of such candidates, notice must be timely received as set forth under “Stockholder Proposals for 2026 Annual Meeting of Stockholders” below.

The notice must set forth:

•	the nominee’s name, age, business address and residence address;

•	the nominee’s principal occupation or employment, and a description of the nominee’s background and qualifications as provided by the nominee;

•	the class and number of shares of our capital stock that are held of record or are beneficially owned by the nominee or their affiliates or associates;

•

any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	such other information as required by Section 2 of Article I of our Bylaws.

The notice also must include a description of all arrangements or understandings between or among the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder or concerning the nominee’s potential service on the Board, as well as certain representations by the nominee with respect to matters such as compliance with law and our corporate policies and procedures.

The nominating stockholder must provide such stockholder’s name and address, as they appear on our books, the class or series and number of all shares of our capital stock that are, directly or indirectly, owned beneficially or of record by such stockholder or any of their affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), a description of all agreements, arrangements or understandings to which the stockholder or any of their affiliates or associates is a party pertaining to the nomination, and identification of the names and addresses of other stockholders (including beneficial owners) known by the nominating stockholder to support such nomination together, to the extent known, with the class and number of all shares of our capital stock owned beneficially or of record by such other stockholders or beneficial owners.

The foregoing description of the stockholder director nomination process does not purport to be complete and is qualified in its entirety by reference to our Bylaws. Submissions received through our stockholder nomination process will be forwarded to the Nominating and Corporate Governance Committee for review. Only those submissions that comply with the procedures summarized herein and more fully set forth in our Bylaws, and those nominees who satisfy the qualifications determined by the Nominating and Corporate Governance Committee for our directors will be considered and eligible for election.

The Nominating and Corporate Governance Committee may also engage third parties, including executive search firms, to assist it with identifying and evaluating potential director nominees. The Nominating and Corporate Governance Committee engaged True Capital Partners, LLC (“True”) to assist it in identifying candidates that satisfied the director qualifications that the Nominating and Corporate Governance Committee had established, and assist the committee in screening such candidates. Each of Mr. Hudson and Mr. Johns were identified and screened by True.

Pursuant to that certain Investor Rights and Lock-Up Agreement, dated August 1, 2023, by and among us and certain of our stockholders (the “Investor Rights Agreement”), the following persons have the following nomination rights with respect to our Board of Directors, subject to the limitations set forth in the Investor Rights Agreement:

(i)	one director and one independent director nominated by Dr. Shantanu Gaur, which are currently Dr. Gaur and Michael Davin;

(ii)	one director and one independent director nominated by Remus Group Management, LLC, which are currently Krishna Gupta and Douglas Hudson;

(iii)	one director nominated by the Sponsor, which is currently Dr. Omar Ishrak;

(iv)	one independent director nominated by us and designated by RTW, which is currently Nicholas Lewin; and

(v)	one independent director nominated by us, which seat is currently vacant.

In addition, each of the the First RIFA and the Second RIFA contain substantially similar rights which entitle RTW to designate one director to our Board, which is currently Mr. Lewin.

Pursuant to the Amended Note Purchase Agreement, RTW is entitled to designate two directors to our Board, which are currently Mr. Lewin and and R. Jason Richey. In addition, we agreed to include an additional director nominee in our proxy statement for the 2024 annual meeting of stockholders, which additional nominee would go through our director nomination process, as described below, and RTW was granted the right to approve such nominee. In September 2024, we appointed Keith B. Johns II to our Board of Directors as a Class III director and RTW approved his appointment in satisfaction of such obligations.

Board and Committee Meetings Attendance

During 2024, the Board met 15 times and acted by written consent four times, the Audit Committee met seven times and acted by written consent one time, the Compensation Committee met three times and acted by written consent two times, and the Nominating and Corporate Governance Committee met four times and acted by written consent two times.

During 2024, each member of the Board attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served) except for Nicholas Lewin, who attended thirteen out of eighteen (72%) Board and Compensation Committee meetings due to unavoidable scheduling conflicts and travel.

Director Attendance at Annual Meeting of Stockholders

Directors are encouraged to attend the annual meeting of stockholders to the extent practicable.

Communication with our Directors

The Board provides to every interested party the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for interested party communication (an “Interested Party Communication”) as follows:

•

For an Interested Party Communication directed to the Board as a whole, interested parties may send such communication to the attention of the Chair of the Board via U.S. Mail or Expedited Delivery Service to our principal office address.

•

For an Interested Party Communication directed to an individual director in such director’s capacity as a member of the Board, interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to our principal office address.

We will forward any such Interested Party Communication to each director by U.S. mail, and the chairman of the Board in such person’s capacity as a representative of the Board.

Communications from our officers or directors, and proposals submitted by securityholders to be included in our annual proxy statement pursuant to Rule 14a-8 of the Exchange Act (and related communications), will not be viewed as Interested Party Communications. Communications from our employees or agents will be viewed as Interested Party Communications only if such communications are made solely in such employee’s or agent’s capacity as an interested party.

Communications that are clearly of a marketing nature, or unduly hostile, threatening, illegal or similarly inappropriate, will not be forwarded, and we have the authority to discard such communications or take appropriate legal action.

Compensation Recovery Policy
In light of the SEC’s adoption of final clawback rules in October 2022 and the NYSE’s adoption of final listing standards consistent with the SEC rules in June 2023, we adopted a Compensation Recovery Policy effective as of October 2, 2023. If we are required to prepare an accounting restatement due to material non-compliance
with any financial reporting requirements under applicable securities laws, the Compensation Recovery Policy requires (subject to certain limited exceptions described in the policy and permitted by the final clawback rules) that we recover erroneously awarded compensation received by any current or former executive officer in the three fiscal years prior to the date we were required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements.
Compensation Committee Interlocks and Insider Participation
During 2024, the members of our Compensation Committee included Michael Davin, Nicholas Lewin, and Douglas Hudson. None of the members of our Compensation Committee has ever been an officer or employee of our Company, or had any other relationship requiring disclosure herein. None of our executive officers serve, or have served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.
Policy on Insider Trading, Pledging, and Hedging
Our Insider Trading Policy prohibits our directors (including non-employee
directors), officers, employees, consultants, and their “affiliated persons” (as defined in our Insider Trading Policy) from engaging in the following transactions:

•	trading in our securities, whether for their own account or for the account of another, while in the possession of material, nonpublic information about us;

•	disclosing material, nonpublic information about us to others who may trade on the basis of that information (“tipping”);

•	selling any of our securities that they do not own at the time of the sale (referred to as a “short sale”);

•
buying or selling puts, calls, other derivative securities of our securities, or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities;

•	using our securities as collateral in a margin account; and

•	pledging our securities as collateral for a loan (or modifying an existing pledge).
Board Leadership Structure and Board’s Role in Risk Oversight
Omar Ishrak is the chairman of the Board and our lead independent director. Dr. Ishrak presides at all meetings of our Board. Currently, the role of chairman of the Board is separated from the role of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day
business, while allowing the chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.
The Board has not adopted a position description for the chairman. However, there is a shared understanding on the Board of the chairman’s responsibilities. The chairman’s primary role is to provide leadership to the Board and its committees, including chairing meetings in a manner that facilitates open discussions and expressions of competing views. The chairman is also responsible for, among other things, assisting the Board in obtaining information required for the performance of its duties, retaining appropriately qualified and independent advisors as needed, working with the Board to support Board development and to ensure a proper committee structure is in place, providing a link between the Board and management, and acting in an advisory capacity to the Chief Executive Officer in all matters concerning the interests and management of Allurion.
Our Board recognizes the time, effort, and energy that the Chief Executive Officer must devote to this position and the commitment required to serve as a chairman of the Board. Our Board also believes that our leadership structure ensures a greater role for the non-management
directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.
Risk is inherent with every business, and how well a business manages risk can ultimately determine the business’ success. As a medical device manufacturer, we face a number of risks, including risks related to patient safety, our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property.
Management is responsible for the
day-to-day
management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management, including overseeing our Enterprise Risk Management Policy. In the Board’s risk oversight role, our Board has the responsibility to oversee that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

COMMITTEES OF THE BOARD
Our Board has established three standing committees – Audit, Compensation, and Nominating and Corporate Governance – each of which operates under a written charter that has been approved by our Board as described below.
The members of each of the Board committees and committee Chairpersons are as follows:

Name	Audit	Compensation	Nominating and Corporate Governance
Omar Ishrak	X		X
Michael Davin	X	Chairperson
Douglas Hudson		X	Chairperson
Krishna Gupta			X
Keith B. Johns II
Nicholas Lewin		X
R. Jason Richey	Chairperson
Audit Committee
The members of our Audit Committee include R. Jason Richey (Chair), Dr. Omar Ishrak, and Michael Davin, each of whom can read and understand fundamental financial statements. The Board has concluded that each member of the Audit Committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to Audit Committee members. Michael Davin qualifies as an audit committee
financial expert within the meaning of SEC regulations and meets the financial literacy requirements of the NYSE.
Our Audit Committee assists the Board with its oversight of the following:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence, and performance of our independent registered public accounting firm; and

•	the design and implementation of our internal audit function, and our risk assessment and risk management activities.
The Audit Committee also is responsible for reviewing and discussing with management the adequacy and effectiveness of our disclosure controls and procedures, and it discusses with management and our independent registered public accounting firm the annual audit plan, the scope and timing of audit activities and the results of the audit. The Audit Committee also reviews our financial statements quarterly. As appropriate, the Audit Committee may initiate inquiries into certain aspects of our financial affairs.
Further, the Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls, or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. This includes sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit
engagements with the independent auditor. Finally, the Audit Committee reviews and oversees all related-person transactions in accordance with
our policies and procedures.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Audit Committee is available on our website at
investors.allurion.com
.
Compensation Committee
The members of our Compensation Committee include Michael Davin (Chair), Nicholas Lewin, and Douglas Hudson. The Board has concluded that each member of the Compensation Committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to Compensation Committee members. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve our goals and strategies, and the alignment of management’s interests with the long-term interests of our stockholders.
Our Compensation Committee’s responsibilities include, among other things:

•
reviewing and evaluating our Chief Executive Officer’s performance against established goals and objectives, and determining and approving the Chief Executive Officer’s compensation (including long-term incentives) based on such evaluation;

•
reviewing, approving, and determining the compensation of our executive officers other than the Chief Executive Officer and, at the discretion of the Compensation Committee, other members of senior management;

•	reviewing and recommending to the Board the compensation of our non-employee directors;

•
reviewing and making recommendations to the Board with regard to incentive-based compensation plans and the policies and procedures for awards thereunder, including making grants pursuant to such plans;

•	overseeing the administration of all incentive compensation and equity-based plans for employees; and

•	administering our Compensation Recovery Policy, discussed in the section titled “Compensation Recovery Policy” above.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our Compensation Committee is available at
investors.allurion.com
.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee include Douglas Hudson (Chair), Dr. Omar Ishrak, and Krishna Gupta. The Board has concluded each member of the Nominating and Corporate Governance Committee is independent under the rules and regulations of the SEC and the listing standards of the NYSE.
The Nominating and Corporate Governance Committee assists the Board with its identification and evaluation of individuals qualified to become members of the Board (including those recommended by stockholders), consistent with criteria approved by the Board, and recommends that the Board select certain director nominees for election at annual stockholder meetings. The Nominating and Corporate Governance Committee also develops and recommends to the Board a set of Corporate Governance Guidelines, monitors compliance with our Code of Conduct, and oversees the evaluation
of the Board, its committees and management.

Our Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•
establishing and recommending to the Board criteria for Board and committee membership, and establishing policies and processes to evaluate nominees—including those of stockholders—against such criteria;

•	identifying, evaluating, and making recommendations to our Board regarding nominees for election to the Board and its committees, including to fill vacancies;

•	evaluating the performance of our Board, our committees, and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	overseeing an annual evaluation of our Board, its committees, and management;

•	developing and recommending to the Board Corporate Governance Guidelines and periodically reviewing those guidelines and recommending any changes;

•	monitoring compliance with our Code of Conduct; and

•	reviewing and assessing the adequacy of the Corporate Governance Guidelines and the Code of Conduct and recommending any changes to the Board for approval.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available at
investors.allurion.com
.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Allurion Technologies, Inc., a Delaware corporation
(the “Company”), for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”).
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024 and be filed with the SEC.
Michael Davin
Omar Ishrak
The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

EXECUTIVE AND DIRECTOR COMPENSATION
We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” and “emerging growth companies” as such terms are defined in the rules promulgated under the Securities Act. Share amounts presented for periods prior to the reverse stock split we effected on January 3, 2025 have been retroactively converted by application of the reverse stock split ratio of
1-to-25.
This section discusses the compensation awarded to, earned by, or paid to our chief executive officer and two other most highly compensated executive officers who were serving as executive officers as of December 31, 2024 (our “Named Executive Officers” or “NEOs”). Our Named Executive Officers for the fiscal year ended December 31, 2024 were:

•	Shantanu Gaur, M.D., our Chief Executive Officer;

•	Brendan Gibbons, our Chief Legal and People Officer; and

•	Ojas Buch, our Chief Operating Officer.
2024 Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by or paid to our NEOs for services rendered in all capacities to us and our subsidiaries during the fiscal years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Dr. Shantanu Gaur	2024	620,000		—	—	2,200,000	—	9,734	2,829,734
Chief Executive Officer	2023	354,875	(6)	296,751	—	—	—	9,600	661,226
Brendan Gibbons	2024	371,282	(7)	—	226,381	500,000	—	—	1,097,663
Chief Legal and People Officer
Ojas Buch	2024	233,333	(8)	—	226,381	500,000	—	30,000	989,714
Chief Operating Officer

(1)
Amount reported in this column for Dr. Gaur consists of a $200,000 bonus in connection with our Business Combination and a $96,751 retention bonus. Retention bonus represents incentive award made to the executive for his continued employment through a target date.

(2)
Amounts shown reflect the grant date fair value of restricted stock units (“RSUs”) granted during such fiscal year, calculated in accordance with FASB ASC Topic 718, excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for the RSU awards, and do not correspond to the actual economic value that may be recognized by holders upon the vesting or settlement of the applicable awards.

(3)
Amounts shown reflect the grant date fair value of stock options granted during such fiscal year, calculated in accordance with FASB ASC Topic 718, excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for the option awards, and do not correspond to the actual economic value that may be recognized by holders upon the vesting or exercise of the applicable awards.

(4)
Each of Dr. Gaur, Mr. Gibbons, and Mr. Buch are eligible to receive performance-based cash bonuses, as described below under the heading “
Narrative to the Summary Compensation
Table—Non-equity
Incentive Plan
Compensation
.” However, no performance-based cash bonuses were earned or paid to the Named Executives Officers for the 2024 and 2023 fiscal years.

(5)
For the 2024 fiscal year, amounts reported in this column include the following amounts: (i) for Dr. Gaur, $3,000 in payments in lieu of medical coverage, and $6,734 of 401(k) plan employer contributions and (ii) for Mr. Buch, $30,000 in reimbursement of relocation expenses.

(6)	To preserve our cash prior to the Business Combination, Dr. Gaur’s annual base salary was reduced to $36,000 from April 15, 2023 to July 31, 2023.
(7)	Mr. Gibbons joined us as our Chief Legal Officer on January 29, 2024, and the amounts reported in the “Salary” column represent salary payments earned following his commencement of employment.
(8)	Mr. Buch joined us as our Chief Operating Officer on June 3, 2024, and the amounts reported in the “Salary” column represent salary payments earned following his commencement of employment.
Narrative to Summary Compensation Table
Base Salaries
We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our Named Executive Officers. Base salaries are reviewed annually and adjusted from time to time to align salaries with market levels after taking into account individual responsibilities, performance, and experience, as well as our financial condition. For the 2024 fiscal year, the annual base salaries for Dr. Gaur and Mr. Buch were $620,000 and $400,000, respectively. For the 2024 fiscal year, the annual base salary for Mr. Gibbons was initially $375,000, which was increased to $400,000 on May 2, 2024 and was made retroactive to the commencement of his employment. Effective January 1, 2025, Dr. Gaur voluntarily reduced his annual base salary by 50% for fiscal year 2025.
Non-equity
Incentive Plan Compensation
Each of our Named Executive Officers is eligible to earn a performance-based annual cash bonus based on achievement of pre-established
company and individual performance criteria established by our Board of Directors or Compensation Committee in their discretion. For the 2024 fiscal year, the target annual bonus for each of Dr. Gaur and Mr. Buch was equal to 80%, and 50%, respectively, of their annual base salary, and the target annual bonus for Mr. Gibbons was initially equal to 40% of his annual base salary and was increased to 50% of his annual base salary on May 2, 2024. However, no annual performance bonuses were earned or paid to our Named Executive Officers for the 2023 and 2024 fiscal years.
Equity Compensation
We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period.
Independent Compensation Consultant
In assessing and setting the compensation of our Named Executive Officers, the Compensation Committee has engaged Pearl Meyer & Partner LLC (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer advises the Compensation Committee on best practices in executive compensation and provides the Compensation Committee with market data in an effort to ensure our compensation program is competitive and designed to attract, retain, and incentivize our Named Executive Officers.
Employment Arrangements with our Named Executive Officers
Employment Agreement with Dr. Shantanu Gaur
We have entered into an employment agreement with Dr. Gaur, effective August 1, 2023, pursuant to which we employ Dr. Gaur as our Chief Executive Officer on an “at will” basis. Dr. Gaur’s employment agreement provides that his initial annual base salary is $620,000, and is subject to periodic review by our Board of Directors or Compensation Committee. In addition, the employment agreement provides that Dr. Gaur is eligible to receive annual cash bonuses, which the target annual amount shall be 80% of his annual base salary. Dr. Gaur is also eligible to participate in the employee benefit plans generally available to our employees, subject to the terms of such plans.
In the event of a termination of Dr. Gaur’s employment by Allurion without “cause” (as defined in his employment agreement) or by his resignation for “good reason” (as defined in his employment agreement), subject to Dr. Gaur’s execution and non-revocation
of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Dr. Gaur will be entitled to receive (i) base salary continuation for 12 months following his termination date, and (ii) subject to Dr. Gaur’s election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Gaur’s COBRA health continuation period.
In addition, in lieu of the payments and benefits described above, in the event that Dr. Gaur’s employment is terminated by us without “cause” or by him for “good reason,” in each case, within three months prior to or 12 months following a “sale event” (as defined in our 2023 Plan), and subject to Dr. Gaur’s execution and non-revocation
of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Dr. Gaur will be entitled to receive (i) an amount in cash equal to 1.5 times the sum of (x) Dr. Gaur’s then-current base salary (or, his base salary in effect immediately prior to the sale event, if higher) and (y) Dr. Gaur’s target annual bonus for the then-current year (or, his target annual bonus in effect immediately prior to the sale event, if higher); (ii) full acceleration of vesting of all outstanding time-based equity awards held by Dr. Gaur; and (iii) subject to Dr. Gaur’s election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) 18 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Gaur’s COBRA health continuation period. The cash severance payable to Dr. Gaur upon a termination of employment is generally payable in lump sum within 60 days following the date of termination, subject to limited exceptions.
Employment Agreement with Mr. Brendan Gibbons
We entered into an employment agreement with Mr. Gibbons, effective on January 29, 2024, pursuant to which we employ Mr. Gibbons as our Chief Legal Officer on an “at will” basis. Mr. Gibbons’ employment agreement provides that Mr. Gibbons is eligible to receive annual cash bonuses, and to participate in the employee benefit plans generally available to our employees, subject to the terms of such plans. Mr. Gibbons’ annual base salary is currently $400,000 and his target annual cash bonus amount is 50% of his annual base salary.
In the event of a termination of Mr. Gibbons’ employment by Allurion without “cause” (as defined in his employment agreement) or by his resignation for “good reason” (as defined in his employment agreement), subject to Mr. Gibbons’ execution and non-revocation
of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Mr. Gibbons will be entitled to receive (i) base salary continuation for 9 months following his termination date, and (ii) subject to Mr. Gibbons’ election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Gibbons’ COBRA health continuation period.
In addition, in lieu of the payments and benefits described above, in the event that Mr. Gibbons’ employment is terminated by us without “cause” or by him for “good reason,” in each case, within 12 months following a “sale event” (as defined in our 2023 Plan), and subject to Mr. Gibbons’ execution and non-revocation
of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Mr. Gibbons will be entitled to receive (i) an amount in cash equal to 1 times the sum of (x) Mr. Gibbons then-current base salary (or, his base salary in effect immediately prior to the sale event, if higher) and (y) Mr. Gibbons target annual bonus for the then-current year (or, his target annual bonus in effect immediately prior to the sale event, if higher); (ii) full acceleration of vesting of all outstanding time-based equity awards held by Mr. Gibbons; and (iii) subject to Mr. Gibbons’ election to receive continued health benefits under COBRA, payment of the full cost of such continuation coverage plus any administration fee until the earliest of (A) 12 months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Gibbons’ COBRA health continuation period. The cash severance payable to Mr. Gibbons upon a termination of employment is generally payable in lump sum within 60 days following the date of termination, subject to limited exceptions.
In the event of a termination of Mr. Gibbons’ employment due to his death or disability, and subject to Mr. Gibbons’ execution and non-revocation
of a separation agreement containing, among other things, a release of claims in favor of Allurion and its affiliates, Mr. Gibbons (or his legal representatives or estate) will be entitled to receive a pro-rated
annual bonus for the year in which the date of termination occurs, as determined by the Board or Compensation Committee in its discretion.
Offer Letter with Mr. Ojas Buch
We entered into an employment offer letter with Mr. Buch, dated May 17, 2024, pursuant to which we employ Mr. Buch as our Chief Operating Officer on an “at will” basis. Mr. Buch’s offer letter provides that his initial annual base salary is $400,000, and is subject to periodic review and adjustments. In addition, the offer letter provides that Mr. Buch is eligible to receive incentive bonuses, which target amount shall be 50% of his base salary. Mr. Buch is also eligible to receive reimbursement of up to $30,000 in relocation expenses and participate in the employee benefit plans generally available to our employees, subject to the terms of such plans.
Mr. Buch will also be eligible to receive severance benefits consistent with those provided to our other
C-suite
executives, excluding our CEO. Such severance benefits will include (i) 9 months of salary continuation if Mr. Buch’s employment is terminated without cause or for good reason, or (ii) 12 months of salary continuation and equity acceleration if Mr. Buch’s employment in the event of a change of control.
Equity Grant Timing
Our Compensation Committee makes equity award grants periodically, including stock option grants to our Named Executive Officers. In addition, new hires may receive stock option grants at the time of their hiring. During 2024, our Compensation Committee did not take into account any material nonpublic information when determining
the timing and terms of equity incentive awards in order to take advantage of a depressed stock price or an anticipated increase in stock price, and we did not time
the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, we did not grant stock options to our Named Executive Officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form
10-Q,
10-K
or
8-K
that discloses material nonpublic
information
.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information concerning outstanding equity awards held by each of our NEOs as of December 31, 2024:

				Option Awards				Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)(1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)(1)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dr. Shantanu Gaur	08/03/2017		—	6,846	—	28.25	8/2/2027
	03/05/2020	(2)	01/01/2020	1,956	—	29.25	3/4/2030
	12/20/2022	(3)	12/08/2022	30,052	8,563	112.75	12/19/2032
	05/03/2024	(4)	05/03/2024	—	57,144	57.50	5/2/2034
Brendan Gibbons	02/08/2024	(4)	01/29/2024	—	10,153	74.00	2/7/2034
	11/08/2024	(5)	11/08/2024					12,270	131,903
Ojas Buch	06/03/2024	(4)	06/03/2024	—	12,271	35.75	6/2/2034
	11/08/2024	(5)	11/08/2024					12,270	131,903

(1)	Amounts reported have been adjusted to reflect the Reverse Stock Split.
(2)	This option vests in 48 equal monthly installments following the vesting commencement date, subject to the executive’s continuing service relationship on each vesting date.
(3)

This option vests in 36 equal monthly installments beginning on the last date of each one-month period following the vesting commencement date, subject to the executive’s continuing service relationship on each vesting date. Upon the consummation of the Business Combination, one-third of the then unvested shares subject to the option accelerated and vested.

(4)

This option vests with respect to 25% of the shares on the first anniversary of the vesting commencement date, with the remaining shares vesting in 36 equal monthly installments thereafter, subject to the executive’s continuing service relationship on each vesting date.

(5)

Represents RSUs which vest in two equal installments, with 50% vesting on the first anniversary of the vesting commencement date and the remaining 50% vesting on the second anniversary of the vesting commencement date, subject to the executive’s continuing service relationship on each vesting date.

Additional Narrative Disclosure

Employee Benefits

Our Named Executive Officers are eligible to participate in our welfare benefit plans, including medical, dental, vision, basic life and accidental death & dismemberment, and short-term and long- term disability insurance benefits, in each case on the same basis as all of our other employees.

401(k) Plan

Allurion participates in the ADP TotalSource Retirement Savings Plan (the “401(k) Plan”), which provides eligible U.S. employees (including our Named Executive Officers) with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. Allurion’s employees’ contributions are allocated to each participant’s individual account and employees may begin participating after an initial 90 day waiting period. Under the provisions of the 401(k) Plan, Allurion makes 2% matching contributions and may make discretionary non-matching contributions, as determined by our Board of Directors. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

Director Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, or paid to Allurion’s non-employee directors for service on our Board of Directors during the year ended December 31, 2024. Dr. Gaur, who is our Chief Executive Officer, also served on our Board of Directors, but did not receive any additional compensation for his service as a director and therefore is not included in the table below. Dr. Gaur’s compensation for his service, as our Chief Executive Officer, is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(5)	Total Compensation ($)
Omar Ishrak	105,000	—	105,000
Krishna Gupta	95,000	—	95,000
Michael Davin	72,500	—	72,500
Douglas Hudson	62,500	—	62,500
Nicholas Lewin	52,500	—	52,500
Milena Alberti-Perez(2)	52,480	195,750	248,230
Keith B. Johns II(3)	14,825	241,314	256,139
R. Jason Richey(4)	—	—	—

(1)

Amounts shown reflect the grant date fair value of restricted stock units granted in 2024, calculated in accordance with FASB ASC Topic 718, excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 14 to our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for the restricted stock unit awards, and do not correspond to the actual economic value that may be recognized by holders upon the vesting or settlement of the applicable awards.

(2)	Ms. Alberti-Perez was appointed to our Board on March 11, 2024.
(3)	Mr. Johns was appointed to our Board on September 2, 2024.
(4)	Mr. Richey was appointed to our Board on December 30, 2024.
(5)

The following table provides information regarding the number of shares of our common stock, underlying stock options, and restricted stock units held by our non-employee directors that were outstanding as of December 31, 2024:

Name	RSU Awards Outstanding at 2024 Year End (number of shares)	Option Awards Outstanding at 2024 Year End (number of shares)(1)
Omar Ishrak	1,206	—
Krishna Gupta	7,050	—
Michael Davin	1,206	6,456
Douglas Hudson	1,206	—
Nicholas Lewin	1,206	—
Milena Alberti-Perez	3,000	—
Keith B. Johns II	13,044	—
R. Jason Richey	—	—

(1)	Amount reflects outstanding stock options awarded to Mr. Davin in his capacity as a non-employee director, all of which are vested.

Non-Employee Director Compensation Policy

Effective as of August 2023, our Board of Directors adopted a non-employee director compensation policy (the “Director Compensation Policy”) designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Effective as of October 15, 2025, our Board of directors amended and restated the Director Compensation Policy (the “Amended Director Compensation Policy”). Under the Amended Director Compensation Policy, our non-employee directors are eligible to receive cash retainers (which are payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below. In addition, we reimburse non-employee directors for all reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or committees. We do not pay additional compensation for attending individual meetings of our Board of Directors.

Annual Retainer for Board Membership	$25,000
Additional Annual Retainer for Non-Executive Chair	25,000
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson	10,000
Audit Committee Member (other than Chairperson)	5,000
Compensation Committee Chairperson	7,500
Compensation Committee Member (other than Chairperson)	3,750
Nominating and Corporate Governance Committee Chairperson	5,000
Nominating and Corporate Governance Committee Member (other than Chairperson)	2,500

Initial Award: The Amended Director Compensation policy provides that an initial, one-time restricted stock unit award (the “Initial Award”) with a value to be determined by the Board will be granted to each new non-employee director upon his or her initial election or appointment to the Board of Directors. Each Initial Award shall vest in equal annual installments over three years from the date of grant, provided, however, that all vesting shall cease if the director resigns from the Board of Directors or otherwise ceases to serve as a director of the Company.

Annual Award: On the date of each annual meeting of stockholders, or on such other date as determined by the Board, the Outside Directors as a whole will be allocated an aggregate award in an amount of restricted stock units (“RSUs”) equal to 0.5% of total shares of common stock then outstanding (the “Aggregate Annual Award”). From this Aggregate Annual Award, each Outside Director shall receive an individual annual award (“Annual Award”) equal to the total number of RSUs underlying the Aggregate Annual Award divided by the number of Outside Directors then serving on the Board, provided that no Outside Director shall be entitled to an award if he or she received an Initial Award within six (6) months prior to the date that the non-employee director would otherwise receive an Annual Award. Annual Awards shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting; provided, however, that all vesting shall cease if the director resigns from the Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting; and provided, further, that if such Annual Award is not granted at an annual meeting, then in no event shall any grant be made: (i) during a Company blackout period or when any non-employee director is in possession of material non-public information or (ii) if such grant would otherwise constitute a “spring-loaded award” (as defined in the Staff Accounting Bulletin No. 120). The vesting of all outstanding Initial Awards and Annual Awards held by a non-employee director will fully accelerate upon a “sale event” (as defined in our 2023 Plan).

For purposes of determining the size of each restricted stock unit award, the Director Compensation Policy defines “value” as the product of (A) the average closing market price on the NYSE (or such other market on which our common stock is then principally listed) of one share of our common stock over the trailing 30-day period ending on the last day of the month immediately prior to the month of the grant date, and (B) the aggregate number of shares of our common stock underlying such award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock, as of October 31, 2025, in each case, by:

•	each person who is known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock;

•	each of our directors, director nominees and named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, restricted stock units, and warrants that are currently exercisable or releasable or exercisable or releasable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. Unless otherwise noted, the business address of each person listed in the table is c/o Allurion Technologies, Inc., 11 Huron Drive, Natick, MA 01760.

The beneficial ownership of the shares of our common stock is based on 7,770,047 shares of our common stock issued and outstanding as of October 31, 2025.

Name and Address of Beneficial Owner	Number of Shares	% of Ownership
Directors and Named Executive Officers:
Shantanu Gaur(1)	132,073	1.7%
Krishna Gupta(2)	242,243	3.1%
Omar Ishrak(3)	160,127	2.1%
Michael Davin(4)	10,272	*
Douglas Hudson(5)	1,208	*
Nicholas Lewin(6)	1,208	*
R. Jason Richey	—	—
Brendan M. Gibbons(7)	11,006	*
Ojas Buch(8)	4,348	*
Keith B. Johns II
All Current Directors and Executive Officers as a Group (11 Persons)(9)	655,338	6.0%
Five Percent Holders:
Leavitt Equity Partners III, L.P.(10)	462,762	6.0%
Armistice Capital(11)	391,643	5.0%
RTW(12)	2,542,603	32.7%

*	Less than one percent.
(1)

Consists of (i) 40,124 shares of common stock held by The Shantanu K. Gaur Revocable Trust Of 2021, of which Shantanu K. Gaur and Neha Gaur serve as trustees, (ii) 21,908 shares of common stock held by The Gaur Family Irrevocable Trust Of 2021, of which Steven M. Burke, Esq. and Neha Gaur serve as trustees and which Ms. Gaur has voting and dispositive control, and (iii) 70,041 shares of common stock issuable upon exercise of options within 60 days of October 31, 2025.

(2)

Consists of (i) 124,970 shares of common stock held by Romulus Growth Allurion L.P., (ii) 2,919 shares of common stock held by Romulus Capital I, L.P., (iii) 2,934 shares of common stock issuable upon exercise of a warrant held by Romulus Capital I, L.P., (iv) 35,252 shares of common stock held by

Romulus Allurion Special Opportunity L.P., (v) 21,525 shares of common stock held by Samin Capital LLC, (vi) 49,866 shares of common stock held by Krishna Gupta, and (vii) 4,777 shares of common stock issuable upon vesting of restricted stock units held by Krishna Gupta within 60 days of October 31, 2025. Krishna Gupta is the general partner of Romulus Allurion Special Opportunity L.P., Romulus Growth Allurion L.P., and Romulus Capital I, L.P., and the manager of Samin Capital LLC.
(3)

Consists of (i) 29,014 shares held by Omar & Helen Ishrak Living Trust, (ii) 130,509 shares held by the Sponsor, and (iii) 1,208 shares of common stock issuable upon vesting of restricted stock units held by Omar Ishrak within 60 days of October 31, 2025. Dr. Ishrak disclaims beneficial ownership over 54,743 shares in excess of his pecuniary interest therein.

(4)

Consists of (i) 3,212 shares of common stock, (ii) 6,456 shares of common stock issuable upon exercise of options within 60 days of October 31, 2025, and (iii) 604 shares of common stock issuable upon vesting of restricted stock units held by Michael Davin within 60 days of October 31, 2025.

(5)	Consists of 604 shares of common stock and 604 shares of common stock issuable upon vesting of restricted stock units held by Douglas Hudson within 60 days of October 31, 2025.
(6)	Consists of 604 shares of common stock and 604 shares of common stock issuable upon vesting of restricted stock units held by Nicholas Lewin within 60 days of October 31, 2025.
(7)

Consists of 4,871 shares of common stock issuable upon exercise of options within 60 days of October 31, 2025, and 6,135 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 31, 2025, held by Brendan Gibbons.

(8)

Consists of 4,605 shares of common stock issuable upon exercise of options within 60 days of October 31, 2025, and 6,135 shares of common stock issuable upon vesting of restricted stock units within 60 days of October 31, 2025, held by Ojas Buch.

(9)

See footnotes 1 through 8 above. Also includes (i) 66,516 shares of common stock and (ii) 15,597 shares of common stock issuable upon exercise of options within 60 days of October 31, 2025, each held by Ram Chuttani.

(10)

Beneficial ownership is based solely on a Schedule 13G filed jointly on February 26, 2025 with the SEC by Leavitt Equity Partners III, LLC, and consists of 462,762 shares of common stock beneficially owned by Leavitt Equity Partners III, LLC, LEP Management LLC, Leavitt Legacy, LLC and Taylor Leavitt (collectively, the Leavitt Funds). The Private Placement Warrants held by the Leavitt Funds are subject to a beneficial ownership exercise limitation which is currently set at 4.99%. The address and principal office of the Leavitt Funds is 95 South State Street, Suite 2190, Salt Lake City, UT 84111.

(11)

Beneficial ownership is based solely on a Schedule 13G filed jointly on May 15, 2025 with the SEC by Armistice Capital, LLC and consists of 391,643 shares of common stock held by Armistice Capital, LLC and Steven Boyd (collectively, Armistice). The address and principal office of Armistice is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(12)

Beneficial ownership is as of April 15, 2025, based in part on a Schedule 13D/A filed jointly on April 17, 2025 with the SEC by RTW and Roderick Wong, M.D., which consists of 2,542,603 shares of common stock beneficially owned by RTW. RTW, in its capacity as the investment manager of those certain RTW entities, has the power to vote and the power to direct the disposition of the shares held by RTW. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by RTW, except to the extent of his pecuniary interest therein. The address and principal office of RTW is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW entities is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive and Director Compensation” in this Proxy Statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed to be any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at year end for the last two completed fiscal years) and in which any director, executive officer, nominee for director, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

PIPE Investment

Certain investors (“PIPE Investors”) related to Legacy Allurion entered into PIPE subscription agreements (“PIPE Subscription Agreements”), with Compute Health and us, pursuant to which they subscribed for shares of our common stock in connection with a private placement pursuant. The PIPE Investors made a private investment in the aggregate amount of $37.9 million on the terms and conditions set forth in the PIPE Subscription Agreements. Such PIPE Investors who participated in the PIPE Investment include Michael Davin (1,233 shares), who is one of our directors, Omar Ishrak (28,410 shares), who is one of our directors, and RTW (85,230 shares), which has the right to designate two director nominees to be elected by our stockholders.

Gaur Contribution Agreement

On May 2, 2023, the Shantanu K. Gaur Revocable Trust of 2021 (the “Gaur Trust”) and we entered into a contribution agreement (the “Gaur Contribution Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, the Gaur Trust agreed to contribute, as a contribution of capital, 3,170 shares of our common stock (the “Gaur Trust Contributed Shares”). The Gaur Trust’s contribution of the Gaur Trust Contributed Shares was effective immediately following the consummation of the Business Combination between us and Compute Health and the transactions contemplated thereby.

RSU Forfeiture Agreement

On May 2, 2023, Krishna Gupta, a member of our Board, entered into a letter agreement with Legacy Allurion, pursuant to which, among other things, upon the terms and subject to the conditions set forth therein, Mr. Gupta agreed to forfeit 3,170 restricted stock units (the “Forfeited RSUs”). The Forfeited RSUs were terminated and cancelled without consideration therefor immediately following the consummation of the transactions contemplated by the Business Combination Agreement between Allurion and Compute Health and other parties thereto, dated as of February 9, 2023, as amended from time to time.

2023 Convertible Note Incremental Financing

On February 15, 2023, we sold a $13.0 million convertible bridge note (the “HVL Bridge Note”) to Hunter Ventures Limited (“HVL”) and entered into a side letter agreement with HVL (the “Side Letter”). HVL is a limited partner of Romulus Growth Allurion L.P., which is a fund affiliated with Krishna Gupta (a member of our Board; in addition, entities affiliated with Krishna Gupta hold more than 5% of our outstanding capital stock) (the “Initial Financing”). In connection with the refinancing of the Initial Financing, we entered into a Termination Agreement with HVL, pursuant to which the Side Letter was terminated, effective as of May 2, 2023 (the “HVL Termination Agreement”).

The HVL Termination Agreement provided us, upon the terms and subject to the conditions set forth therein, the right to prepay, in one or more transactions, all or a portion of the outstanding principal amount, plus accrued interest, under the HVL Bridge Note, including by way of (a) a $2.0 million prepayment, $1.5 million of which was deemed a prepayment penalty and (b) immediately prior to the consummation of the Business Combination, an additional payment of at least $6.0 million under the HVL Bridge Note by way of (i) payment in cash by us and/or (ii) the sale and transfer of all or any portion of the HVL Bridge Note, equivalent in value to the portion of the additional payment to be repaid pursuant to this clause (b)(ii), to any person or persons designated in writing by us.

In addition, under the HVL Termination Agreement, upon the terms and subject to the conditions set forth therein, we agreed to issue to HVL 15,508 additional shares of our common stock.

Revenue Interest Financing Agreement, Side Letter and PIPE Conversion Option

On February 9, 2023, concurrently with the execution of the Business Combination Agreement, we entered into the First RIFA with certain entities that engaged RTW. Pursuant to the First RIFA, at the closing of the Business Combination, RTW paid Allurion an aggregate of $40.0 million (the “Investment Amount”). In exchange for the Investment Amount, we will remit revenue interest payments on all current and future products, digital solutions and services developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested or otherwise distributed by us and our subsidiaries.

On April 14, 2024, the First RIFA was amended pursuant to the RIFA Amendment, and was subsequently further amended on January 7, 2025 pursuant to the Omnibus Amendment, to reflect certain modifications agreed between the parties thereto in connection with the Amended Note Purchase Agreement and the refinancing of our prior term loan facility with Fortress Credit Corp. Among other things, the RIFA Amendment waived the existing event of default under the First RIFA, increased the rate of revenue interest payments to be paid to RTW on all current and future products and digital solutions developed and to be developed by us (the “Royalty Rate”) for net sales less than or equal to $100 million prior to December 31, 2026 from 6% to 12%, and increased the Royalty Rate on net sales less than or equal to $100 million on or after January 1, 2027 from 10% to 12%, subject to the terms and conditions of the RIFA Amendment.

Additionally, in connection with our entry into the RIFA Amendment, we, Compute Health, Legacy Allurion, Merger Sub II and RTW entered into a side letter (the “RTW Side Letter”) under which RTW was entitled to elect to convert up to $7.5 million of its initial PIPE subscription into an additional revenue interest financing by forfeiting certain shares of our common stock acquired by the PIPE subscription (the “PIPE Conversion Option”).

On May 2, 2023, the parties amended and restated the RTW Side Letter in connection with a backstop agreement, pursuant to which, among other things, Allurion issued 10,000 shares of common stock to RTW immediately prior to the effective time of the Intermediate Merger.

On April 14, 2024, the parties entered into the RTW Side Letter Amendment to reflect certain modifications to the RTW Side Letter in connection with the Amended Note Purchase Agreement (the “RTW Side Letter Amendment” and the amended RTW Side Letter, the “Amended and Restated RTW Side Letter”). The RTW Side Letter Amendment provides, among other things, that RTW may make a single election in certain circumstances to convert up to $7.5 million of the purchase price that RTW paid for certain equity interests in Allurion into an amount of financing provided by RTW to Allurion pursuant to an additional revenue interest financing agreement with Legacy Allurion.

Pursuant to the Amended and Restated RTW Side Letter, on October 22, 2024, the Additional RIFA Investors notified us of their election to exercise the Investment Conversion in full. Accordingly, on October 30, 2024, we and the Additional RIFA Investors entered into the Second RIFA. The Second RIFA has substantially identical terms and conditions as the First RIFA, except that the amount of financing provided under the Second RIFA is equal to the conversion amount of $7.5 million.

For more information, see the subsection entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Amendment to Revenue Interest Financing Agreement, Additional Revenue Interest Financing Agreement, and Omnibus Amendment “and Note 9, Revenue Interest Financing, Side Letter, and PIPE Conversion Option in the notes to our annual consolidated financial statements for the years ended December 31, 2024 and 2023 included in our 2024 Annual Report for further discussion.

Amended Note Purchase Agreement

Pursuant to the Amended Note Purchase Agreement, on April 16, 2024, we issued and sold $48 million of Notes to RTW in a private placement. Until the Notes are converted or repaid in full, RTW will be entitled to designate one representative who will serve as a non-voting board observer to the Board. RTW is also entitled to designate two directors to our Board, initially Nicholas Lewin and and R. Jason Richey. Additionally, in August 2024, we expanded our Board from seven to eight members and in September 2024, we appointed Keith B. Johns II to our Board, which appointment was approved by RTW in satisfaction of certain obligations to RTW set forth in the Amended Note Purchase Agreement. For more information about the Amended Note Purchase Agreement, see the subsection entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Amended Note Purchase Agreement” in our 2024 Annual Report for further discussion.

Omnibus Amendment

On January 7, 2025, we and Allurion Technologies, LLC (“Allurion Opco”) entered into the Omnibus Amendment. The Omnibus Amendment requires (i) we and Allurion Opco to maintain certain minimum balances of unrestricted cash in controlled accounts in the U.S. in the amounts corresponding to the calculations set forth therein, and (ii) us to receive minimum trailing twelve-month consolidated Revenue (as defined in the Amended Note Purchase Agreement) in amounts set forth therein, tested quarterly beginning with the twelve-month period ending September 30, 2025. The Omnibus Amendment also requires that (i) Allurion France will have successfully regained marketing authorization from the Agence Nationale de Sécurité du Médicament et des Produits de Santé to resume the Commercialization (as defined in the Existing Documents) of the Product (as defined in the Existing Documents) in France on or prior to December 31, 2025, which condition was met as of February 2025, and (ii) Allurion OpCo shall have received Marketing Authorization from the U.S. Food and Drug Administration for the Commercialization of the Product (each as defined in the Omnibus Amendment) in the United States no later than June 30, 2026.

Pursuant to the Omnibus Amendment, the RIFA Investors and the Note Purchasers will receive a number of shares of the common stock, representing 5.0% of the fully-diluted shares outstanding (without regard to any beneficial ownership blockers) immediately after the closing of the offering and sale of Additional Shares (as defined in the Amended Note Purchase Agreement) to be consummated no later than February 15, 2025, in connection with which we shall have raised at least $12,000,000 in aggregate net proceeds; provided that, in the event we cannot issue shares of common stock to the RIFA Investors and the Note Purchasers due to applicable law, we shall instead issue an equivalent (as-converted) number of shares of a newly created series of Series A-1 non-voting preferred stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), and we shall include a proposal in a definitive proxy statement on Schedule 14A seeking stockholder approval no later than December 31, 2025 to allow the conversion of Series A-1 Preferred Stock into common stock; provided further that, each share of Series A-1 Preferred Stock outstanding on December 31, 2026 will, except to the extent prohibited by Delaware law governing distributions to stockholders (including the Delaware General Corporation Law), be redeemed by us for cash in an amount equal to the as-converted value of the underlying common stock.

The Omnibus Amendment also provides that we will ensure that RTW and the RIFA Investors have the right to designate one director to the Board, which director is currently Nicholas Lewin, and as of the Amendment Effective Date (as defined in the Omnibus Amendment), also have the right to designate a second director to the Board, which additional director will initially be R. Jason Richey.

July 2024 Public Offering and Concurrent Private Placement

Pursuant to an underwriting agreement, dated June 28, 2024 (the “Underwriting Agreement”), on July 1, 2024, we issued and sold 576,261 shares of our common stock and 576,261 public warrants at an offering price of $30.00 per share and accompanying warrant. RTW purchased 9,594 shares of common stock and warrants to purchase 9,594 shares of common stock in this offering, for an aggregate purchase price of $0.3 million. On July 5, 2024, the underwriters partially exercised their over-allotment option to purchase an additional 77,091 shares of common stock, generating additional gross proceeds of approximately $2.2 million to us, before deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us.

Concurrently with the Underwriting Agreement, we issued and sold 2,260,159 shares of Series A Preferred Stock (which were automatically converted to 90,407 shares of common stock on December 19, 2024 following the stockholder and after giving effect to the Reverse Stock Split) and 90,407 private warrants (“Private Placement Warrants”) to funds affiliated with RTW, for an aggregate purchase price of approximately $2.7 million, at an offering price of $30.00 per share of Series A Preferred Stock and accompanying Private Placement Warrant.

For more information about the offering and private placement, see the subsection entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—July 2024 Public Offering and Concurrent Private Placement” in our 2024 Annual Report for further discussion.

January 2025 RTW Private Placement

On January 14, 2025, we entered into a subscription agreement with funds affiliated with RTW, pursuant to which we agreed to sell to RTW 841,751 shares of our common stock, for an aggregate purchase price of approximately $2.5 million at a purchase price per share of $2.97. This private placement closed on January 16, 2025.

November 2025 Private Placement

On November 11, 2025, we entered into the November 2025 Securities Purchase Agreement with the purchasers party thereto, which included funds affiliated with RTW, pursuant to which we agreed to sell to RTW 2,994,012 shares of our common stock and 2,994,012 accompanying warrants to purchase 2,994,012 shares of our common stock, at an offering price of $1.67 per share and accompanying warrant. The private placement closed on November 14, 2025, and resulted in gross proceeds of $5 million, which includes the $3.1 million paid by RTW.

Exchange Agreement

On November 11, 2025, the Company entered into a securities purchase and exchange agreement (the “Exchange Agreement”) with RTW, pursuant to which RTW has agreed to exchange all of the (i) principal amount of convertible senior secured notes (the “Notes”), purchased pursuant to the terms of the Note Purchase Agreement, including interest accrued on the Notes; (ii) Company obligations under the First RIFA and (iii) Company obligations under the Second RIFA (together with the First RIFA, the “RIFAs”) for shares of a newly issued class of Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”) of the Company (the “Exchange”).

The Exchange Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions. RTW’s obligation to consummate the closing of the Exchange is conditioned upon, among other things, the receipt of stockholder approval of the issuance of the Series B Preferred Stock and Common Stock issuable upon conversion thereof (the “Conversion Shares”) no later than January 31, 2026, the filing of a Certificate of Designations of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the rights, preferences and privileges of the Series B Preferred Stock, compliance with the listing requirements of the national securities exchange on which the Common Stock is then listed and the approval for listing of the Conversion Shares by such national securities exchange.

Pursuant to the Exchange Agreement, the Company has agreed, at the request of any holder of Series B Preferred Stock, to file a resale registration statement with the SEC to register the resale of the Series B Preferred Stock, the Common Stock issuable upon conversion thereof and other equity of the Company held by RTW as of the date of the Exchange Agreement, and to cause such registration statement to become effective within 90 days of the filing date.

The following is a summary of the terms of the Series B Preferred Stock: General: Each share of Series B Preferred Stock has an initial stated value of $1,000.00 per share and, when issued, each share of Series B Preferred Stock will be fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, the Series B Preferred Stock will rank senior to all other capital stock.

Conversion: The Series B Preferred Stock is convertible into shares of Common Stock at the holder’s election at any time subject to the terms and conditions of the Exchange Agreement. Each share of Series B Preferred Stock converts into a number of shares of Common Stock equal to the amount determined by dividing (x) the stated value of $1,000, together with any accrued dividends, by (y) the conversion price of $3.37, subject to adjustment, and provided, that in no event shall a holder of Series B Preferred Stock have the right to convert such holder’s Series B Preferred Stock if, following such conversion, such holder and its affiliates would own shares of Common Stock exceeding 9.9% of the total number of shares of Common Stock outstanding. If certain corporate events occur and a holder of our Series B Preferred Stock elects to convert its shares of Series B Preferred Stock after a Make-Whole Fundamental Change (as defined in the Certificate of Designations), then the conversion rate shall be increased for such holder as set forth in the Certificate of Designations.

Voting Rights: The holders of Series B Preferred Stock will be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote, together as a single class; provided that holders of our Series B Preferred Stock shall not be entitled to vote to the extent the Series B Preferred Stock is not convertible as a result of the beneficial ownership limitation described above or is otherwise not eligible to vote under the applicable rules of the NYSE or other applicable national securities exchange on which the Common Stock is then listed.

Dividend Rights: The Series B Preferred Stock accrues dividends at a rate of 8.25% per annum. The dividends are payable to each record holder of the Series B Preferred Stock in cash; provided that (i) until the second-year anniversary of the issuance of the Series B Preferred Stock and (ii) following the second-year anniversary of the issuance of the Series B Preferred Stock, if the Company is unable to pay cash dividends in compliance with Delaware law, the Company will, in each case, pay the dividend by increasing the accrued value of the Series B Preferred Stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will be entitled to be paid out of the assets legally available for distribution to stockholders a liquidation preference per share equal to the greater of (i) the then accrued value plus any dividends and (ii) the amount the holders of Series B Preferred Stock would have received upon such liquidation, dissolution or winding up of the Company had all such holders converted such Series B Preferred Stock into Common Stock, in each case before any distribution of assets is made to holders of all other capital stock of the Company.

Governance Rights: Upon the closing of the Exchange, RTW’s rights to appoint certain directors of the Company pursuant to the Note Purchase Agreement and the RIFAs will terminate and be replaced by the rights set forth in the Certificate of Designations. Pursuant to the terms of the Certificate of Designations, for so long as RTW or its affiliates beneficially own at least: (i) 10% of the Company’s securities, RTW will have the right to nominate an individual for election to the Company’s Board of Directors (the “Board”) and (ii) 30% of our securities, RTW will have the right to nominate a second individual for election to the Board, in each case subject to the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the approval of the Board. Such individuals shall initially be Nicholas Lewin and R. Jason Richey, respectively, who currently serve on the Board. In addition, for so long as (x) a Specified Breach Event (as defined below) has occurred and is continuing and (y) RTW or its affiliates beneficially own at least 10% of the Company’s securities, RTW will have the right to nominate two additional individuals for election to the Board, in each case subject to the recommendation of the Nominating Committee and the approval of the Board. Notwithstanding the foregoing, if the appointment of such individuals would result in a majority of the Board being comprised of individuals nominated by RTW, then (i) such nomination right will be reduced so that all individuals nominated by RTW shall represent less than a majority of the Board, (ii) the Company will use its best efforts to increase the size of the Board to permit nomination of both individuals while all individuals nominated by RTW represent less than a majority of the Board, and (iii) the dividend rate of the Series B Preferred Stock will be increased by 2% during such period that at least one such individual cannot be appointed. “Specified Breach Event” means the Company’s failure to satisfy its obligations under the Exchange Agreement to: (i) maintain a minimum aggregate balance of $3.0 million in unrestricted cash and (ii) obtain a marketing authorization from the U.S. Food and Drug Administration for one of its products no later than December 31, 2026, which, in each case, has not been cured.

Investment by Former Chief Commercial Officer

On June 24, 2023, Legacy Allurion sold a $200,000 bridge note to its former Chief Commercial Officer, Benoit Chardon.

Investor Rights Agreement

In connection with the closing of the Business Combination, we and the Investors entered into the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, each Investor was granted certain registration rights with respect to such holder’s shares of our common stock.

The Investor Rights Agreement restricted the ability of certain Investors to transfer all or a portion of their respective shares of our common stock (or any securities convertible into or exercisable or exchangeable for shares of our common stock), subject to certain permitted transfers, for a period of either 18 months or 12 months following August 1, 2023 (the “Closing Date”), as applicable. The foregoing lock-up restrictions did not apply to: (a) any shares of our common stock purchased pursuant to the PIPE Subscription Agreements, (b) 100 shares of our common stock held by each Investor, (c) shares issued to the Sponsor in the conversion of the loans made by the Sponsor to Compute Health, which balance was $3.7 million at the time of the Business Combination and was converted into 21,023 shares of Allurion common stock, (d) certain incremental shares of PIPE Investors who were existing Allurion Stockholders or existing holders of Allurion Convertible Notes or shares issued upon conversion of securities issued in the Incremental Financing and (e) the Backstop Shares, the Sponsor Contributed Shares, the Gaur Trust Contributed Shares or the shares of our common stock issued to each of HVL, RTW, Fortress and the other holders of the $28.7 million aggregate principal amount of convertible unsecured promissory notes sold in a private placement by Legacy Allurion to various investors from February 15, 2023 until August 1, 2023.

Additionally, pursuant to the Investor Rights Agreement, upon the terms and subject to the conditions set forth therein, the Board was to initially consist of seven directors, a majority of which shall be “independent” directors for purposes of NYSE rules, and the following persons have the following nomination rights with respect to our Board, subject to the limitations set forth in the Investor Rights Agreement: (i) one director and one independent director nominated by Shantanu Gaur; (ii) one director and one independent director nominated by Remus Capital; (iii) one director nominated by the Sponsor; and (iv) two independent directors nominated by Allurion (one of which shall be designated by RTW).

The Investor Rights Agreement terminates upon the earlier of (i) the seventh anniversary of the Closing Date of the Business Combination, (ii) a Change of Control (as defined in the Business Combination Agreement) or (iii) the date as of which there shall be no registrable securities outstanding; provided, that with respect to any Investor, such Investor will have no rights under the Investor Rights Agreement and all of our obligations to such Investor shall terminate upon the earlier of (x) the date at least one year after the Closing Date that such Investor ceases to hold at least one percent of the registrable securities outstanding on the Closing Date or (y) if such Investor is a one of our directors or executive officers, the date such Investor no longer serves as one of our directors or an executive officers. Notwithstanding the foregoing, (a) the piggy-back registration rights provided for in the Investor Rights Agreement terminate no later than the third anniversary of the Closing Date and (b) the obligations regarding the nomination of directors shall survive until the earlier of a termination of the Investor Rights Agreement in accordance with clauses (i) or (ii) above or with respect to any one Investor, at such time as such Investor is no longer entitled to nominate a director to our Board under the terms of the Investor Rights Agreement.

Consulting Agreements with KKG Enterprises, LLC and Remus Group Management, LLC

In the first quarter of 2023, we entered into consulting agreements with KKG Enterprises and Remus Group Management to assist us in building out our AI platform, augment our AI advisory board, and provide advisory services related to the Business Combination. These agreements were tied to board-related work by Krishna Gupta, who is a member of our Board, CEO of Remus Group Management, principal at KKG Enterprises, and affiliated with Romulus Capital, a stockholder. The agreements included payments of $0.2 million to KKG Enterprises and $0.3 million to Remus Group Management, and were terminated in June 2023.

Allurion Middle East Medical Instruments Trading, LLC

Allurion Middle East Medical Instruments Trading, LLC (“Allurion Middle East”) is Allurion’s subsidiary in the United Arab Emirates (the “UAE”). Per the law of the UAE, the majority owner of a UAE limited liability company must be a UAE entity. Pursuant to the Second Restated Memorandum of Association of Allurion Middle East Medical Instruments Trading (the “MoA”), Shuraa Management & Consultancy LLC is a 51% owner of Allurion Middle East; Allurion owns the remaining 49%.

Allurion Middle East was established to carry on the business of medical, surgical equipment, and instruments trading in the Middle East on behalf of Allurion. Allurion Middle East is permitted to enter into agreements and act as an agent on Allurion’s behalf. Allurion Middle East’s capital is AED 300,000 divided into 300 non-divisible shares, par value AED 1,000. The capital is fully paid in cash and divided as follows: Shuraa Management & Consultancy LLC received 153 shares at a value of AED 153,000 and holds 51% in capital. Allurion holds 147 shares for a value of AED 147,000 and holds 49% in capital. New shares may be issued at any time to increase capital or by transferring the available reserve to share capital by a resolution of the board. Shares are assignable. Under the MoA, transfers are not permitted where they would reduce the UAE national partner’s hold in the capital below 51% unless the number of partners is reduced to below 2 or increased to above 50. Profits from Allurion Middle East are distributed 20% to Shuraa Management and Consultancy LLC and 80% to Allurion.

On February 2, 2022, Allurion Middle East entered into a one-year lease agreement with Shuraa Business Centre Branch (“SBCB”), an affiliate of Shuraa Management & Consultancy LLC. On August 29, 2022, Allurion Middle East entered into a second one-year lease agreement with SBCB. Under each lease, Allurion Middle East pays to SBCB AED 41,500 and AED 35,000 per year, respectively, plus an AED 3,000 refundable security deposit and 5% VAT. These leases automatically renew after one year, as agreed to by the parties. On

February 2, 2024, Allurion Middle East entered into a six-month lease agreement with SBCB in lieu of the second annual renewal of its one-year lease agreement entered into on February 2, 2022. Cancellation of these contracts is not permitted until the seventh month and requires a two month notice period. Standard indemnity provisions exist.

Corporate Officer Agreement and Termination Agreement

Effective as of September 1, 2023, we entered into a corporate officer agreement with Benoit Chardon, then our Chief Commercial Officer, and Benoit Chardon Consulting, a French société à responsabilité limitée that is solely owned by Mr. Chardon (“BCC”), pursuant to which BCC served as Managing Director of Allurion France. The corporate officer agreement provided that BCC would receive base consulting fees of €28,333.33 per month and additional variable compensation subject to the incentive plan terms issued annually by Allurion and conditional on meeting Allurion France and personal performance goal attainment defined each year by Allurion.

On December 12, 2023, Mr. Chardon, BCC and Allurion France entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the parties agreed to terminate the Corporate Officer Agreement by and among BCC, Mr. Chardon and Allurion France. By virtue of the Termination Agreement, the parties mutually agreed to terminate the Corporate Officer Agreement as of December 31, 2023 (the “Departure Date”). Pursuant to the Termination Agreement, BCC resigned from its duties as managing director of Allurion France effective as of the Departure Date and Allurion paid BCC all amounts due to it under the Corporate Officer Agreement for monthly consulting fees through the Departure Date and its variable compensation due for the third quarter of 2023. In addition, Allurion paid BCC a lump-sum termination fee of €156,740. The Termination Agreement contains a mutual release and non-disparagement provision as well as a non-solicitation provision by BCC in favor of Allurion France.

Paris Lease Agreement

LNMP JPBC Investment, a French entity, was the lessor under the 56 Rue des Petites Ecuries, Paris lease (the “56 Rue des Petites Ecuries Lease”), pursuant to which we leased certain space for Company purposes. LNMP JPBC Investment is partially owned by Benoit Chardon, our former Chief Commercial Officer. Under the 56 Rue des Petites Ecuries Lease, Allurion paid monthly rent of €9,284. The 56 Rue des Petites Ecuries Lease had a three year term, which began in August 2022, and was renewable by agreement between Allurion and LNMP JPBC Investment. This lease was terminated in February 2024.

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our Charter and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by law.

Executive Officer and Director Compensation Arrangements

See the section entitled “Executive and Director Compensation” above for information regarding compensation arrangements with our executive officers and directors, which include, among other things, employment, termination of employment and change in control arrangements, stock awards and certain other benefits.

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

Under our policy, a “Related Person Transaction” is any transaction in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” as defined in the policy means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or a member of our Board of Directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law or any other person (other than a tenant or employee) sharing the household of such related person of a director, executive officer or a beneficial owner of more than 5% of our voting stock.

We also have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, the Audit Committee has the responsibility to review related person transactions.

ADDITIONAL INFORMATION

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies named on our proxy card will vote thereon in their discretion consistent with applicable law.

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Stockholder Proposals under Rule 14a-8

Under Rule 14a-8 of the Exchange Act, notice of proposals of stockholders for inclusion in the proxy statement and form of proxy, including director nominees, for our 2026 Annual Meeting of Stockholders must be received by us in writing at our principal executive offices no later than the close of business on     , 2026. Such proposals must comply with applicable requirements of federal securities laws and the procedures as set forth in our Bylaws. Notices should be addressed to our Secretary at Allurion Technologies, Inc., 11 Huron Drive, Natick, Massachusetts 01760.

Stockholder Proposals outside of Rule 14a-8

Stockholders of record who do not submit a proposal for inclusion in our proxy materials under Rule 14a-8, but instead intend to introduce an item of business at the 2026 Annual Meeting of Stockholders, must provide advance written notice in accordance with, and comply with all other relevant procedures as set forth in, our Bylaws. We must receive written notice of your intention to introduce a nomination or other mater of business at the 2026 Annual Meeting of Stockholders not later than the close of business on the 90th day prior to the one-year anniversary of the Annual Meeting, or      , 2026, and no earlier than the close of business on the 120th day prior to such one-year anniversary, or     , 2026. Notwithstanding the foregoing, if our 2026 Annual Meeting of Stockholders is first convened more than 30 before or more than 60 days after     , 2026, notice from the stockholder must be received no later than the later of the close of business on the 90th day prior to the scheduled meeting date or the 10th day following the day we first publicly announce the date of the 2026 Annual Meeting of Stockholders. Notices should be addressed to our Secretary at Allurion Technologies, Inc., 11 Huron Drive, Natick, Massachusetts 01760.

Stockholder Solicitation of Proxies under Rule 14a-19

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act. Notices should be addressed to our Secretary at Allurion Technologies, Inc., 11 Huron Drive, Natick, Massachusetts 01760. If a stockholder fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19, such stockholder’s proposed nomination or proposed business shall be deemed to have not been made in compliance with our Bylaws and will be disregarded.

Additional Information

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the requirements outlined above or other applicable requirements. It is suggested that stockholders submit their proposals by certified mail, return receipt requested, or by electronic means that permit such stockholder to verify the date of delivery to us.

Additionally, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the 2026 Annual Meeting of Stockholders to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by us. To be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such written instrument or electronic transmission, or a reliable reproduction, to the presiding officer at the 2026 Annual Meeting of Stockholders.

Expenses and Solicitations

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

In addition, we have engaged Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies for the Annual Meeting. We will pay Innisfree a fee of $20,000 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Householding

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders with such stockholder’s consent, if required. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we will deliver only one set of proxy materials to multiple stockholders who share an address and who have consented to such delivery, if required, unless and until we receive contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.

If you prefer to receive separate copies of the proxy materials, contact Innisfree, our proxy solicitor, toll-free at (877) 800-5192 or collect at (212) 750-5833. Innisfree’s address is 501 Madison Avenue, 20th Floor, New York, New York 10022.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Innisfree at the above phone number or address.

Annual Report on Form 10-K

A copy of our 2024 Annual Report, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of the Record Date without charge upon written request addressed to:

Allurion Technologies, Inc.

Attention: Chief Legal and People Officer

11 Huron Drive

Natick, Massachusetts 01760

A reasonable fee will be charged for copies of exhibits.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also access any document we file with the SEC on our website at investors.allurion.com/financials/sec-filings/default.aspx. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement, and you should not consider that information a part of this Proxy Statement.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date of this Proxy Statement, and the provision of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER, OVER THE INTERNET, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD BY MAIL IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS DESCRIBED IN THIS PROXY STATEMENT. WE ENCOURAGE YOU TO PROMPTLY VOTE YOUR SHARES.

Appendix A

ALLURION TECHNOLOGIES, INC.

AMENDED AND RESTATED

2023 EQUITY INCENTIVE PLAN

GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Allurion Technologies, Inc. 2023 Amended and Restated Equity Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Allurion Technologies, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agreement” means the Securities Purchase and Exchange Agreement, November 11, by and between the Company and RTW Investments, LP.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Fully Diluted Shares” means the sum of (i) the total aggregate number of issued and outstanding shares of Stock, (ii) the number of shares of Stock subject to outstanding Awards granted under the Plan (or Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan prior to restatement), (iii) the number of shares of Stock remaining available under the Plan for the issuance of additional awards, and (iv) the number of shares of Stock issuable upon conversion or exercise of outstanding derivative securities, including any convertible debt securities, convertible preferred stock and warrants issued by the Company.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Prior Plans” means each of the Allurion Technologies, Inc. 2010 Stock Incentive Plan, as amended, the Allurion Technologies, Inc. Amended and Restated 2020 Stock Option and Grant Plan, as amended, and Allurion Technologies, Inc. 2023 Stock Option and Incentive Plan prior to restatement.

“Restatement Effective Date” means     , the date on which the Company’s stockholders approved the Plan, as amended and restated.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or

(iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

Administration of Plan. The Plan shall be administered by the Administrator.

Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

to select the individuals to whom Awards may from time to time be granted;

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

to determine the number of shares of Stock to be covered by any Award;

to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

to accelerate at any time the exercisability or vesting of all or any portion of any Award;

subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options or Stock Appreciation Rights may be exercised; and

at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan as of the Restatement Effective Date shall be 4,161,302 shares (the “Initial Limit”); provided, that upon consummation of the transactions contemplated by the Exchange Agreement, the Initial Limit shall be increased to twenty percent (20%) of the number of Fully Diluted Shares outstanding as of such date (the “Increased Initial Limit”). In addition, on January 1, 2026 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) five percent (5%) of the number of Fully Diluted Shares outstanding as of the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit (or, upon consummation of the transactions contemplated by the Exchange Agreement, the lesser of the Increased Initial Limit or 9,000,000 shares of Stock), cumulatively increased on January 1, 2026 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 3,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan or the Prior Plans that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $350,000, provided, however that such amount shall be $500,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

STOCK OPTIONS

Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Option is otherwise compliant with Section 409A.

Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

In cash, by certified or bank check or other instrument acceptable to the Administrator;

Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

STOCK APPRECIATION RIGHTS

Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value of the Stock on the date of grant (i) pursuant to a transaction described in, and a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant, or (iii) if the Stock Appreciation Right is otherwise compliant with Section 409A of the Code.

Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

RESTRICTED STOCK AWARDS

Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

RESTRICTED STOCK UNITS

Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

DIVIDEND EQUIVALENT RIGHTS

Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

Transferability of Awards

Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

TAX WITHHOLDING

Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Section 409A awards

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

GENERAL PROVISIONS

No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

Clawback. All Awards under the Plan shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or similar policy adopted by the Board or the Administrator and as in effect from time to time; and (ii) applicable law.

EFFECTIVE DATE OF PLAN

This Plan, as amended and restated, shall become effective upon the Restatement Effective Date. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Restatement Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the earlier of approval by the Board or the Company’s stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to conflict of law principles.

Appendix B

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PERPETUAL CONVERTIBLE PREFERRED STOCK

OF

ALLURION TECHNOLOGIES, INC.

The undersigned, Shantanu Gaur, Chief Executive Officer of Allurion Technologies, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify, in accordance with Sections 103 and 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on [•], 2025:

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), authorizes 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), issuable from time to time in one or more series, of which 2,260,159 shares are currently designated;

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional, conversion or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

WHEREAS, the Board desires, pursuant to its authority as aforesaid, to designate a new series of Preferred Stock, set the number of shares constituting such series, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby designates a new series of Preferred Stock, consisting of the number of shares set forth herein, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, and restrictions relating to such series as follows:

ARTICLE I. NUMBER; DESIGNATION; RANK.

Section 1.1 This series of perpetual convertible preferred stock is designated as the “Series B Perpetual Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock is [__________]1 shares, par value $0.0001 per share. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no such decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of such shares then outstanding.

Section 1.2 The Series B Preferred Stock ranks, with respect to the payment of dividends, rights (including as to the distribution of assets) upon liquidation, dissolution, or winding-up of the Company or otherwise senior in preference and priority to the Common Stock and each other class or series of Capital Stock of the Company (collectively with the Common Stock, the “Junior Securities”), except for any class or series of Capital Stock hereafter issued in compliance with the terms hereof and the terms of which expressly provide that it will rank senior to or on parity with the Series B Preferred Stock with respect to the payment of dividends, rights (including as to the distribution of assets) upon liquidation, dissolution, or winding-up of the Company, or otherwise.

[1]	NTD: The number is to be calculated and filled in on the closing date after taking into account accrued interest through the closing date.

ARTICLE II. DIVIDENDS.

Section 2.1 Dividend Accruals. From the Issue Date, dividends (“Preferred Dividends”) shall accrue on a daily basis at the Dividend Rate per annum on the Accrued Value (calculated as of the beginning of the relevant Dividend Period) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares), whether or not declared; provided, however, that such Preferred Dividends shall be payable on each Dividend Payment Date only (i) in cash (except as otherwise expressly provided in this Section 2.1), (ii) when, as, and if declared by the Board and (iii) out of funds legally available therefor. Notwithstanding the foregoing, until the second-year anniversary of the Issue Date, the Company shall pay Preferred Dividends, in lieu of cash, by increase of the Accrued Value (“Accrued Dividends”). Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Dividends paid on the Preferred Shares in an amount less than the total amount of the Preferred Dividends at the time accrued on such shares shall be allocated pro rata on a share-by-share basis among all such Preferred Shares at the time outstanding. The Board may fix a record date for the determination of holders of Preferred Shares entitled to receive payment of a dividend declared thereon, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such payment. On any Dividend Payment Date on which the Company is not legally permitted to pay cash dividends, the Company shall pay Preferred Dividends in the form of Accrued Dividends by increase of the Accrued Value on such Dividend Payment Date. Following an increase in the Accrued Value of the Preferred Shares as a result of Accrued Dividends, the Preferred Dividends shall be calculated on the basis of such increased Accrued Value from and after the date of such increase. Accrued Dividends shall increase the Accrued Value to, but excluding, the date of any conversion of Preferred Shares.

Section 2.2 Dividend Blocker. Except with respect to (i) a dividend on shares of Common Stock payable in the form of shares of Common Stock or (ii) a dividend in the form of rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the holders of Preferred Shares will receive such rights along with any Common Stock received upon conversion of the Preferred Shares), the Company shall not declare, pay or set aside any dividends on Junior Securities if at such time there are any accrued and unpaid Preferred Dividends with respect to completed Dividend Periods.

Section 2.3 Participating Dividends. If the Company declares, makes or pays any dividend or distribution in respect of the Common Stock, other than a dividend or distribution to which Section 5.4(b) or (c) applies (a “Common Dividend”), each Holder shall first receive a dividend (in addition to the dividends provided for by Section 2.1) in respect of each Preferred Share held thereby, in an amount equal to the product of (x) the amount of such Common Dividend paid per share of Common Stock, multiplied by (y) the number of shares of Common Stock (or Reference Property, to the extent applicable) issuable if such Preferred Share had been converted into shares of Common Stock immediately prior to the record date for such Common Dividend(such amount per share of Preferred Stock, the “Participating Dividend”). In calculating the amount of Participating Dividends due to a Holder, the Beneficial Ownership Limitation set forth in Section 5.5 shall be disregarded, except that no Participating Dividend shall be paid or payable to a Holder to the extent such Participating Dividend would result in such Holder owning in excess of the Beneficial Ownership Limitation. Participating Dividends shall be payable to Holders on the record date for such Common Dividend at the same time and in the same manner as the Common Dividend triggering such Participating Dividend is paid.

ARTICLE III. LIQUIDATION PREFERENCE.

Section 3.1 Upon any liquidation, dissolution or winding-up of the Company, the holders of Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Company legally available for distribution to the Company’s stockholders, before any distribution or payment may be made to a holder of any Junior Securities, an amount per share equal to the greater of (i) the Accrued Value as of such determination date and (ii) an amount equal to the amount the Holders of Preferred Shares would have received upon such liquidation, dissolution or winding-up of the Company had all such Holders converted such Preferred Shares into Common Stock (or Reference Property, to the extent applicable) immediately prior thereto (disregarding, for this purpose, the Beneficial Ownership Limitation set forth in Section 5.5) (the “Participating Liquidation Preference,” and such greater amount, the “Liquidation Preference”), and no more.

Section 3.2 If upon any liquidation, dissolution or winding up of the Company, the cash legally available for distribution to the Company’s stockholders is insufficient to pay the Holders the full Liquidation Preference and the holders of all Parity Securities the full cash liquidation preferences to which they are entitled, the Holders and the holders of such Parity Securities will share the cash legally available for distribution to the Company’s stockholders ratably in proportion to the full respective amounts of cash to which they are entitled. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the Holders the full Liquidation Preference and the holders of all Parity Securities the full liquidation preferences to which they are entitled, the Holders and the holders of such Parity Securities will share ratably in any such distribution of the assets of the Company in proportion to the full respective amounts to which they are entitled.

Section 3.3 After payment to the Holders of the full Liquidation Preference to which they are entitled, the Holders as such will have no right or claim to any of the assets of the Company.

Section 3.4 No holder of Junior Securities shall receive any assets upon any liquidation, dissolution or winding-up of the Company unless the entire Liquidation Preference in respect of the Preferred Shares has been paid.

Section 3.5 The amount deemed paid or distributed to the holders of Capital Stock of the Company upon any such liquidation, dissolution or winding up of the Company shall be (i) in the case of cash, the amount of cash paid and (ii) in the case of any other assets, the value of such other assets as determined in good faith by the Board.

ARTICLE IV. VOTING RIGHTS.

Section 4.1 Voting Rights.

(a) The Holders shall be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided in the Certificate of Incorporation (including, for the avoidance of doubt, this Certificate of Designations and any other certificate of designations in respect of a series of Preferred Stock), or by law, the Holders shall vote together with the holders of shares of Common Stock and any other shares of Capital Stock of the Company entitled to vote thereon as a single class. As of any record date or other determination date, on each matter on which Holders are entitled to vote as a single class with the holders of Common Stock and any other shares of Capital Stock of the Company, each Holder shall be entitled to a number of votes equal to the number of votes such Holder would have had if all Preferred Shares held by such Holder on such date had been converted into shares of Common Stock immediately prior thereto (and, for the avoidance of doubt, a Holder shall have no votes with respect to any Preferred Shares held thereby that, as of such record date or other determination date, are not convertible as a result of the Beneficial Ownership Limitation set forth in Section 5.5).

(b) In the event that any Holder would be required to file any Notification and Report Form pursuant to the HSR Act as a result of any increase in the number of shares of Common Stock issuable upon conversion of the Preferred Shares, the voting rights of such Holder pursuant to this Section 4.1 shall not be increased as a result of such events unless and until such Holder and the Company shall have made their respective filings under the HSR Act and the applicable waiting period shall have expired or been terminated in connection with such filings. The Company shall make all required filings and reasonably cooperate with and assist such Holder in connection with the making of such filing and obtaining the expiration or termination of such waiting period.

Section 4.2 Approval Rights. In addition to the voting rights provided for by Section 4.1 and any voting rights to which the Holders may be entitled to under law, for so long as any Preferred Shares are outstanding, the Company may not, directly or indirectly, take any of the following actions (including by means of merger, consolidation or otherwise) without the prior written consent of the Majority Holders:

(a) amend the Company’s Certificate of Incorporation (excluding for this purpose this Certificate of Designations) or the by-laws of the Company (including by means of merger, consolidation, reorganization, recapitalization or otherwise), in each case, in a manner that is disproportionately adverse to the Holders;

(b) amend, repeal, alter or add, delete or otherwise change the terms, powers, rights, preferences or privileges of the Series B Preferred Stock;

(c) create (by reclassification or otherwise) or amend any Senior Securities or Parity Securities;

(d) issue, or authorize for issuance, or designate any shares of Preferred Stock that were not issued and outstanding on the Issue Date (other than the Preferred Shares to be issued to the RTW Investor on the Issue Date) unless such shares of Preferred Stock are Junior Securities;

(e) reduce the number of authorized shares of Common Stock; or

(f) (i) effect any Fundamental Change, (ii) approve, engage in or participate in any transaction that would result in a Fundamental Change or (iii) enter into any agreement for a transaction that would constitute a Fundamental Change.

ARTICLE V. CONVERSION.

Section 5.1 Conversion Privilege.

(a) General. Subject to the provisions of this Article V (including the Beneficial Ownership Limitation set forth in Section 5.5), each Holder shall be entitled to convert, at any time and from time to time, at the option and election of such Holder, any or all outstanding Preferred Shares held by such Holder into such number of shares of Common Stock (or Reference Property, to the extent applicable) as set out in Section 5.2. Notwithstanding anything to the contrary set forth in this Article V, no Preferred Share shall be convertible to the extent that, and only to such extent, that the number of Conversion Shares issuable upon conversion of a Converted Share would result in the aggregate number of issued and outstanding shares of Common Stock exceeding the total number of authorized shares of Common Stock set forth in the Certificate of Incorporation. In the event that there is an insufficient number of authorized shares to permit such conversion, such conversion shall be held in abeyance until there are sufficient authorized shares to permit such conversion, as a result of an amendment of the Certificate of Incorporation, reduction in the number of shares outstanding, or otherwise. Notwithstanding anything to the contrary set forth in this Certificate of Designations, in no event shall the total number of shares of Common Stock issuable upon conversion of the Preferred Shares exceed [•] shares of Common Stock, subject to adjustment for subdivisions or combinations (as set out in section 5.4(b)) to the same extent that all of the shares of Common Stock or Reference Property are adjusted, as set forth in this Certificate of Designations.

(b) Deliveries Required for Holder Conversion. Such conversion right shall be exercised by the surrender of the certificate or certificates for such Preferred Shares to be converted (the “Converted Shares”) to the Company (or a transfer agent on behalf of the Company, as applicable) (or, if the Holder whose shares are to be converted (the “Converting Holder”) alleges that such certificate has or certificates have been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company or such transfer agent to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) at the office of the Company’s transfer agent for the Preferred Stock (or at the principal office of the Company, if the Company serves as its own transfer agent), together with (x) written notice (a “Holder Conversion Notice”) that such Holder elects to convert all or part of the Preferred Shares represented by such certificates as specified therein, which notice shall specify the name or names (with address) in which a certificate or certificates for shares of Common Stock (or Reference Property) to be issued in a conversion (the “Conversion Shares”) are to be issued and a statement setting forth the amount of each class or series of Capital Stock of the Company Beneficially Owned by such Converting Holder, (y) a written instrument or instructions of transfer or other documents and endorsements reasonably acceptable to the transfer agent or the Company, as applicable (if reasonably required by the transfer agent or the Company, as applicable), and (z) funds for any stock transfer, documentary, stamp or similar taxes, if payable by the Holder pursuant to Section 5.3(b).

Section 5.2 Received Upon Conversion.

(a) Conversion Amount. Subject to subsection (b) hereof, upon a conversion of the Preferred Shares in accordance with this Article V, the Converting Holder shall receive in respect of each Converted Share a number of Conversion Shares equal to the amount (the “Conversion Amount”) determined by dividing (i) the Accrued Value by (ii) the Conversion Price in effect at the time of conversion.

(b) Fractional Shares. No fractional shares of Common Stock (or fractional shares in respect of Reference Property, to the extent applicable) will be issued upon conversion of the Preferred Shares. In lieu of fractional shares, the Company shall pay cash in respect of each fractional share equal to such fractional amount multiplied by the Thirty Day VWAP as of the closing of business on the Business Day immediately preceding the Conversion Date. If more than one Preferred Share is being converted at one time by the same Holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Preferred Shares converted by such Holder at such time.

(c) HSR Compliance. Notwithstanding the foregoing, in the event any Holder would be required to file any Notification and Report Form pursuant to the HSR Act as a result of the conversion of any Preferred Shares into the property described above in this Section 5.2, at the option of such Holder upon written notice to the Company, the effectiveness of such conversion shall be delayed (only to the extent necessary to avoid a violation of the HSR Act), until such Holder shall have made such filing under the HSR Act and the applicable waiting period shall have expired or been terminated; provided, however, that in such circumstances such Holder shall use commercially reasonable efforts to make such filing and obtain the expiration or termination of such waiting period as promptly as reasonably practical and the Company shall make all required filings and reasonably cooperate with and assist such Holder in connection with the making of such filing and obtaining the expiration or termination of such waiting period and shall be reimbursed by such Holder for any reasonable and documented out-of-pocket costs incurred by the Company in connection with such filings and cooperation.

Section 5.3 Mechanics of Conversion.

(a) On and after the Conversion Date for a Preferred Share, the Preferred Share so converted shall cease to be outstanding, dividends and distributions on such Preferred Share shall cease to accrue or be due, and all rights in respect of such Preferred Share shall terminate, other than the right to receive, upon compliance with this Article V, the amounts due upon conversion.

(b) The Converting Holder shall pay any documentary, stamp, or similar issue or transfer tax due on the issue of Conversion Shares in the name of any Person other than the Converting Holder or due upon the issuance of a new certificate for any Preferred Shares not converted in the name of any Person other than the Converting Holder.

(c) For the purpose of effecting the conversion of Preferred Shares, the Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock (or Reference Property, to the extent applicable) the full number of shares of Common Stock (or Reference Property, to the extent applicable) deliverable upon the conversion of all outstanding Preferred Shares after taking into account any adjustments to the Conversion Price from time to time pursuant to the terms of this Section 5 and assuming for the purposes of this calculation that all outstanding Preferred Shares are held by one holder.

(d) All shares of Common Stock (or Reference Property, to the extent applicable) issued upon conversion of the Preferred Shares will, upon issuance by the Company, be duly and validly issued, fully paid, and nonassessable.

Section 5.4 Adjustment to Conversion Price and Number of Conversion Shares.

(a) In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price and the number of Conversion Shares issuable on conversion of the Preferred Shares shall be subject to adjustment, without duplication, from time to time as provided in this Section 5.4, except that the Company shall not make any adjustment to the Conversion Price if each Holder participates, at the same time and upon the same terms as all holders of Common Stock and solely as a result of holding Series B Preferred Stock, in any transaction described in this Section 5.4, without having to convert its Series B Preferred Stock, as if each such holder held a number of shares of Common Stock that would be issuable upon conversion of such Series B Preferred Stock (without giving effect to the proposed adjustment).

(b) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, reclassification, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split, reclassification or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.

(c) Stock Dividends or Distributions. If the Company shall issue shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock or if the Company effects a stock split or combination of the Common Stock (other than as set forth in Section 5.4(b)), the Conversion Price shall be adjusted based on the following formula:

CP1	=	CP0	×	OS0
OS1

where,

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date of such share split or share combination, as the case may be; and

OS1 = the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (c) shall become effective immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (c) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared or announced.

(d) Distributions of Rights, Options or Warrants. If the Company shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the provisions of Section 5.4(h) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	OS0 + X
OS0+ Y

where,

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

OS0 = the number of shares of the Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X = the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y = the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

Any decrease made under this clause (d) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause (d), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Company in good faith.

(e) Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Company distributes shares of its Equity Securities, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:

(i) dividends or distributions as to which adjustment is required to be effected pursuant to clause (b) or (c) above;

(ii) rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the holders of Preferred Shares will receive such rights along with any Common Stock received upon conversion of the Preferred Shares;

(iii) dividends or distributions in which Series B Preferred Stock participates on an as-converted basis pursuant to Section 2.3; and

(iv) Spin-Offs described below in this clause (d),

then the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	SP0 – FMV
SP0

where,

CP1 = the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

CP0 = the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board in good faith) of the shares of Equity Securities, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this clause (e) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each holder of Preferred Shares may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Series B Preferred Stock, the amount and kind of the Equity Securities, evidences of the Company’s Indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Securities or other securities of the Company that such holder would have received as if such holder owned a number of shares of Common Stock into which the Preferred Share was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (e) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (e) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Equity Securities of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	MP0
FMV + MP0

where,

CP1 = Conversion Price in effect immediately after the end of the Valuation Period;

CP0 = the Conversion Price in effect immediately prior to the end of the Valuation Period;

FMV = the average of the Last Reported Sale Prices of the Equity Securities or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Equity Securities or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

Any adjustment to the Conversion Price under the preceding paragraph of this clause (e) shall be made immediately after the close of business on the last Trading Day of the Valuation Period. If the Conversion Date for any Preferred Share to be converted occurs on or during the Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Valuation Period.

Notwithstanding the foregoing, if the “FMV” (as defined above) is equal to or greater than the Daily VWAP of the Common Stock over the Valuation Period, in lieu of the foregoing decrease, each holder of Preferred Shares may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Preferred Shares, the amount and kind of Equity Securities or similar equity interest that such holder would have received as if such holder owned a number of shares of Common Stock into which the Series B Preferred Stock was convertible at the Conversion Price in effect on the Ex-Dividend Date for the distribution.

(f) Tender Offer, Exchange Offer. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	SP1 × OS0
AC + ( SP1 × OS1)

where,

CP1 = the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP0 = the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

SP1 = the average of the Last Reported Sales Prices of the Common Stock of over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date;

OS1 = the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

OS0 = the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 5.4(e), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 5.4(f) will be calculated as of the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Preferred Share to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

(g) Adjustment for Reorganization Events. If there shall occur any reclassification, statutory share exchange, reorganization, recapitalization, consolidation or merger involving the Company with or into another Person in which all of the outstanding shares of Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) including a Fundamental Change (without limiting the rights of holders of Series B Preferred Stock or the Company with respect to any Fundamental Change) (a “Reorganization Event”), then, subject to Article III (Liquidation Preference), following any such Reorganization Event, each Preferred Share shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a holder of such Preferred Share would have received in such Reorganization Event had such holder converted its Preferred Shares into the applicable number of shares of

Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5.4(g) set forth with respect to the rights and interest thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this Section 5.4(g) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. Without limiting the Company’s obligations with respect to a Fundamental Change, the Company (or any successor) shall, no less than twenty (20) calendar days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series B Preferred Stock of the expected occurrence of such event and of the kind and amount of the cash, securities or other property that each Preferred Share is expected to be convertible into under this Section 5.4(g). Failure to deliver such notice shall not affect the operation of this Section 5.4(g). The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Company is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

(h) Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Company is in effect upon conversion of the Preferred Shares, the holders of Preferred Shares will receive, in addition to any Common Stock due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Conversion Price will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of Equity Securities, evidences of Indebtedness, securities, assets or property as described in clause (e) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Issuances. Except as stated in this Section 5.4, the Company shall not adjust the Conversion Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.

(j) Adjustment at the Discretion of the Board. The Company shall be permitted to decrease the Conversion Price by any amount for a period of at least twenty (20) Business Days if the Board determines in good faith that such decrease would be in the best interest of the Company. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company also may (but is not required to) decrease the Conversion Price to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Price is decreased pursuant to either of the preceding two sentences, the Company shall deliver to the holders of the Series B Preferred Stock a notice of the decrease at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(k) Adjustment After a Make-Whole Fundamental Change. From and after the time a Make-Whole Fundamental Change occurs, when a Holder elects to convert its Preferred Shares, the number of shares of Common Stock issuable in connection with such conversion shall be [  ]% of the number of shares of Common Stock otherwise provided for in this Certificate of Designations.

(i) subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 5.4 hereof.

(l) Rounding; Par Value; De-minimis Adjustments. All calculations under this Section 5.4 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. If an adjustment to the Conversion Price otherwise required by this Section 5.4 would result in a change of less than one percent (1%) to the Conversion Price, then, notwithstanding anything to the contrary in this Section 5.4, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect (i) when all such deferred adjustments would result in an aggregate change to the Conversion Price of at least one percent (1%), (ii) on the Conversion Date of any Preferred Share, (iii) on the effective date of any Fundamental Change and/or Make-Whole Fundamental Change and (iv) in connection with dividends paid on the Common Stock.

(m) Treatment of Pre-Record Date Adjustments. Notwithstanding this Section 5.4 or any other provision of this Certificate of Designations to the contrary, if a Conversion Price adjustment becomes effective on any Ex-Dividend Date, and a holder that has converted its Series B Preferred Stock on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Price for such Ex-Dividend Date, then, notwithstanding the Conversion Price adjustment provisions in this Section 5.4, the Conversion Price adjustment relating to such Ex-Dividend Date shall not be made for such converting holder. Instead, such holder shall be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(n) Notwithstanding anything to the contrary in this Section 5.4, the Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of Issue Date;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the kind described in Section 5.4(f);

(v) solely for a change in the par value of the Common Stock or to the extent the Conversion Price would be reduced below such par value; or

(vi) for accrued and unpaid Preferred Dividends, if any.

(o) Reference Property. In the case of any recapitalization, reclassification, or change of the Common Stock (other than changes resulting from a subdivision, combination or reclassification described in Section 5.4(b)), or consolidation or merger involving the Company, in each case as a result of which all of the outstanding shares of Common Stock (but not the Series B Preferred Stock) would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any of the foregoing, a “Reference Transaction”), then, at the effective time of the Reference Transaction, the right to convert each Preferred Share will be changed into a right to convert such Preferred Share into the kind and amount of shares of stock, other securities, or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder would have received in respect of the Common Stock issuable upon conversion of such Preferred Share immediately prior to such Reference Transaction (disregarding, for purpose of this determination, the Beneficial Ownership Limitation set forth in Section 5.5); and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of this Certificate of Designation with respect to the rights and interests thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this Certificate of Designations shall thereafter be applicable, as nearly as reasonably may be, in relation to such Reference Property. In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Reference Transaction, the Company shall make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Preferred Shares, treated as a single class, shall be convertible from and after the effective time of the Reference Transaction. Any such election shall be made by the Majority Holders. Any such determination by the Holders shall be subject to any limitations to which all holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in the Reference Transaction, and shall be conducted in such a manner as to be completed at approximately the same time as the time elections are made by holders of Common Stock. The provisions of this Section 5.4(o) and any equivalent thereof in any such securities similarly shall apply to successive Reference Transactions.

(p) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Article V in a manner such that such adjustments are duplicative, only one adjustment (which shall be the adjustment most favorable to the Holders) shall be made.

(q) Notice of Record Date. In the event of:

(i) any event described in Section 5.4(b) or (c);

(ii) any Reference Transaction to which Section 5.4(o) applies; or

(iii) the dissolution, liquidation, or winding-up of the Company,

the Company shall mail to the Holders at their last addresses as shown on the records of the Company, at least twenty (20) days prior to the record date specified in (i) below or twenty (20) days prior to the date specified in (ii) below, as applicable, a notice stating:

(i) the record date for the dividend, other distribution, stock split, or combination or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be entitled to such dividend, other distribution, stock split, or combination; or

(ii) the date on which such reclassification, change, dissolution, liquidation, winding-up, or other event constituting a Reference Transaction is estimated to become effective or otherwise occur, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for Reference Property, other securities or other property deliverable upon such reclassification, change, liquidation, dissolution, winding-up, or Reference Transaction.

(r) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5.4, the Company at its expense shall as promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate, signed by an officer of the Company (in his or her capacity as such and not in an individual capacity), setting forth (A) the calculation of such adjustments and readjustments in reasonable detail, (B) the facts upon which such adjustment or readjustment is based, (C) the Conversion Price then in effect, and (D) the number of shares of Common Stock (or Reference Property, to the extent applicable) and the amount, if any, of Capital Stock, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of a Preferred Share.

Section 5.5 Beneficial Ownership Limitation. No Holder shall have the right to convert any Preferred Share to the extent that, after giving effect to the conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and such other Persons shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which such determination is being made, but shall exclude the number of Conversion Shares which are issuable upon (i) conversion of the remaining, unconverted Preferred Shares beneficially owned by such Holder or any of its Affiliates or such other Persons and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Shares) beneficially owned by such Holder or any of its Affiliates or such other Persons. Except as set forth in the preceding sentence, for purposes of this Section 5.5, beneficial ownership and a determination as to any group status shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. The “Beneficial Ownership Limitation” shall initially be nine and nine-tenths percent (9.9%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Shares held by the applicable Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Shares.

ARTICLE VI. COVENANTS

Section 6.1 Maintenance of Cash Balance. Unless (and only to the extent) waived by the Majority Holders from time to time, the Company shall at all times maintain a minimum aggregate balance of three million ($3,000,000) in unrestricted cash maintained with one or more commercial banks or similar deposit-taking institutions in the United States.

Section 6.2 Marketing Authorization. The Company and its Subsidiaries shall execute, deliver and file any and all agreements, documents or instruments that are necessary or desirable to secure and maintain, and shall obtain, a Marketing Authorization for the Products from the FDA no later than December 31, 2026.

ARTICLE VII. DIRECTOR APPOINTMENTS

Section 7.1 First Director. For so long as RTW or its Affiliates owns the Lower Ownership Threshold, RTW shall have the right to designate an individual to be nominated for election to the Board (the “First Director Designee”) at any annual meeting of stockholders at which such First Director Designee is to be elected; provided that such nomination shall be subject to the recommendation by the Nominating Committee and the approval by the Board (such recommendation and approval not to be unreasonably withheld or delayed); provided, further, that if any First Director Designee ceases to be a director of the Company for any reason, RTW shall have the right to designate a different individual to be nominated for election as the First Director Designee (the nomination of which shall be subject to the procedures immediately preceding this proviso). At each meeting of the stockholders of the Company at which the First Director Designee is to be elected or re-elected, the Board shall nominate the individual designated and approved for nomination as such First Director Designee in accordance with this Section 7.1 for election or re-election, as the case may be, as a director, and shall support the First Director Designee for election or re-election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees. The individual serving as First Director Designee shall serve for a term commencing upon his or her election or appointment and expiring upon the earlier of (i) the time at which

RTW delivers a notice to the Company indicating that it desires to designate a different individual as such First Director Designee, in which case such individual shall cease to be qualified as, and no longer be, a director, and (ii) the time at which RTW or its Affiliates ceases to own the Lower Ownership Threshold, in which case such individual shall cease to be qualified as, and no longer be, a director. The individual serving as First Director Designee shall be eligible to serve as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by the First Director Designee would be inappropriate, as determined in good faith by the Board, and except that only First Director Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required. The First Director Designee shall initially be Nicholas Lewin.

Section 7.2 Second Director. For so long as RTW or its Affiliates owns the Higher Ownership Threshold, RTW shall have the right to designate an additional individual to be nominated for election to the Board (the “Second Director Designee”) at any annual meeting of stockholders at which such Second Director Designee is to be elected; provided that such nomination shall be subject to the recommendation by the Nominating Committee and the approval by the Board (such recommendation and approval not to be unreasonably withheld or delayed); provided, further, that if any Second Director Designee ceases to be a director of the Company for any reason, RTW shall have the right to designate a different individual to be nominated for election as the Second Director Designee (the nomination of which shall be subject to the procedures immediately preceding this proviso). At each meeting of the stockholders of the Company at which the Second Director Designee is to be elected or re-elected, the Board shall nominate the individual designated and approved for nomination as such Second Director Designee in accordance with this Section 7.2 for election or re-election, as the case may be, as a director, and shall support the Second Director Designee for election or re-election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees. The individual serving as Second Director Designee shall serve for a term commencing upon his or her election or appointment and expiring upon the earlier of (i) the time at which RTW delivers a notice to the Company indicating that it desires to designate a different individual as such Second Director Designee, in which case such individual shall cease to be qualified as, and no longer be, a director, and (ii) the time at which RTW or its Affiliates ceases to own the Higher Ownership Threshold, in which case such individual shall cease to be qualified as, and no longer be, a director. The individual serving as Second Director Designee shall be eligible to serve as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by the Second Director Designee would be inappropriate, as determined in good faith by the Board, and except that only Second Director Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required. The Second Director Designee shall initially be R. Jason Richey.

Section 7.3 Breach Event Directors.

(a) If and for so long as (x) a Specified Breach Event (as defined below) is ongoing and (y) RTW or its Affiliates owns the Lower Ownership Threshold, RTW shall have the right to designate to be nominated for election to the Board (in addition to the First Director Designee and the Second Director Designee) two (2) individuals (“Breach Director Designees”); provided that such nomination shall be subject to the recommendation by the Nominating Committee and the approval by the Board (such recommendation and approval not to be unreasonably withheld or delayed); provided, further, that if any Breach Director Designee ceases to be a director of the Company for any reason, RTW shall have the right to designate a different individual to be nominated for election to the Board as such Breach Director Designee (the nomination of which shall be subject to the procedures immediately preceding this proviso). At each meeting of the stockholders of the Company at which a Breach Director Designee is to be elected, the Board shall nominate each individual designated and approved for nomination as a Breach Director Designee in accordance with this Section 7.3 for election or re-election, as the case may be, as a director, and shall support each Breach Director Designee for election or re-election in a manner no less rigorous and favorable than the manner in which the Company supports other nominees. Notwithstanding the foregoing, if the election of either or both of the Breach Director

Designees would result in a majority of the Board then in office being comprised of RTW Designees (the “Majority Condition”), then (1) the number of Breach Director Designees shall be reduced so that all RTW Designees represent less than a majority of the Board (and, if necessary, the Breach Director Designee(s) then in office shall cease to be qualified as, and shall cease to serve as, directors (it being understood that, if there are two (2) Breach Director Designees in office and the disqualification of only one (1) such director is required to comply with the Majority Condition, the disqualification shall occur in the reverse order in which such Breach Director Designees were designated)), (2) the Company will undertake best efforts to increase the size of the Board and/or fill any resulting vacancy or vacancies or newly created directorships as necessary so that both Breach Director Designees can be appointed and RTW Designees will remain less than a majority of the Board and (3) the Dividend Rate shall be increased by two percentage points (2.0%) during such period that at least one (1) Breach Director Designee cannot be elected or is unable to serve as a result of the Majority Condition.

(b) Each Breach Director Designee shall serve for a term expiring upon the earliest of (i) the time at which RTW delivers a notice to the Company indicating that it desires to designate a different individual to the seat of such Breach Director Designee, in which case such individual shall cease to be qualified as, and no longer be, a director, (ii) the time at which RTW or its Affiliates ceases to own the Lower Ownership Threshold, in which case such Breach Director Designees shall cease to be qualified as, and no longer be, a director, and (iii) the time at which the Specified Breach Event giving rise to the designation rights in respect of such Breach Director Designee is no longer ongoing, in which case such individual shall cease to be qualified as, and no longer be, a director.

(c) Each individual serving as Breach Director Designee shall be eligible to serve as a member of any committee of the Board, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by the Breach Director Designee would be inappropriate, as determined in good faith by the Board, and except that only Breach Director Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required.

(d) For purposes of this Section 7.3, the term “Specified Breach Event” means a failure to satisfy either of the covenants in Article 6, which has not been cured.

Section 7.4 Vacancy Appointment. If at any time RTW is entitled to nominate for election any director pursuant to this Article 7 and there is a vacancy in such director position between annual meetings of stockholders, then the Company will use reasonable best efforts to promptly fill such vacancy in accordance with the procedures set forth in this Article 7.

Section 7.5 Other Requirements. Notwithstanding anything to the contrary contained in this Article 7, neither the Company nor the Board shall be under any obligation to nominate or appoint any First Director Designee, Second Director Designee or Breach Director Designee, as applicable, to the Board, or solicit votes for or otherwise support the election or re-election of any such person pursuant to this Article 7, in the event that the Board in good faith determines that such person (i) has been the subject of any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended (for the avoidance of doubt, excluding bankruptcies), involving an act of moral turpitude by such individual, (ii) is subject to any order, decree or judgment of any governmental entity prohibiting service as a director of any public company, or (iii) fails to complete reasonable and customary onboarding documentation, including providing reasonably required information to the Company, in each case, to the extent such requirements are consistent with those applicable to the other members of the Board.

ARTICLE VIII. ADDITIONAL DEFINITIONS

Section 8.1 For purposes of these resolutions, the following terms shall have the following meanings:

“Accrued Value” means, for a Preferred Share, (i) the Initial Stated Value plus (ii) all increases in the Accrued Value resulting from Accrued Dividends as set forth in Section 2.1 plus (iii) the amount of any accrued but unpaid Preferred Dividends existing since the most recent past Dividend Payment Date to but excluding the date of determination.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. Notwithstanding the foregoing, none of the Company, its Subsidiaries or its other controlled Affiliates shall be considered Affiliates of the RTW Investor.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (including, for the avoidance of doubt, by conversion of the Preferred Shares and exercise of warrants). The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares of stock, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Certificate of Designations” means this certificate of designations for the Series B Preferred Stock, as such shall be amended from time to time.

“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of the Company or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Conversion Date,” with respect to any Converted Shares, shall mean the first date on which each of the following has occurred: (i) a conversion has been requested pursuant to Section 5.1, and (ii) the Company or its transfer agent, as applicable, has received, or waived the requirements to provide, the certificates, notice and other documents and amounts required to be delivered or paid under Section 5.3(b).

“Conversion Rate” shall mean the quotient obtained by dividing $1,000 by the Conversion Price.

“Conversion Price” means initially $3.37, as adjusted from time to time as provided in Section 5.

“Daily VWAP”, with respect to any Trading Day, means the volume-weighted average price per share of Common Stock (or per minimum denomination or unit size in the case of any security other than Common Stock) as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Common Stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the Market Value of one share of such Common Stock (or per minimum denomination or unit size in the case of any security other than Common Stock)) on such Trading Day. The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Dividend Payment Date” means [•], [•], [•] and [•] each year beginning [•], 2026; provided that, if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be the immediately succeeding Business Day.2

“Dividend Period” means a period commencing on [•], [•], [•] or [•] (other than the initial Dividend Period, which shall commence on and include the Issue Date) and ending on and including [•], [•], [•] and [•] preceding the next Dividend Payment Date, as applicable.3

“Dividend Rate” means 8.25% per annum, or such higher amount as set forth in Section 7.3(a)(3).

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

“Equity Securities” shall mean, with respect to any Person, (i) shares of capital stock of, or other equity or voting interest in, such Person, (ii) any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iii) options, warrants, rights or other commitments or agreements to acquire from such Person, or that obligates such Person to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, such Person, (iv) obligations of such Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Person and (v) the capital stock of such Person. Unless otherwise specified, “Equity Security” means an Equity Security of the Company.

“Exchange” means The New York Stock Exchange or other principal national securities exchange on which the Common Stock (or Reference Property, to the extent applicable).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Parties” means (x) the RTW Investor and its Affiliates and (y) any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which any Person referred to in clause (x) of this definition is a member.

“Ex-Date” means the first date on which the Common Stock trades on the applicable Exchange or in the applicable market, regular way, without the right to receive the issuance, dividend, or distribution in question

[2]	NTD: To be determined by the parties at the time of closing.
[3]	NTD: To be determined by the parties at the time of closing.

from the Company or, if applicable, from the seller of the Common Stock on such Exchange or market (in the form of due bills or otherwise) as determined by such Exchange or market.

A “Fundamental Change” shall be deemed to have occurred at the time after the Issue Date when any of the following the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) pursuant to which all of the outstanding shares of the Common Stock (i.e. 100% of all Common Stock) would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger, amalgamation or similar event involving the Company pursuant to which all of the outstanding shares of the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), or (C) any sale, lease or other transfer in one transaction or a series of transactions of all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (without consideration of any director’s qualifying shares) (any such share exchange, consolidation, merger, amalgamation or similar event, transaction or series of transactions being referred to in this definition as an “Event”); provided, however, that any such Event described in clause (A) or (B) above where the Persons that “beneficially owned,” directly or indirectly, the Company’s Common Equity immediately prior to such Event “beneficially own”, directly or indirectly, more than 50.0% of the total voting power of all outstanding classes of the Company’s Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such Event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities such holders receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Fundamental Change”; provided, however, that a transaction or event will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of common stock or other corporate Common Equity interests listed (or depositary receipts representing shares of common stock or other corporate Common Equity interests, which depositary receipts are listed) on any Exchange (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reference Transaction whose Reference Property consists of such consideration.

If any transaction in which the Common Stock is replaced by the Common Equity of another entity occurs, following completion of any related Make-Whole Fundamental Change (or, in the case of a transaction that would have been a Make-Whole Fundamental Change but for the proviso immediately following numbered clause (4) to this definition, following the effective date of such transaction), references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

For the purposes of this definition, whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Governmental Entity” shall mean any United States or non-United States federal, state, or local government, or any agency, bureau, board, commission, department, tribunal, or instrumentality thereof or any court, tribunal, or arbitral or judicial body.

“hereof,” “herein,” and “hereunder” and words of similar import refer to this Certificate of Designations as a whole and not merely to any particular clause, provision, section, or subsection.

“Higher Ownership Threshold” means that RTW and its Affiliates, taken as a whole, Beneficially Own securities of the Company or its Subsidiaries (including (i) Series B Preferred Stock, (ii) shares of Common Stock or Preferred Stock other than the Series B Preferred Stock and (iii) convertible notes, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock) at least thirty percent (30%) of the Common Stock; provided, that in making such determination the Beneficial Ownership Limitation set forth in Section 5.5 shall be disregarded and any analogous to limitation contained in other convertible, exercisable or exchangeable securities shall also be disregarded.

“Holders” means the holders of outstanding Preferred Shares as they appear in the records of the Company.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Initial Stated Value” means $1,000 per Preferred Share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

“Issue Date” means the date on which the Series B Preferred Stock is first issued by the Company.

“Lower Ownership Threshold” means that RTW and its Affiliates, taken as a whole, Beneficially Own securities of the Company or its Subsidiaries (including (i) Series B Preferred Stock, (ii) shares of Common Stock or Preferred Stock other than the Series B Preferred Stock and (iii) convertible notes, warrants or other securities convertible into or exercisable or exchangeable for Common Stock or Preferred Stock) at least ten percent (10%) of the Common Stock; provided, that in making such determination the Beneficial Ownership Limitation set forth in Section 5.5 shall be disregarded and any analogous to limitation contained in other convertible, exercisable or exchangeable securities shall also be disregarded.

“Majority Holders” means Holders of Preferred Shares owning of record Preferred Shares representing more than 50% of the Accrued Value of all issued and outstanding Preferred Shares.

“Make-Whole Fundamental Change” means any event that is a Fundamental Change (subject to any exceptions or exclusions to the definition other than the exclusion in the proviso to the definition of “Fundamental Change”).

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock (or Reference Property, to the extent applicable) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the applicable Exchange or otherwise) in the Common Stock (or Reference Property, to the extent applicable) or in any options, contracts, or future contracts relating to the Common Stock (or Reference Property, to the extent applicable), and such suspension or limitation occurs or exists at any time before 4:00 p.m., New York City time, on such day.

“Market Value” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal Exchange on which shares of the Common Stock are then listed. If the Common Stock is not so listed or traded, the Market Value will be an amount reasonably determined by the Board in good faith to be the fair value of the Common Stock.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board or its successor.

“Parity Securities” means any class or series of Preferred Stock or any other Capital Stock of the Company hereafter issued in compliance with the terms hereof and the terms of which expressly provide that it will rank on parity with the Series B Preferred Stock with respect to the payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the Company, or otherwise.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity, or any Governmental Entity, any agency or political subdivisions thereof, or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Preferred Shares” means the shares of Series B Preferred Stock.

“Products” means (a) the gastric balloon for weight loss owned or controlled by the Company or its Subsidiaries and any derivatives, modifications and improvements thereto, (b) a suite of related and complementary digital products, and (c) any and all current and future products, digital solutions, and services developed, imported, manufactured, marketed, offered for sale, promoted, sold, tested or otherwise distributed by the Company or any of its Subsidiaries.

“RTW” means RTW Investments, LP., a Delaware limited partnership, or its successor.

“RTW Designees” means the First Director Designee, the Second Director Designee and the Breach Director Designees, if any.

“RTW Investor” means RTW and its Affiliates.

“Senior Securities” means any class or series of Preferred Stock or any other Capital Stock of the Company hereafter issued in compliance with the terms hereof and the terms of which expressly provide that it will rank senior in preference or priority to the Series B Preferred Stock with respect to the payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the Company, or otherwise.

“Subsidiary” of any Person shall mean any other Person in which such Person, directly or indirectly, owns or has the power to vote or control more than fifty percent (50%) of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person (or, in the case of a partnership, limited liability company or other similar entity, control of the general partnership, managing member or similar interests). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Thirty Day VWAP” means, with respect to a security, the average of the Daily VWAP of such security for each day during a thirty (30) consecutive Trading Day period ending immediately prior to the date of determination. Unless otherwise specified, “Thirty Day VWAP” means the Thirty Day VWAP of the Common Stock.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity and, in the case of the Company). Unless otherwise specified, “Total Current Voting Power” means Total Current Voting Power of the Company.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Common Stock (or Reference Property, to the extent applicable) is not listed, admitted for trading or quoted on an Exchange, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then-standard closing time for regular trading on the relevant Exchange or trading system.

“U.S. Marketing Authorization” means, with respect to a Product, the U.S. Regulatory Approvals required by applicable law to commercially distribute such Product in the United States, including, to the extent required by applicable law for the commercial distribution of such Product, all pricing approvals and government reimbursement approvals.

“U.S. Regulatory Approvals” means, collectively, all regulatory approvals, registrations, certificates, clearances, authorizations, permits and supplements thereto, as well as associated materials (including the product dossier) pursuant to which any Product may be researched, tested, developed, manufactured, marketed, sold and distributed in the United States, issued by the U.S. Food and Drug Administration (or any successor agency or authority thereto) or other appropriate governmental entity with responsibility for the approval of the marketing and sale of medical devices or other regulation of medical devices in the United States.

Section 8.2 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accrued Dividends	2.1
Board	Preamble
Certificate of Incorporation	Recitals
Common Dividend	2.2
Company	Preamble
Conversion Amount	5.3(a)(i)
Conversion Date	5.1(c)
DGCL	Preamble
Junior Securities	1.2(a)
Participating Dividend	2.2
Participating Liquidation Preference	3.1
Preferred Dividend	2.1(a)
Preferred Stock	Recitals
Reference Property	5.4(e)
Reference Transaction	5.4(e)
Series B Preferred Stock	1.1
Stock Price	5.5(c)

ARTICLE IX. MISCELLANEOUS.

Section 9.1 Share Certificates. If any certificates representing Preferred Shares shall be mutilated, lost, stolen, or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the lost, stolen, or destroyed certificate, a new Preferred Share certificate of like tenor and representing an equivalent number of Preferred Shares, but only upon receipt of evidence of such loss, theft, or destruction of such certificate and indemnity by the holder thereof, if requested, reasonably satisfactory to the Company.

Section 9.2 Availability and Reservation of Shares of Common Stock. For the purpose of effecting the conversion of Preferred Shares, the Company shall at all times reserve and keep available, free from any preemptive rights, out of its treasury or authorized but unissued shares of Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Preferred Shares after taking into account any adjustments to the Conversion Price from time to time. If the Company reasonably expects that, on or any time after the tenth (10th) anniversary of the Issue Date, it will not legally be permitted to pay cash dividends and therefore will pay Preferred Dividends in the form of Accrued Dividends in the manner set forth in Section 2.1, then the Company agrees to periodically amend its certificate of incorporation as necessary to ensure that at all times there are sufficient authorized but unissued shares of Common Stock available to allow for the issuances of Conversion Shares with respect to Accrued Dividends.

Section 9.3 Without prejudice to any other remedy at law or in equity any Holder may have as a result of such default, take all actions reasonably required to amend its Certificate of Incorporation, as expeditiously as reasonably practicable, to increase the authorized and available amount of Common Stock (or Reference

Property, to the extent applicable) if at any time such amendment is necessary in order for the Company to be able to satisfy its obligations under Section 5. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock (or Reference Property, to the extent applicable) issuable upon conversion of the Series B Preferred Stock, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or Reference Property, to the extent applicable) upon the conversion of all outstanding Preferred Shares at such adjusted Conversion Price.

Section 9.4 Status of Cancelled Shares. Preferred Shares which have been converted, redeemed, repurchased, or otherwise cancelled shall be automatically retired and resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board as part of a particular series of Preferred Stock.

Section 9.5 Severability. If any right, preference, or limitation of the Series B Preferred Stock set forth in this Certificate of Designations is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences, and limitations set forth in this Certificate of Designations which can be given effect without the invalid, unlawful, or unenforceable right, preference, or limitation shall, nevertheless, remain in full force and effect, and no right, preference, or limitation herein set forth shall be deemed dependent upon any other such right, preference, or limitation unless so expressed herein.

Section 9.6 Headings; Interpretation. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof. When this Certificate of Designations refers to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement, document or decision at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided herein, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

Section 9.7 Notices. All notices or communications in respect of Preferred Stock shall be in writing and shall be deemed delivered (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by facsimile, upon written confirmation of receipt by facsimile. Notwithstanding the foregoing, if Preferred Stock is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the beneficial holders of Preferred Stock in any manner permitted by such facility.

Section 9.8 Other Rights. The shares of Preferred Stock shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

Section 9.9 Waiver. The terms of this Certificate of Designations may be waived upon the written consent of the Majority Holders and the Company.

[Rest of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed by a duly authorized officer of the Company as of __________, 2025.

ALLURION TECHNOLOGIES, INC.
A Delaware corporation

By:
Name:	Shantanu Gaur
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS]

Appendix C

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLURION TECHNOLOGIES, INC.

ALLURION TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Allurion Technologies, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 25, 2023 under the name Allurion Technologies Holdings, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 31, 2024, and has been amended by a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on June 28, 2024 and a Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 31, 2024 (the Amended and Restated Certificate of Incorporation, as so amended, the “Certificate of Incorporation”).

2. This Certificate of Amendment hereby amends Article IV of the Certificate of Incorporation by adding the following paragraphs after the fourth paragraph of Article IV, as follows:

“Effective as of    Eastern time on    , 2025 (the “Effective Time”), each    (    ) shares of Common Stock issued and outstanding (or held in treasury) immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “reverse stock split”). The reverse stock split shall not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the reverse stock split are surrendered for cancellation. Upon the Effective Time, all references to “Common Stock” in this Certificate of Incorporation shall be to the New Common Stock.

The reverse stock split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the reverse stock split will be effectuated on a certificate-by-certificate basis for shares held by registered holders, as applicable. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the reverse stock split unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its current transfer agent, or the holder notifies the Corporation or such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a whole share of New Common Stock in lieu of any fractional share created as a result of such reverse stock split.”

C-1

3. The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of this     day of    , 2025.

ALLURION TECHNOLOGIES, INC.

By:
Name: Shantanu Gaur
Title: Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE w ALLURION TECHNOLOGIES, INC. 11 HURON DRIVE VOTE BY INTERNET NATICK, MA 01760 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ALUR2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81047-P40645 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALLURION TECHNOLOGIES, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors For Withhold Nominees: 1a. Omar Ishrak ! ! 1b. R. Jason Richey ! ! For Against Abstain 5. To approve the issuance of shares of common stock upon the 1c. Douglas Hudson ! ! exercise of certain warrants to purchase common stock in accordance with NYSE Listing Rule 312.03(c). For Against Abstain 6. To approve the issuance of shares of common stock upon the conversion of the Company’s Series B convertible preferred stock, par value $0.0001 per share, in accordance with NYSE Listing Rule 2. To ratify the appointment of Deloitte & Touche LLP as the 312.03(b)(i), 312.03(c) and 312.03(d). Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 7. To approve the issuance of shares of common stock upon the 3. To approve an amendment and restatement of the Allurion exercise of private placement warrants for purposes of complying Technologies, Inc. 2023 Stock Option and Incentive Plan (the “2023 with NYSE Listing Rule 312.03(c). Plan” and as amended and restated, the “Amended and Restated Plan”) to (i) increase the number of shares of common stock, par 8. To approve an amendment to the Company’s Amended and value $0.0001 per share (the “common stock”), of the Company Restated Certificate of Incorporation to combine outstanding authorized for issuance thereunder (with a corresponding increase shares of the Company’s common stock into a lesser number of to the number of shares of common stock that may be issued in outstanding shares, by a ration of not less than 1-for-1.5 and not respect of incentive stock options), (ii) to amend the definition of more than 1-for-20, with the exact ratio to be set within this range “Fully-Diluted Shares Outstanding”, (iii) lower the non-employee by the Board of Directors of the Company in its sole discretion. director compensation limit, and (iv) extend the term of the plan, in each case as described in such Proposal 3. 9. to To approve permit further an adjournment solicitation of and the Annual vote of Meeting, proxies in if necessary, the event that there are insufficient votes in favor of Proposals 3, 4, 5, 6, 7 4. To approve the repricing of certain outstanding stock options that and 8. have been granted under the 2023 Plan. Note: The proxy holders are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any postponements, continuations, or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at www.proxyvote.com. V81048-P40645 Allurion Technologies, Inc. ANNUAL MEETING OF STOCKHOLDERS [ ], 2025 - 12:00 P.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Shantanu Gaur and Brendan Gibbons, or either of them, as proxies, each with the power to appoint such proxy’s substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Allurion Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 P.M. Eastern Time, on [ ], 2025, via live audio webcast at www.virtualshareholdermeeting.com/ALUR2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE